UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[X]           Preliminary proxy statement
[  ]           Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[  ]           Definitive proxy statement
[  ]           Definitive Additional Materials
[  ]           Soliciting Material Under Rule 14a-12

Kansas City Life Insurance Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing proxy statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]          No fee required.
[  ]           Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-	11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
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[  ]           Fee paid previously with preliminary materials.
[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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KANSAS CITY LIFE INSURANCE COMPANY

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To Be Held December 15, 2015

Notice is hereby given that a Special Meeting of Shareholders of Kansas City Life Insurance Company, a Missouri corporation (the "Company"), will be held at the Company's executive offices located at 3520 Broadway, Kansas City, Missouri, 64111 on December 15, 2015, commencing at 10:00 a.m., local time, and thereafter as it may from time to time be adjourned (the "Special Meeting"), for the following purposes:

1.
To consider and vote upon a proposal to approve, subject to final action by our Board of Directors, an amendment to the Company's Articles of Incorporation (the "Articles of Incorporation"), whereby the Company will effect a 1-for-250 reverse stock split (the "Reverse Stock Split") of its common stock, par value $1.25 per share (the "Common Stock" or "Stock"), and as a result of which each shareholder owning of record fewer than 250 shares of Stock before the Reverse Stock Split will have such shares cancelled and converted into the right to receive $52.50 for each such share of Stock in lieu of receiving a fractional post-Reverse Stock Split share of Stock;

2.
To consider and vote upon a proposal to approve, subject to shareholder approval of Proposal 1 above and final action by our Board of Directors, an amendment to the Articles of Incorporation to take effect immediately following the Reverse Stock Split, whereby the Company will effect a 250-for-1 forward stock split (the "Forward Stock Split" and, together with the Reverse Stock Split, the "Reverse/Forward Stock Split") of each one issued and outstanding share of its Common Stock (and including each fractional share of Stock in excess of one share); and

3.	To transact such other business as may properly be brought before the Special Meeting or any adjournment or postponement thereof.

While approval of the first of these proposals to effect the Reverse Stock Split will not be conditioned on the second proposal to effect the Forward Stock Split, the approval of the second proposal will be conditioned on the approval of the first proposal.  The proposals are more fully described in the accompanying proxy statement.  The primary purpose of the Reverse/Forward Stock Split will be to reduce the Company's total number of record holders of its Common Stock to below 300 persons by cashing out any shareholder of record to the extent that such shareholder holds fewer than 250 shares of Common Stock immediately prior to the Reverse Stock Split.  This is expected to allow the Company to terminate the registration of its Stock under the Securities Exchange Act of 1934, as amended.

Please promptly complete, sign, date and return the enclosed proxy card in the accompanying reply envelope to assure that your shares are represented at the Special Meeting.  If you attend the Special Meeting, you may vote in person, if you wish to do so, even if you have returned a proxy.  Only shareholders of record at the close of business on October 30, 2015 are entitled to notice of and to vote at the Special Meeting and at any adjournments or postponements thereof.  A list of shareholders entitled to vote at the Special Meeting will be available for inspection at our offices.  The enclosed proxy is being solicited on behalf of the Board of Directors of the Company.

Thank you for your attention to this important matter.

BY ORDER OF THE BOARD OF DIRECTORS

A. Craig Mason, Jr.
Senior Vice President, General Counsel
and Secretary
November 15, 2015

Important Notice Regarding Internet Availability of Proxy Materials for the Special Meeting on December 15, 2015:
This notice of special meeting and accompanying proxy materials are available to you on the Internet.  We encourage you to review all of the important information contained in the proxy materials before voting.
The Proxy Materials for the Special Meeting, including the proxy statement, are available at http://www.kclife.com/proxy_materials

* * * * * *

Information on our website, other than this proxy statement, is not part of this proxy statement.

KANSAS CITY LIFE INSURANCE COMPANY

PROXY STATEMENT

SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON DECEMBER 15, 2015

INTRODUCTION

This proxy statement is furnished to shareholders of Kansas City Life Insurance Company, a Missouri corporation, in connection with the solicitation by the Board of Directors of the Company of proxies for use at the Special Meeting scheduled to be held on Tuesday, December 15, 2015, commencing at 10:00 a.m., local time, at the Company's executive offices located at 3520 Broadway, Kansas City, Missouri 64111, and at any and all adjournments or postponements thereof.  "We," "our" or "us" in this proxy statement refer to the Company.

Shareholders of the Company are being asked to consider and vote upon the following proposals at the Special Meeting:

1.
A proposal to approve, subject to final action by our Board of Directors, an amendment to the Company's Articles of Incorporation (the "Articles of Incorporation"), whereby the Company will effect a 1-for-250 reverse stock split (the "Reverse Stock Split") of its common stock, par value $1.25 per share (the "Common Stock" or "Stock"), and as a result of which each shareholder owning of record fewer than 250 shares of Stock before the Reverse Stock Split will have such shares cancelled and converted into the right to receive $52.50 for each such share of Stock in lieu of receiving a fractional post-Reverse Stock Split share of Stock.

2.
A proposal to approve, subject to shareholder approval of proposal 1 above and final action by our Board of Directors, an amendment to the Articles of Incorporation to take effect immediately following the Reverse Stock Split, whereby the Company will effect a 250-for-1 forward stock split (the "Forward Stock Split" and, together with the Reverse Stock Split, the "Reverse/Forward Stock Split") of each one issued and outstanding share of its Common Stock (and including each fractional share of Stock in excess of one share).

The proposed amendments to the Articles of Incorporation to accomplish the Reverse/Forward Stock Split are contained in the forms of the Certificates of Amendment attached to this proxy statement as Annex A-1 (for the Reverse Stock Split) and Annex A-2 (for the Forward Stock Split).

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED HEREIN, PASSED UPON THE MERITS OR FAIRNESS OF THE PROPOSED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS DOCUMENT.  ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL AND A CRIMINAL OFFENSE.  NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS DOCUMENT OR RELATED SCHEDULE 13E-3, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US.

The Board has fixed October 30, 2015 as the record date for the Special Meeting.  Shareholders of record as of the record date are entitled to vote at the Special Meeting and any postponements or adjournments thereof.  We cannot complete the Reverse/Forward Stock Split unless at least a majority of the votes eligible to be cast by shareholders at the Special Meeting and at least two-thirds (2/3) of the votes actually cast by shareholders at the Special Meeting, in each case, are cast to approve the amendments to our Articles of Incorporation to effect the Reverse/Forward Stock Split.  On the record date, there were 10,608,834 shares of our Common Stock issued and outstanding.  Each issued and outstanding share of our Common Stock as of the close of business on the record date is entitled to one vote on each matter submitted to a vote at the Special Meeting.  All outstanding shares of our Common Stock as of the close of business on the record date are entitled to be voted on all proposals submitted to a vote at the Special Meeting.  One of our shareholders (who holds a revocable proxy to vote approximately 66.3% of the outstanding shares of our Stock), has indicated he currently intends to vote in favor of the proposed amendments to the Articles of Incorporation to effect the Reverse/Forward Stock Split with respect to all shares for which he holds or shares voting power.

We urge you to read this proxy statement carefully and in its entirety, including the attached Annexes.  The accompanying Notice of Special Meeting of Shareholders, form of proxy, and this proxy statement are first being mailed to shareholders on or about November 15, 2015.

TABLE OF CONTENTS

Page
INTRODUCTION	i
SUMMARY TERM SHEET	1
Information About the Reverse/Forward Stock Split	1
Purposes of and Reasons for the Reverse/Forward Stock Split	2
Effects of the Reverse/Forward Stock Split	2
Fairness of the Reverse/Forward Stock Split	3
Advantages of the Reverse/Forward Stock Split	4
Voting Information	5
Material U.S. Federal Income Tax Consequences of the Reverse/Forward Stock Split	6
Termination of the Reverse/Forward Stock Split	6
QUESTIONS AND ANSWERS ABOUT THE REVERSE/FORWARD STOCK SPLIT AND THE SPECIAL MEETING	6
Why am I receiving these materials?	6
Where and when is the Special Meeting?	6
What am I being asked to vote on at the Special Meeting?	6
What is the Reverse/Forward Stock Split?	7
Will the vote on the Reverse Stock Split and the vote on the Forward Stock Split be separate?	7
How does the Board recommend that I vote on the proposals?	7
What is the purpose of the Reverse/Forward Stock Split?	7
What does the deregistration of our Stock mean?	8
How will the Reverse/Forward Stock Split affect the Company?	8
Is there a condition to our effecting the Reverse/Forward Stock Split?	8
What potential conflicts of interest are posed by the Reverse/Forward Stock Split?	9
What will I receive in the Reverse/Forward Stock Split?	9
What if I hold all of my shares in street name?	9
What happens if I own a total of 250 or more shares of Stock beneficially through multiple brokerage firms in street name, or through a combination of record ownership in my name and one or more brokerage firms in street name?	10
If I own fewer than 250 shares of Stock, is there any way I can continue to be a shareholder of the Company with respect to such shares after the Reverse/Forward Stock Split?	10

Is there anything I can do if I own 250 or more shares of Stock, but would like to take advantage of the opportunity to receive cash for my shares as a result of the Reverse/Forward Stock Split?	10
What will happen if the Reverse/Forward Stock Split is approved by our shareholders?	10
What will happen if the Reverse/Forward Stock Split is not approved?	10
If the Reverse/Forward Stock Split is approved by the shareholders, can the Board of Directors determine not to proceed with the Reverse/Forward Stock Split?	11
What are the material U.S. federal income tax consequences of the Reverse/Forward Stock Split?	11
If I am the holder of record of 250 shares or more of Stock, will I need to send in the stock certificates for my shares?	11
Should I send in my stock certificates now?	11
What is the total cost of the Reverse/Forward Stock Split to the Company?	12
Am I entitled to appraisal rights in connection with the Reverse/Forward Stock Split?	12
Who is entitled to vote at the Special Meeting?	12
How many shares were outstanding on the record date?	12
How do I submit my vote?	12
What does it mean if I receive more than one proxy card?	13
Can I change my proxy vote or revoke my proxy?	13
What is a "quorum" for purposes of the Special Meeting?	13
How are votes counted?	13
What vote is required to approve the proposals?	14
How are broker non-votes counted?	14
Are there any other matters that will be considered at the Special Meeting?	14
SPECIAL FACTORS	14
Purposes of and Reasons for the Reverse/Forward Stock Split	16
Background of the Reverse/Forward Stock Split	19
Fairness of the Reverse/Forward Stock Split	23
Recommendation of the Board of Directors	23
Alternatives Considered	24
Effects of the Reverse/Forward Stock Split	28
Opinion of Duff & Phelps	33
Conduct of Our Business after the Reverse/Forward Stock Split	34
Material U.S. Federal Income Tax Consequences of the Reverse/Forward Stock Split	37
Potential Conflicts of Interests of Officers, Directors and Certain Affiliated Persons	37
Sources of Funds and Expenses	38
Shareholder Approval	38
Effective Date	39
Termination of the Reverse/Forward Stock Split	39
Process for Payment for Fractional Shares	41
No Appraisal or Dissenters' Rights	41
Escheat Laws	41
Regulatory Approvals	41
Litigation

PROPOSAL NO. 1 -- APPROVAL OF AMENDMENT TO THE ARTICLES OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT OF THE COMPANY'S OUTSTANDING SHARES	41
What am I voting on?	41
What are the purposes and effects of the proposed amendment?	42
How does our Board of Directors recommend that I vote?	42
PROPOSAL NO. 2 -- APPROVAL OF AMENDMENT TO THE ARTICLES OF INCORPORATION TO EFFECT THE FORWARD STOCK SPLIT OF THE COMPANY'S OUTSTANDING SHARES IMMEDIATELY FOLLOWING THE REVERSE STOCK SPLIT OF THE COMPANY'S OUTSTANDING SHARES	42
What am I voting on?	42
What are the purposes and effects of the proposed amendment?	42
How does our Board of Directors recommend that I vote?	43
INFORMATION ABOUT THE COMPANY	43
Name and Address	43
Market Price of Common Stock; Dividends	43
Shareholders	44
Prior Public Offerings	44
Stock Purchases	53
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	58
Transactions between the Company and Executive Officers and Directors of the Company	58
FINANCIAL INFORMATION	58
Summary Historical Financial Information	60
WHERE YOU CAN FIND MORE INFORMATION	61
PROXY MATERIALS DELIVERED TO A SHARED ADDRESS	61
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	61
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	61
OTHER BUSINESS	63
ANNEX A-1 (Certificate of Amendment – Reverse Stock Split)	64
ANNEX A-2 (Certificate of Amendment – Forward Stock Split)	65
ANNEX B (Fairness Opinion)

v

SUMMARY TERM SHEET

The following summary term sheet, together with the Questions and Answers section that follows, highlights certain information about the proposed Reverse/Forward Stock Split and other matters, but may not contain all of the information that is important to you.  For a more complete description of the Reverse/Forward Stock Split, we urge you to carefully read this proxy statement and all of its Annexes before you vote.  For your convenience, we have directed your attention to the location in this proxy statement where you can find a more complete discussion of the items listed below.

Information About the Reverse/Forward Stock Split

●
The Board of Directors, after consideration of numerous factors including the recommendation of a committee of disinterested directors of the Board (the "Independent Valuation Committee") as to the price to be paid for each share of Stock to be cashed out, has authorized amendments to the Company's Articles of Incorporation that would effect a 1-for-250 Reverse Stock Split (as defined herein) of our Common Stock, followed immediately by a 250-for-1 Forward Stock Split (as defined herein) of each one issued and outstanding share of our Common Stock (and including each fractional share of Stock in excess of one share).

●
The Reverse/Forward Stock Split is intended to take effect, subject to shareholder approval and subsequent final action by our Board of Directors, on the date the Company files Certificates of Amendment to our Articles of Incorporation with the Secretary of State of the State of Missouri, or on any later date that the Company may specify in such Certificates of Amendment, the forms of which are attached hereto as Annex A-1 and Annex A-2.  Our Board of Directors has retained the authority to determine whether and when to file the Certificates of Amendment to our Articles of Incorporation to effect the Reverse/Forward Stock Split, notwithstanding the authorization of the Reverse/Forward Stock Split by our shareholders.  We anticipate that the effective date of the Reverse/Forward Stock Split will occur soon after the Special Meeting, subject to shareholder approval and final action by the Board of Directors, and presently anticipate that the Reverse/Forward Stock Split would become effective on December 16, 2015.

●
As a result of the Reverse/Forward Stock Split, each holder of record of fewer than 250 shares of our Common Stock immediately before the effective time of the Reverse Stock Split will have such shares cancelled and converted into the right to receive $52.50 for each such share of Stock, without interest, in lieu of receiving a fractional post-Reverse Stock Split share of Stock, and such holder will no longer be a shareholder of the Company with respect to such shares of Stock.  The cash payment will remain at $52.50 regardless of the prices at which our Stock may trade prior to the effectiveness of the Reverse Stock Split.  We intend that Stock held in street name, through a broker, bank or other nominee, will be treated in the same manner as Stock that is held of record.

●
Following the effective date of the Reverse Stock Split, transmittal materials will be sent to those shareholders entitled to a cash payment that will describe how to turn in their stock certificates and receive the cash payment.  Shareholders should not turn in their stock certificates at this time.

●
Any shareholder who is the holder of record of 250 shares or more of our Stock immediately prior to the effective time of the Reverse Stock Split will not receive any cash payment with respect to shares of Stock in connection with the Reverse Stock Split.  Assuming that both the Reverse Stock Split and the Forward Stock Split are approved by shareholders at the Special Meeting, the number of shares of Stock held by such shareholder will not change as a result of the Reverse/Forward Stock Split.  Such shareholder will not need to exchange or return any existing stock certificates representing shares of Stock, which certificates will continue to evidence ownership of the same number of shares of Stock as are set forth on the face of the certificates immediately prior to the Reverse/Forward Stock Split.  However, if the Reverse Stock Split is approved by shareholders at the Special Meeting but the Forward Stock Split is not approved by shareholders at the Special Meeting, the number of shares of Stock held by such shareholder will be reduced in accordance with the 1-for-250 Reverse Stock Split ratio and may include a fractional share to the extent required by that ratio.  Transmittal materials will be sent to such shareholder that will describe how to surrender any existing stock certificates representing shares of Stock in exchange for certificates representing the appropriate number of post-Reverse Stock Split shares.  Shareholders should not turn in their stock certificates at this time.

See "Special Factors – Purposes of and Reasons for the Reverse/Forward Stock Split" beginning on page 14, "Special Factors – Effects of the Reverse/Forward Stock Split" beginning on page 24, "Special Factors – Effective Date" beginning on page 38 and "Special Factors – Process for Payment for Fractional Shares" beginning on page 39.

Purposes of and Reasons for the Reverse/Forward Stock Split

●
The Board of Directors has decided that the costs of being a Securities and Exchange Commission ("SEC") reporting company outweigh the benefits and, thus, it is no longer in the best interests of the Company or of our shareholders, including our unaffiliated shareholders, for us to remain an SEC reporting company.  The Reverse/Forward Stock Split will enable us to terminate the registration of our Stock under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), if, after the Reverse Stock Split, there are fewer than 300 record holders of our Stock and we make the necessary filings with the SEC.  Our reasons for proposing the Reverse/Forward Stock Split include the following:

o
Annual cost savings we expect to realize as a result of the termination of the registration of our Stock under the Exchange Act, including ongoing expenses for compliance with the Sarbanes-Oxley Act of 2002, as amended (the "Sarbanes-Oxley Act"), and other accounting, legal, printing and other miscellaneous costs associated with being a public reporting company, which we estimate will be approximately $850,000 per year, which does not include estimated executive and administrative time incurred in complying with public company requirements.

o
The absence of many of the benefits to the Company and its shareholders that are associated with being a public reporting company, particularly as reflected by the limited public trading volume and liquidity of our Stock.

o	The ability of our management to focus on long-term growth without an undue emphasis on short-term financial results that is often expected of public reporting companies.

o
The ability of shareholders holding fewer than 250 shares of our Stock to liquidate their shares of Stock and receive a price for such shares that we believe is fair (for the reasons set forth below under "Special Factors – Fairness of the Reverse/Forward Stock Split – Substantive Fairness" beginning on page 19), without incurring brokerage commissions.

See "Special Factors – Purposes of and Reasons for the Reverse/Forward Stock Split" beginning on page 14.

Effects of the Reverse/Forward Stock Split

●	As a result of the Reverse/Forward Stock Split:

o
We anticipate that the number of shareholders of record of our Stock will be reduced below 300, which will allow us to terminate the registration of our Stock under the Exchange Act.  Effective on and following the termination of the registration of our Stock under the Exchange Act, we will no longer be subject to any reporting requirements under the Exchange Act or the rules of the SEC applicable to SEC reporting companies and will be able to eliminate expenses related to the disclosure, reporting and compliance requirements of the Sarbanes-Oxley Act.

o
Each share of our Stock held by a shareholder of record owning fewer than 250 shares of Stock immediately prior to the effective time of the Reverse Stock Split will be converted into the right to receive $52.50 in cash (subject to any applicable U.S. federal, state and local withholding tax) per pre-Reverse Stock Split share of Stock, without interest.  We estimate (based upon our share ownership information as of July 23, 2015) that this will result in the retirement of approximately 196,500 shares of our Common Stock.

o
The number of shares of our Stock held by a shareholder who is the holder of record of 250 shares or more of our Stock immediately prior to the effective time of the Reverse/Forward Stock Split will not change.

o
Shareholders who hold their shares of our Stock in street name, through a broker, bank or other nominee, will be treated in accordance with the procedures of their nominee, but we intend that Stock held in street name will be treated in the same manner as Stock that is held of record.

o
Our continuing shareholders may have access to less information about us and our business, operations and financial performance than is presently made available since we will no longer be obligated to file periodic and other filings with the SEC.

o
Our Stock no longer will be quoted in the NASDAQ Capital Market.  The Board of Directors anticipates that trades in our Stock may be made through the Over the Counter QX market, but there may be less liquidity for our Stock than presently is available in the NASDAQ Capital Market.

o
Our executive officers and directors, as well as persons owning 10% or more of our outstanding Stock, will no longer be subject to the reporting requirements of Section 16 of the Exchange Act or be subject to the prohibitions against retaining short-swing profits from the sale of shares of our Stock.

o	Persons acquiring more than 5% of our Stock will no longer be required to report their beneficial ownership under the Exchange Act.

●
Upon the effectiveness of the Reverse/Forward Stock Split and as a result of the estimated retirement of approximately 196,500 shares of our Common Stock in connection with the Reverse/Forward Stock Split, we estimate that (a) the percentage of the total outstanding shares of our Stock held by our current executive officers and directors will increase from approximately 63.0% to approximately 64.1%, and (b) the percentage of the total outstanding shares of our Stock subject to a revocable proxy granted by members of a family voting group (including some shares held by held by our current executive officers and directors) will increase from approximately 66.3% to approximately 67.6%, in each case, based upon our share ownership information as of July 23, 2015.

See "Special Factors – Effects of the Reverse/Forward Stock Split" beginning on page 24, "Special Factors – Alternatives Considered" beginning on page 23, "Special Factors – Fairness of the Reverse/Forward Stock Split" beginning on page 19 and "Special Factors – Potential Conflicts of Interests of Officers, Directors and Certain Affiliated Persons" beginning on page 37.

Fairness of the Reverse/Forward Stock Split

●
The Board of Directors considered and reviewed the terms, purposes and effects of, and alternatives to, the Reverse/Forward Stock Split.  Based on its review and upon the recommendation of the Independent Valuation Committee as to the price to be paid for each share of Stock to be cashed out, the Board of Directors determined that the Reverse/Forward Stock Split is procedurally and substantively fair to the unaffiliated holders of our Common Stock, including the unaffiliated shareholders who will receive cash consideration in the Reverse/Forward Stock Split and unaffiliated shareholders who will continue as our shareholders subsequent to the consummation of the Reverse/Forward Stock Split.

●	The Board of Directors considered a number of factors in reaching its determinations, including:

o
the fairness opinion of Duff & Phelps, LLC ("Duff & Phelps"), the independent financial advisor retained by the Independent Valuation Committee, in which Duff & Phelps evaluated the fairness, from a financial point of view, the per-share consideration to be paid by the Company in connection with the proposed Reverse/Forward Stock Split, which evaluation of fairness was considered in respect of (i) the cashed-out shareholders, (ii) the Company (including its continuing shareholders), and (iii) the shareholders of the Company (other than R. Philip Bixby, Walter E. Bixby, Nancy Bixby Hudson and their respective affiliates) who will remain shareholders after the proposed transaction (without giving effect to any impact of the proposed transaction on any particular shareholder other than in the capacity as a shareholder);

o	the reported market price of the Common Stock was between $43.29 and $49.82 per share during the year ended July 22, 2015;

o	the recommendation of the Independent Valuation Committee as to the $52.50 price to be paid in the Reverse/Forward Stock Split;

o	the fact that at the 1-for-250 ratio, the Board did not view the Reverse/Forward Stock Split as significantly impacting control of the Company;

o
anticipated savings we expect to realize as a result of the termination of the registration of our Stock under the Exchange Act, including ongoing expenses for compliance with the Sarbanes-Oxley Act, and other accounting, legal, printing and other miscellaneous costs associated with being a public reporting company, which we estimate will be approximately $850,000 per year, and which does not include estimated executive and administrative time incurred in complying with public company requirements;

o
the limited trading volume and liquidity of our Stock, and the opportunity the Reverse/Forward Stock Split affords shareholders owning fewer than 250 shares of our Stock to obtain cash for their shares in a relatively limited trading market and at a price that we believe is fair (for the reasons set forth below under "Special Factors – Fairness of the Reverse/Forward Stock Split – Substantive Fairness" beginning on page 19), without incurring brokerage commissions;

o
our executive officers and directors, which we refer to in this proxy statement as our "affiliates", will be treated no differently than shareholders who are not executive officers or directors, which we refer to in this proxy statement as our "unaffiliated shareholders", including unaffiliated cashed-out shareholders and unaffiliated continuing shareholders.  The sole determining factor as to whether a shareholder will be a continuing shareholder after the Reverse/Forward Stock Split is the number of shares of our Stock that he or she owns at the effective time of the Reverse Stock Split; and

o
shareholders that desire to retain their equity interest in the Company after the Reverse/Forward Stock Split may increase the number of shares of Stock they hold to 250 shares or more prior to the effective time of the Reverse Stock Split, thereby avoiding being cashed-out; however, given the historically limited liquidity in our Stock, there can be no assurance that any shares will be available for purchase and thus there can be no assurance that a shareholder will be able to acquire sufficient shares to meet or exceed the required 250 shares prior to the effective time of the Reverse Stock Split.

See "Special Factors – Fairness of the Reverse/Forward Stock Split" beginning on page 19 and "Special Factors – Opinion of Duff & Phelps, LLC" beginning on page 28.

Advantages of the Reverse/Forward Stock Split

There are several advantages associated with the Reverse/Forward Stock Split, including the following:

●	We expect to realize annual cost savings as a result of the termination of the registration of our Stock under the Exchange Act, as described above.

●	Our management will be able to focus on long-term growth without undue emphasis on short-term financial results that is often expected of SEC reporting companies.

●
Shareholders owning fewer than 250 shares of our Stock will have the opportunity to obtain cash for their shares of Stock at a price that we believe is fair (for the reasons set forth below under "Special Factors – Fairness of the Reverse/Forward Stock Split – Substantive Fairness" beginning on page 19), without incurring brokerage commissions.

See "Special Factors – Purposes of and Reasons for the Reverse/Forward Stock Split" beginning on page 14 and "Special Factors – Fairness of the Reverse/Forward Stock Split" beginning on page 19.

Disadvantages of the Reverse/Forward Stock Split

If the Reverse/Forward Stock Split occurs, there will be certain disadvantages to shareholders, including the following:

●	Shareholders owning fewer than 250 shares of our Stock will no longer have any ownership interest in the Company and will no longer participate in any future earnings and growth.

●
We will cease to file annual, quarterly, current, and other reports and documents with the SEC, and shareholders will cease to receive annual reports and proxy statements as required under the Exchange Act.  We will not be providing periodic reports in the format currently required of us under the provisions of the Exchange Act and, as a result, continuing shareholders may have access to less information about us and our business, operations and financial performance than is presently made available.

●	We will no longer be subject to the provisions of the Sarbanes-Oxley Act or the liability provisions of the Exchange Act (other than the general anti-fraud provisions thereof).

●
We anticipate that our Stock no longer will be quoted in the NASDAQ Capital Market, but that trades in our Stock may be made through the Over the Counter QX market.  We cannot guarantee that quotations for our Stock will be regularly available.  In addition, because of the limited liquidity of our Stock, the suspension of our obligation to publicly disclose financial and other information following the Reverse/Forward Stock Split, and the deregistration of our Stock under the Exchange Act, continuing shareholders may potentially experience a decrease in the value of their shares of our Stock.

●
Our executive officers and directors, and persons owning 10% or more of our outstanding Stock, will no longer be required to file reports relating to their transactions in our Stock with the SEC and will no longer be subject to the recovery of short-swing profits provisions of the Exchange Act.  In addition, persons acquiring more than 5% of our Stock will no longer be required to report their beneficial ownership under the Exchange Act.

●
We estimate that the cost of payment to the holders of fewer than 250 shares of our Stock, professional fees and other expenses of the Reverse/Forward Stock Split will total approximately $10,953,000, which we anticipate would be paid from cash on hand.  As a result, immediately after the Reverse/Forward Stock Split the amount of our cash on hand will be reduced by an amount equal to the costs incurred in the Reverse/Forward Stock Split.

●
We will be able to terminate the registration of our Stock under the Exchange Act and thereafter we will not be filing the periodic reports and proxy statements required under the Exchange Act.  As a result, it may be more difficult for us to raise equity capital from public or private sources.

●	Our decision to deregister our Stock and cease reporting with the SEC could impair our image with customers, agents, suppliers and other constituents.

●	Under Missouri law, our Articles of Incorporation and our bylaws, no appraisal or dissenters' rights are available to our shareholders who dissent from the Reverse/Forward Stock Split.

Our Board of Directors believes that the benefits of the Reverse/Forward Stock Split to the Company outweigh the disadvantages.  See "Special Factors – Purposes of and Reasons for the Reverse/Forward Stock Split" beginning on page 14, "Special Factors – Fairness of the Reverse/Forward Stock Split" beginning on page 19 and "Special Factors – No Appraisal or Dissenters' Rights" beginning on page 41.

Voting Information

●
A majority of the shares of our Common Stock entitled to vote at the Special Meeting must be present or represented by proxy in order to constitute a quorum for the purpose of approving the amendments to our Articles of Incorporation to effect the Reverse/Forward Stock Split.

●
Once a quorum has been established, approval of each of the proposals to amend our Articles of Incorporation to effect the Reverse/Forward Stock Split will require the affirmative vote of at least a majority of the votes eligible to be cast by shareholders at the Special Meeting on the particular proposal and at least two-thirds (2/3) of the votes actually cast by shareholders at the Special Meeting on the particular proposal.  In particular:

o
For approval of the proposed amendment to our Articles of Incorporation to effect the Reverse Stock Split, at least a majority of the votes eligible to be cast by shareholders at the Special Meeting and at least two-thirds (2/3) of the votes actually cast by shareholders at the Special Meeting, in each case, will need to be cast "FOR" approval of that amendment; and

o
For approval of the proposed amendment to our Articles of Incorporation to effect the Forward Stock Split, at least a majority of the votes eligible to be cast by shareholders at the Special Meeting and at least two-thirds (2/3) of the votes actually cast by shareholders at the Special Meeting, in each case, will need to be cast "FOR" approval of that amendment.  While approval of the proposed amendment to our Articles of Incorporation to effect the Reverse Stock Split will not be conditioned on approval of the proposed amendment to our Articles of Incorporation to effect the Forward Stock Split, approval of the latter proposal (relating to the Forward Stock Split) will be conditioned on approval of the former proposal (relating to the Reverse Stock Split).

●
Our directors and executive officers, as well as Mr. Lee M. Vogel (who holds a revocable proxy to vote all shares held by members of a family voting group), have indicated that they intend to vote the shares of our Stock for which they have or share voting power and which are outstanding on the record date and eligible to vote at the Special Meeting (believed to be 7,079,499 shares or approximately 66.7% of our outstanding Stock eligible to vote at the Special Meeting) "FOR" each of the proposed amendments to our Articles of Incorporation to effect the Reverse/Forward Stock Split.

See "Special Factors – Shareholder Approval" beginning on page 38.

Material U.S. Federal Income Tax Consequences of the Reverse/Forward Stock Split

●
The receipt of cash in the Reverse/Forward Stock Split by a holder of fewer than 250 shares of our Stock generally will be taxable for U.S. federal income tax purposes.  In general, any continuing shareholder who does not receive cash in the Reverse/Forward Stock Split should not recognize any gain or loss with respect to the Reverse/Forward Stock Split for U.S. federal income tax purposes.  You are urged to consult with your own tax advisor regarding the tax consequences of the Reverse/Forward Stock Split in light of your own particular circumstances.

See "Special Factors – Material U.S. Federal Income Tax Consequences of the Reverse/Forward Stock Split" beginning on page 34.

Termination of the Reverse/Forward Stock Split

●
The Board of Directors has reserved the right to abandon the Reverse/Forward Stock Split if it believes the Reverse/Forward Stock Split is no longer in our best interests, and the Board of Directors has retained authority, in its discretion, to withdraw the Reverse/Forward Stock Split from the agenda of the Special Meeting prior to any vote.  In addition, even if the Reverse/Forward Stock Split is approved by shareholders at the Special Meeting, the Board of Directors may determine not to implement the Reverse/Forward Stock Split if it subsequently determines that the Reverse/Forward Stock Split is not in our best interests.

See "Special Factors – Termination of the Reverse/Forward Stock Split" beginning on page 39.

QUESTIONS AND ANSWERS ABOUT THE REVERSE/FORWARD STOCK SPLIT AND THE SPECIAL MEETING

The following questions and answers are intended to briefly address potential questions regarding the Reverse/Forward Stock Split and the Special Meeting.  These questions and answers may not address all questions that may be important to you as a shareholder.  Please refer to the more detailed information contained elsewhere in this proxy statement, the Annexes to this proxy statement and any information and documents referred to or incorporated by reference in this proxy statement.

Why am I receiving these materials?

The Board of Directors of the Company is providing these materials to you in connection with a Special Meeting of our shareholders on December 15, 2015.  The information included in this proxy statement relates to the proposals to be voted on at the Special Meeting, the voting process, and certain other required information.  This proxy statement, the notice of special meeting of shareholders and the accompanying proxy were first sent or given to our shareholders on or about November 15, 2015.  As a shareholder of our Company, you are entitled and encouraged to vote on the items of business described in these proxy materials.  Your vote is very important.  For this reason, our Board is requesting that you allow your shares to be represented at the Special Meeting by the persons named as proxies on the enclosed proxy.

Where and when is the Special Meeting?

The Special Meeting will be held on Tuesday, December 15, 2015, commencing at 10:00 a.m., local time, at the Company's executive offices located at 3520 Broadway, Kansas City, Missouri 64111.  You may obtain directions to the location of the Special Meeting by calling us at (816) 753-7000.  You do not have to attend the Special Meeting to be able to vote.

What am I being asked to vote on at the Special Meeting?

Our shareholders will consider and vote upon the proposals to amend our Articles of Incorporation to effect the Reverse/Forward Stock Split, including:

●	the proposed amendment to our Articles of Incorporation to effect the Reverse Stock Split; and

●	the proposed amendment to our Articles of Incorporation to effect the Forward Stock Split.

The proposed amendments to the Articles of Incorporation to accomplish the Reverse/Forward Stock Split are contained in the forms of the Certificates of Amendment attached to this proxy statement as Annex A-1 (for the Reverse Stock Split) and Annex A-2 (for the Forward Stock Split).

What is the Reverse/Forward Stock Split?

The Reverse/Forward Stock Split is comprised of a reverse stock split (which we refer to in this proxy statement as the "Reverse Stock Split") and a forward stock split (which we refer to in this proxy statement as the "Forward Stock Split"), with the Forward Stock Split following immediately after the Reverse Stock Split.  In the Reverse Stock Split, each 250 shares of our Common Stock registered in the name of a shareholder immediately prior to the effective time of the Reverse Stock Split will be converted into one share of Common Stock.  In the Forward Stock Split, each one share of our Common Stock (and including each fractional share of Common Stock in excess of one share) outstanding after the consummation of the Reverse Stock Split will be converted into 250 shares of Common Stock.

As a result of the Reverse/Forward Stock Split, shareholders of record holding fewer than 250 shares of our Stock prior to the Reverse Stock Split will cease to own such shares but will be eligible to receive a cash payment of $52.50 (subject to any applicable U.S. federal, state and local withholding tax) for each such pre-Reverse Stock Split share of Stock, without interest.  Any shareholder who is the holder of record of 250 shares or more of our Stock immediately prior to the effective time of the Reverse Stock Split will not receive any cash payment with respect to such shares of Stock in connection with the Reverse Stock Split.  Assuming that both the Reverse Stock Split and the Forward Stock Split are approved by shareholders at the Special Meeting, the number of shares of Stock held by such shareholder will not change as a result of the Reverse/Forward Stock Split.  However, if the Reverse Stock Split is approved by shareholders at the Special Meeting but the Forward Stock Split is not approved by shareholders at the Special Meeting, the number of shares of Stock held by such shareholder will be reduced in accordance with the 1-for-250 Reverse Stock Split ratio and may include a fractional share to the extent required by that ratio.  See "Special Factors – Purposes of and Reasons for the Reverse/Forward Stock Split" beginning on page 14 and "Special Factors – Effects of the Reverse/Forward Stock Split" beginning on page 24.

Will the vote on the Reverse Stock Split and the vote on the Forward Stock Split be separate?

Yes.  Although references to the Reverse/Forward Stock Split include both the Reverse Stock Split of the issued and outstanding shares of our Stock and the Forward Stock Split of the issued and outstanding shares of our Stock immediately following the Reverse Stock Split, each of these matters will be voted upon as separate proposals by shareholders at the Special Meeting.  While shareholders may cast their votes separately on each of the proposals, approval of the proposal for the Forward Stock Split will be conditioned upon approval of the proposal for the Reverse Stock Split.  Approval of the proposal to effect the Reverse Stock Split will not be conditioned on approval of the proposal to effect the Forward Stock Split.  See "Proposal No. 1" beginning on page 41 and Proposal No. 2" beginning on page 42.

How does the Board recommend that I vote on the proposals?

The Board recommends that you vote "FOR" each of the proposals to amend the Articles of Incorporation to effect the Reverse/Forward Stock Split.  That is, the Board recommends that you vote:

●	"FOR" the proposed amendment to the Articles of Incorporation to effect the Reverse Stock Split of our Stock (see "Proposal No. 1" beginning on page 41); and

●	"FOR" the proposed amendment to the Articles of Incorporation to effect the Forward Stock Split of our Stock immediately following the Reverse Stock Split (see "Proposal No. 2" beginning on page 42).

What is the purpose of the Reverse/Forward Stock Split?

The Board of Directors has decided that the costs of being an SEC reporting company outweigh the benefits and, thus, it is no longer in the best interests of the Company or of our shareholders, including our unaffiliated shareholders, for us to remain an SEC reporting company.  The Board anticipates that the Reverse/Forward Stock Split will enable us to terminate the registration of our Stock under the Exchange Act if, after the Reverse Stock Split, there are fewer than 300 record holders of our Stock and we make the necessary filings with the SEC.

Our reasons for proposing the Reverse/Forward Stock Split include:

●
Annual cost savings we expect to realize as a result of the termination of the registration of our Stock under the Exchange Act, including ongoing expenses for compliance with the Sarbanes-Oxley Act, and other accounting, legal, printing and other miscellaneous costs associated with being a public reporting company, which we estimate will be approximately $850,000 per year, which does not include estimated executive and administrative time incurred in complying with public company requirements.

●
The absence of many of the benefits to the Company and its shareholders that are associated with being a public reporting company, particularly as reflected by the limited public trading volume and liquidity of our Stock.

●	The ability of our management to focus on long-term growth without an undue emphasis on short-term financial results that is often expected of public reporting companies.

●
The ability of shareholders holding fewer than 250 shares of our Stock to liquidate their shares of Stock and receive a price for such shares that we believe is fair (for the reasons set forth below under "Special Factors – Fairness of the Reverse/Forward Stock Split – Substantive Fairness" beginning on page 19), without incurring brokerage commissions.

See "Special Factors – Purposes of and Reasons for the Reverse/Forward Stock Split" beginning on page 14 and "Special Factors – Effects of the Reverse/Forward Stock Split" beginning on page 24.

What does the deregistration of our Stock mean?

Following the Reverse/Forward Stock Split, we expect that we will have fewer than 300 shareholders of record of our Stock, which will enable us to take action to terminate the registration of our Stock under the Exchange Act.  Effective on and following the termination of the registration of our Stock under the Exchange Act, we will no longer be required to file annual, quarterly and other reports with the SEC, and shareholders will cease to receive annual reports and proxy statements as required under the Exchange Act.  In addition, our officers and directors, and persons owning 10% or more of our outstanding Stock, will no longer be required to file reports relating to their transactions in our Stock with the SEC, and persons acquiring more than 5% of our Stock will no longer be required to report their beneficial ownership under the Exchange Act.  Our Stock no longer will be quoted in the NASDAQ Capital Market.  We anticipate that trades in our Stock may be made through the Over the Counter QX market, but there may be less liquidity for our Stock than presently is available in the NASDAQ Capital Market.

How will the Reverse/Forward Stock Split affect the Company?

Although the Reverse/Forward Stock Split will have very little effect on the Company's business and operations, we expect that the Reverse/Forward Stock Split will enable us to terminate the registration of our Stock under the Exchange Act.  This would allow our management to reduce the time spent on compliance and disclosure matters attributable to our Exchange Act filings, and may therefore enable management to increase its focus on managing our business and growing shareholder value.  See "Special Factors – Purposes of and Reasons for the Reverse/Forward Stock Split" beginning on page 14 and "Special Factors – Fairness of the Reverse/Forward Stock Split" beginning on page 19.

Is there a condition to our effecting the Reverse/Forward Stock Split?

No.  However, even if the Reverse/Forward Stock Split is approved by shareholders at the Special Meeting, the Board of Directors may determine not to implement the Reverse/Forward Stock Split if it subsequently determines that the Reverse/Forward Stock Split is not in our best interests.  See "Special Factors – Termination of the Reverse/Forward Stock Split" beginning on page 39.

What potential conflicts of interest are posed by the Reverse/Forward Stock Split?

Our directors and executive officers may have interests in the Reverse/Forward Stock Split that are different from your interests as a shareholder, and may have relationships that may present conflicts of interest.  While our Board of Directors recommends a vote "FOR" the Reverse/Forward Stock Split, to the Company's knowledge, none of the Company's affiliates has made a recommendation, in their individual capacities, either in support of or opposed to the Reverse/Forward Stock Split.  Our directors and executive officers, as well as Mr. Lee M. Vogel (who holds a revocable proxy to vote all shares held by members of a family voting group), have indicated that they intend to vote the shares of our Stock for which they have or share voting power and which are outstanding on the record date and eligible to vote at the Special Meeting (believed to be 7,079,499 shares or approximately 66.7% of our outstanding Stock eligible to vote at the Special Meeting) "FOR" each of the proposed amendments to our Articles of Incorporation to effect the Reverse/Forward Stock Split.]

Upon the effectiveness of the Reverse/Forward Stock Split and as a result of the anticipated retirement of approximately 196,500 shares of our Common Stock in connection with the Reverse/Forward Stock Split, we estimate that the percentage of the total outstanding shares of our Stock held by our current executive officers and directors will increase from approximately 63.0% to approximately 64.1% (based upon our share ownership information as of July 23, 2015).  With the possible exception of William R. Blessing, James T. Carr, John C. Cozad, Richard L. Finn and Cecil R. Miller (each of whom, based upon our share ownership information as of July 23, 2015, owns shares of our Stock that would be cashed out in the Reverse/Forward Stock Split), none of our directors and executive officers owning Stock owns fewer than 250 shares of our Stock and, therefore, the number of shares of our Stock that they own will not change as a result of the Reverse/Forward Stock Split.  Directors and executive officers, as well as any persons who own more than 10% or more of our outstanding Stock, will experience certain advantages after the Reverse/Forward Stock Split in that they will be relieved of certain SEC reporting requirements and "short-swing profit" trading provisions under Section 16 of the Exchange Act with respect to our Stock.  Information regarding our officers' and directors' compensation and stock ownership will no longer be publicly available and persons acquiring more than 5% of our Stock will no longer be required to report their beneficial ownership under the Exchange Act.  In addition, by deregistering our Stock under the Exchange Act subsequent to the consummation of the Reverse/Forward Stock Split, we will no longer be prohibited, pursuant to Section 402 of the Sarbanes-Oxley Act, from making personal loans to our directors or executive officers; although no such loans currently are contemplated.

See "Special Factors – Effects of the Reverse/Forward Stock Split" beginning on page 24 and "Special Factors – Potential Conflicts of Interests of Officers, Directors and Certain Affiliated Persons" beginning on page 37.

What will I receive in the Reverse/Forward Stock Split?

If you are the record holder of fewer than 250 shares of our Common Stock immediately prior to the effective time of the Reverse Stock Split, you will be eligible to receive a cash payment of $52.50 (subject to any applicable U.S. federal, state and local withholding tax) for each such pre-Reverse Stock Split share of Stock that you own, without interest.

If you are the record holder of 250 shares or more of our Stock immediately prior to the effective time of the Reverse Stock Split, you will not receive any cash payment with respect to our Stock in connection with the Reverse/Forward Stock Split.  Assuming that both the Reverse Stock Split and the Forward Stock Split are approved by shareholders at the Special Meeting, the number of shares of Stock that you hold will not change as a result of the Reverse/Forward Stock Split.  However, if the Reverse Stock Split is approved by shareholders at the Special Meeting but the Forward Stock Split is not approved by shareholders at the Special Meeting, the number of shares of Stock that you hold will be reduced in accordance with the 1-for-250 Reverse Stock Split ratio and may include a fractional share to the extent required by that ratio.

See "Special Factors – Effects of the Reverse/Forward Stock Split" beginning on page 24, "Special Factors – Effective Date" beginning on page 38 and "Special Factors – Process for Payment for Fractional Shares" beginning on page 39.

What if I hold all of my shares in street name?

If you hold shares of our Stock in street name, you are not considered the shareholder of record with respect to those shares.  Shareholders who hold their shares in street name will be subject to the procedures of their nominee in respect of the Reverse/Forward Stock Split.  We intend that Stock held in street name will be treated in the same manner as Stock that is held of record.  However, we cannot assure that this will be the case.  If a nominee holds shares for shareholders that individually beneficially own less than 250 shares of our Stock and such nominee collectively holds in excess of 250 shares of Stock, it is possible that such shares may not be exchanged for cash in the Reverse/Forward Stock Split.  If you hold your shares of our Stock in street name, we encourage you to contact your broker, bank or other nominee to determine the procedures that will be applied to your shares in respect of the Reverse/Forward Stock Split.  See "Special Factors – Effects of the Reverse/Forward Stock Split" beginning on page 24, "Special Factors – Effective Date" beginning on page 38 and "Special Factors – Process for Payment for Fractional Shares" beginning on page 39.

What happens if I own a total of 250 or more shares of Stock beneficially through multiple brokerage firms in street name, or through a combination of record ownership in my name and one or more brokerage firms in street name?

If you hold more than 250 shares of our Stock immediately before the effective time of the Reverse Stock Split, you may nevertheless have your shares of Stock cashed out if you hold them in a combination of record and street name or through accounts in several brokerage firms.  If you are in this situation and desire to remain a shareholder of the Company after the Reverse/Forward Stock Split, we recommend that you combine your holdings in one brokerage account or transfer any shares held through a brokerage firm into your record name prior to the effective time of the Reverse Stock Split.  You may be able to determine whether your shares of our Stock will be cashed out by examining your brokerage account statements to see if you hold more than 250 shares of Stock in any one account.  To determine the effect of the Reverse/Forward Stock Split on any shares you hold in street name (and possible payment of the cash consideration), you should contact your broker, bank or other nominee.  See "Special Factors – Effects of the Reverse/Forward Stock Split" beginning on page 24, "Special Factors – Effective Date" beginning on page 38 and "Special Factors – Process for Payment for Fractional Shares" beginning on page 39.

If I own fewer than 250 shares of Stock, is there any way I can continue to be a shareholder of the Company with respect to such shares after the Reverse/Forward Stock Split?

If you own fewer than 250 shares of our Stock before the Reverse Stock Split, the only way you can continue to be a shareholder of the Company with respect to Stock after the Reverse Stock Split is to acquire, prior to its effective time, sufficient additional shares of Stock to cause you to own at least 250 shares of Stock at the effective time.  However, given the historically limited liquidity of our Stock, we cannot assure you that any shares will be available for purchase and thus there can be no assurance that you will be able to acquire sufficient shares to enable you to own at least 250 shares of our Stock.  If you do not own at least 250 shares of our Stock immediately prior to the effective time of the Reverse Stock Split you would no longer remain a shareholder of the Company with respect to such shares after the effective time.  See "Special Factors – Effects of the Reverse/Forward Stock Split" beginning on page 24.

Is there anything I can do if I own 250 or more shares of Stock, but would like to take advantage of the opportunity to receive cash for my shares as a result of the Reverse/Forward Stock Split?

If you own 250 or more shares of our Stock before the Reverse Stock Split, you can only receive cash for all of your shares of Stock as a result of the Reverse/Forward Stock Split if, prior to the effective time for the Reverse Stock Split, you reduce your stock ownership to fewer than 250 shares by selling or otherwise transferring shares of Stock.  However, there can be no assurance that any purchaser for your shares will be available.  See "Special Factors – Effects of the Reverse/Forward Stock Split" beginning on page 24.

What will happen if the Reverse/Forward Stock Split is approved by our shareholders?

Assuming that we have fewer than 300 record holders of our Stock after the Reverse Stock Split, subject to final action by our Board of Directors, we will file with the SEC to deregister our Stock under the Exchange Act.  Effective upon such filing, our obligation to file reports with the SEC will be suspended, and 90 days thereafter the deregistration of our Stock will become effective and we will no longer be subject to the requirements of the Exchange Act.  We will also no longer be subject to the provisions of the Sarbanes-Oxley Act.  See "Special Factors – Effects of the Reverse/Forward Stock Split" beginning on page 24, "Special Factors – Conduct of Our Business after the Reverse/Forward Stock Split" beginning on page 33, "Special Factors – Effective Date" beginning on page 38 and "Special Factors – Termination of the Reverse/Forward Stock Split" beginning on page 39.

What will happen if the Reverse/Forward Stock Split is not approved?

If the Reverse/Forward Stock Split is not approved by our shareholders, we will continue to operate our business on the same basis, and we will continue to incur the costs involved with being an SEC reporting company.  We also may decide to evaluate and explore available alternatives to enable us to have fewer than 300 record holders of our Stock, although the Board of Directors has not yet made a determination that any of those alternatives are feasible or advisable.  See "Special Factors – Effects of the Reverse/Forward Stock Split" beginning on page 24 and "Special Factors – Conduct of Our Business after the Reverse/Forward Stock Split" beginning on page 33.

If the Reverse/Forward Stock Split is approved by the shareholders, can the Board of Directors determine not to proceed with the Reverse/Forward Stock Split?

Yes.  The Board of Directors may determine not to proceed with the Reverse/Forward Stock Split if it believes that proceeding with the Reverse/Forward Stock Split is not in the best interests of the Company or of our shareholders, including our unaffiliated shareholders.  We do not believe this will be the case, however, and it is our current intention to proceed with the Reverse/Forward Stock Split if it is approved by shareholders.  See "Special Factors – Termination of the Reverse/Forward Stock Split" beginning on page 39.

What are the material U.S. federal income tax consequences of the Reverse/Forward Stock Split?

The receipt of cash in the Reverse/Forward Stock Split by a holder of fewer than 250 shares of Stock generally will be taxable for U.S. federal income tax purposes.  In general, any continuing shareholder who does not receive cash in the Reverse/Forward Stock Split should not recognize any gain or loss with respect to the Reverse/Forward Stock Split for U.S. federal income tax purposes.  To review the material U.S. federal income tax consequences of the Reverse/Forward Stock Split in greater detail, see "Special Factors – Material U.S. Federal Income Tax Consequences of the Reverse/Forward Stock Split" beginning on page 34.  We urge you to consult with your personal tax advisor regarding the tax consequences to you of the Reverse/Forward Stock Split.

If I am the holder of record of 250 shares or more of Stock, will I need to send in the stock certificates for my shares?

No.  Assuming that both the Reverse Stock Split and the Forward Stock Split are approved by shareholders at the Special Meeting, any shareholder who is the holder of record of 250 shares or more of our Stock immediately prior to the effective time of the Reverse Stock Split will continue to hold the same the number of shares of Stock after the Reverse/Forward Stock Split.  Such shareholders will not need to exchange or return any existing stock certificates representing shares of Stock, which certificates will continue to evidence ownership of the same number of shares of Stock as are set forth on the face of the certificates immediately prior to the Reverse/Forward Stock Split.  See "Special Factors – Process for Payment for Fractional Shares" beginning on page 39.

Should I send in my stock certificates now?

No.  Please do not turn in your stock certificates at this time.  After the Reverse/Forward Stock Split is completed, we will send instructions to the applicable shareholders as to the return of stock certificates and how to receive any cash payments to which such shareholders may be entitled.

Assuming that both the Reverse Stock Split and the Forward Stock Split are approved by shareholders at the Special Meeting, any shareholder who is the holder of record of 250 shares or more of our Stock immediately prior to the effective time of the Reverse Stock Split will continue to hold the same number of shares of Stock after the Reverse/Forward Stock Split.  Such shareholders will not need to exchange or return any existing stock certificates representing shares of Stock, which certificates will continue to evidence ownership of the same number of shares of Stock as are set forth on the face of the certificates immediately prior to the Reverse/Forward Stock Split.  Any shareholders owning fewer than 250 shares of our Stock at the effective time of the Reverse Stock Split will be eligible to receive a cash payment for each such pre-Reverse Stock Split share of Stock.  We will send transmittal materials to those shareholders that will describe how to turn in their stock certificates and receive the cash payments.  In either case, please do not turn in your stock certificates at this time.

See "Special Factors – Process for Payment for Fractional Shares" beginning on page 39.

What is the total cost of the Reverse/Forward Stock Split to the Company?

Since we do not know how many shares of our Stock will be cashed out in the Reverse/Forward Stock Split, we do not know the exact cost of the Reverse/Forward Stock Split.  However, based upon our share ownership information as of July 23, 2015, as well as our estimates of expenses being incurred in connection with the Reverse/Forward Stock Split, we believe that the total cash requirement of the Reverse/Forward Stock Split to us will be approximately $10,953,000.  This amount includes approximately $10,318,000 needed to cash out fractional shares of any shareholder who is the holder of record of fewer than 250 shares of our Stock immediately prior to the effective time of the Reverse Stock Split, approximately $605,000 of legal, accounting and financial advisory fees, and approximately $30,000 of other costs, including costs of printing and mailing, to effect the Reverse/Forward Stock Split.  This total amount could be larger or smaller depending on, among other things, the number of shares of Stock held by holders of fewer than 250 shares of our Stock immediately prior to the Reverse Stock Split after giving effect to any earlier purchases, sales and other transfers of our shares of Stock.  See "Special Factors – Sources of Funds and Expenses" beginning on page 38.

Am I entitled to appraisal rights in connection with the Reverse/Forward Stock Split?

No.  Under Missouri law, our Articles of Incorporation and our bylaws, no appraisal or dissenters' rights are available to our shareholders who dissent from the Reverse/Forward Stock Split.  See "Special Factors – No Appraisal or Dissenters' Rights" beginning on page 41.

Who is entitled to vote at the Special Meeting?

Only holders of record of our Common Stock as of the close of business on October 30, 2015, are entitled to notice of, and to vote at, the Special Meeting.

How many shares were outstanding on the record date?

The only outstanding voting securities of the Company are the shares of our Common Stock.  At the close of business on the record date, 10,608,834 shares of our Common Stock were issued and outstanding.  Each issued and outstanding share of our Common Stock as of the close of business on the record date is entitled to one vote on each matter submitted to a vote at the Special Meeting.  All outstanding shares of our Common Stock as of the close of business on the record date are entitled to be voted on all proposals submitted to a vote at the Special Meeting.

How do I submit my vote?

You may vote your shares by completing, signing and returning the proxy provided to you, or by attending the Special Meeting and voting in person.  Specific voting instructions are found on the proxy provided to you.

Shares held by the shareholder of record.  If your shares are registered directly in your name in our stock transfer records, you are considered the shareholder of record, and these proxy materials were sent to you directly.  As the shareholder of record, you have the right to grant your proxy vote directly or to vote in person at the Special Meeting.  We have enclosed a proxy for you to use.

Shares held in street name.  If you hold shares in a brokerage account or through some other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, trustee or other nominee.  As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote your shares by following the instructions they provide to you.  Although you may attend the Special Meeting, you may not vote these shares in person at the meeting unless you obtain a "legal proxy" from your broker, trustee or nominee.  We may require a recent brokerage statement or other proof of ownership for admission to the meeting.  You may vote your shares by following the instruction provided to you by your broker, trustee or other nominee.

Shares held in our company benefit plans.  If your shares are held for you in our company benefit plans, you are receiving a voting instruction form from the plan trustee or administrator.  To vote these shares, you will need to follow the specific voting instructions appearing on the voting instruction form.  We must receive your completed voting instruction form by the deadline specified in such form.  You may attend the Special Meeting, however, you may not vote these shares in person at the meeting unless you obtain a "legal proxy" from the plan trustee.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts.  Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my proxy vote or revoke my proxy?

If you are a shareholder of record, you may change your vote or revoke your proxy any time before your vote is used at the Special Meeting by:

●	submitting a valid, later-dated proxy;

●	notifying our corporate secretary in writing that you have revoked your proxy; or

●	completing a written ballot at the Special Meeting.

Attendance at the Special Meeting will not in and of itself constitute a revocation of your proxy.

If you hold shares as the beneficial owner in street name, you may change your vote by timely submitting new voting instructions to your broker, trustee or other nominee or, if you have obtained a legal proxy from your broker, trustee or nominee, by voting in person at the Special Meeting.

You may revoke your voting instructions with respect to any shares you hold in our benefit plans by delivering a valid, later-dated voting instruction form by the deadline specified in the voting instructions furnished by the plan trustee or administrator.

What is a "quorum" for purposes of the Special Meeting?

A majority of the shares of our Common Stock entitled to vote at the Special Meeting must be present or represented by proxy in order to satisfy the quorum requirement for the transaction of business at the Special Meeting.  Both abstentions and broker non-votes (described below under "How are broker non-votes counted?") are counted as present and entitled to vote for purposes of determining a quorum.  If a quorum should not be present, the Special Meeting may be adjourned from time to time until a quorum is obtained.

How are votes counted?

If you are a shareholder of record and you give your proxy, the shares represented by your proxy will be voted in accordance with your instructions.  However, if you are a shareholder of record and you give your proxy without providing voting instructions on one or more proposals, your proxy will be voted for those unmarked proposals in accordance with the recommendation of our Board of Directors (which recommendation is identified above under "How does the Board recommend that I vote on the proposals?").

If your shares are held in street name through a broker or other nominee, they will be voted in accordance with the voting instructions that you provide.  If you do not provide voting instructions, your broker or other nominee is only permitted to vote your shares on proposals that are considered routine under applicable securities exchange rules.  It is anticipated that none of the proposals being presented at the Special Meeting would be considered to be routine.

If your shares are held in our benefit plans, they will be voted in accordance with your voting instructions.  If the plan trustee or administrator does not receive voting instructions for shares held in our company benefit plans by the deadline specified in the voting instruction form, the shares credited to your account will not be voted.

What vote is required to approve the proposals?

Once a quorum has been established, approval of each of the proposals to amend our Articles of Incorporation to effect the Reverse/Forward Stock Split, including the proposed amendment to our Articles of Incorporation to effect the Reverse Stock Split and the proposed amendment to our Articles of Incorporation to effect the Forward Stock Split, will require the affirmative vote of at least a majority of the votes eligible to be cast by shareholders at the Special Meeting on the particular proposal and at least two-thirds (2/3) of the votes actually cast by shareholders at the Special Meeting on the particular proposal.  All other proposals that properly may come before the Special Meeting will require the affirmative vote of at least a majority of the votes eligible to be cast.  While approval of the proposed amendment to our Articles of Incorporation to effect the Reverse Stock Split will not be conditioned on approval of the proposed amendment to our Articles of Incorporation to effect the Forward Stock Split, the approval of the latter proposal (relating to the Forward Stock Split) will be conditioned on the approval of the former proposal (relating to the Reverse Stock Split).  Shareholders may abstain from voting on any or all of these proposals.  If your shares are voted to "abstain" with respect to any of these proposals, this will have the same effect as a vote against the proposal.

How are broker non-votes counted?

A "broker non-vote" generally occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or other nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.  If you hold shares in street name through a broker or other nominee and do not vote your shares or provide voting instructions, your broker or other nominee may vote for you on "routine" proposals but not on "non-routine" proposals.  It is anticipated that none of the proposals being presented at this Special Meeting would be considered to be routine.  Therefore, if you hold shares in street name and do not provide voting instructions on any proposal, your shares will not be voted on any proposal at the Special Meeting.

Broker non-votes are counted as present or represented for purposes of determining the presence or absence of a quorum for the Special Meeting, if the shares are otherwise properly represented at the meeting.  Broker non-votes are not counted for purposes of determining the number of votes eligible to be cast on any proposal for which the broker or other nominee lacks discretionary authority, and therefore would reduce the number of affirmative votes that are necessary to approve that proposal.

Are there any other matters that will be considered at the Special Meeting?

We are not aware of any business to be acted upon at the Special Meeting other than the items described in this proxy statement.  Your signed proxy, however, will entitle the persons named as proxy holders to vote in their discretion for any other matter that is properly presented at the Special Meeting and is not known to the Company a reasonable time before the solicitation relating to the meeting.

Who pays the cost of soliciting votes at the Special Meeting?

This proxy solicitation is being made by our Board of Directors.  All costs of this solicitation will be borne by our Company.  In addition to the use of the mails, proxies may be solicited personally or by telephone by some of the regular employees of our Company, at no additional compensation.  The Company does not anticipate utilizing the services of any outside firm for the solicitation of proxies for the Special Meeting.  Our Company may reimburse brokers, banks and other persons holding stock in their names, or in the names of nominees, for their expenses incurred in sending proxy materials to their principals and obtaining their proxies.  If you choose to access proxy materials by internet, you are responsible for any internet access charges you may incur.

SPECIAL FACTORS

Purposes of and Reasons for the Reverse/Forward Stock Split

Our Board of Directors has decided that the costs of being an SEC reporting company outweigh the benefits and, thus, it is no longer in the best interests of the Company or of our shareholders, including our unaffiliated shareholders, for us to remain an SEC reporting company.  Therefore, our Board of Directors has authorized, subject to shareholder approval, amendments to the Company's Articles of Incorporation that would effect the Reverse/Forward Stock Split, consisting of a 1-for-250 Reverse Stock Split of our Common Stock followed immediately by a 250-for-1 Forward Stock Split of each one share of our Common Stock (and including each fractional share of Stock in excess of one share).  At the Special Meeting, shareholders are being asked to consider and vote upon two proposals to amend our Articles of Incorporation to effect the Reverse/Forward Stock Split.  The proposed amendments to our Articles of Incorporation to accomplish the Reverse/Forward Stock Split are contained in the forms of the Certificates of Amendment attached to this proxy statement as Annex A-1 (for the Reverse Stock Split) and Annex A-2 (for the Forward Stock Split).

The Reverse/Forward Stock Split will enable us to terminate the registration of our Stock under the Exchange Act if, after the Reverse Stock Split, there are fewer than 300 record holders of our Stock and we make the necessary filings with the SEC.  Management believes that we will be able to realize significant cost savings by the elimination of expenses related to the disclosure, reporting and compliance requirements of the Exchange Act, the Sarbanes-Oxley Act, and related federal securities laws and regulations.  The costs associated with these obligations constitute a significant overhead expense.  These costs include professional fees for our auditors and corporate counsel, costs related to our Director and Officer insurance policy, printing and mailing costs, and internal compliance costs.  These SEC compliance-related costs have been increasing over the years, and we believe that they may continue to increase, particularly as a result of the additional procedural, reporting, auditing and disclosure obligations imposed on public companies by the Sarbanes-Oxley Act in general and Section 404 in particular.

As a result of the Reverse/Forward Stock Split, shareholders of record holding fewer than 250 shares of our Stock prior to the Reverse Stock Split will cease to own such shares of Stock but will be eligible to receive a cash payment of $52.50 (subject to any applicable U.S. federal, state and local withholding tax) for each such pre-Reverse Stock Split share of Stock, without interest.  The cash payment will remain at $52.50 regardless of the prices at which our Stock may trade prior to the effectiveness of the Reverse Stock Split.  Any shareholder who is the holder of record of 250 shares or more of our Stock immediately prior to the effective time of the Reverse Stock Split will not receive any cash payment with respect to Stock in connection with the Reverse Stock Split.  Assuming that both the Reverse Stock Split and the Forward Stock Split are approved by shareholders at the Special Meeting, the number of shares of Stock held by such shareholder will not change as a result of the Reverse/Forward Stock Split because their fractional shares of Stock resulting from the Reverse Stock Split will not be cashed out but instead will be included as a part of the conversion in the Forward Stock Split.  However, if the Reverse Stock Split is approved by shareholders at the Special Meeting but the Forward Stock Split is not approved by shareholders at the Special Meeting, the number of shares of Stock held by such shareholder will be reduced in accordance with the 1-for-250 Reverse Stock Split ratio and may include a fractional share to the extent required by that ratio.

In determining whether the number of shareholders of record of our Stock falls below 300 as a result of the Reverse/Forward Stock Split, we must count the shareholders of record of Stock in accordance with Rule 12g5-1 under the Exchange Act.  Rule 12g5-1 provides, with certain exceptions, that in determining whether issuers, including the Company, are subject to the registration provisions of the Exchange Act, securities are considered to be "held of record" by each person who is identified as the owner of such securities on the respective records of security holders maintained by or on behalf of the issuers.  However, institutional custodians such as Cede & Co. and other commercial depositories are not considered a single holder of record for purposes of these provisions.  Rather, each direct participant in the depository holding the securities of the applicable issuer is considered a record holder of such securities.

Based on shareholder information available to us as of July 23, 2015, we estimate that as a result of the Reverse/Forward Stock Split and the repurchase of shares from holders of fewer than 250 shares of our Stock, we will have approximately 225 record holders of our shares of Common Stock.  This would enable us to terminate the registration of our Stock under the Exchange Act and, in that event, we intend to file with the SEC a Form 15 to deregister our shares.  Upon the filing of the Form 15, our obligation to file periodic and current reports under the Exchange Act will be immediately suspended.  Deregistration of our shares will be effective 90 days after filing of the Form 15.  Upon deregistration of our Stock, our obligation to comply with the requirements of the proxy rules and to file proxy statements under Section 14 of the Exchange Act also will be terminated.  After deregistering our shares, we will not be required to file periodic and current reports with the SEC unless we subsequently file a registration statement under the Securities Act of 1933, as amended, or we have more than 300 shareholders of record of our Stock.

Following the Reverse/Forward Stock Split, our Stock no longer will be quoted in the NASDAQ Capital Market.  The Board of Directors anticipates that trades in our Stock may be made through the Over the Counter QX market, but there may be less liquidity for our Stock than presently is available in the NASDAQ Capital Market.  We cannot guarantee that quotations for our Stock will be regularly available.

Our reasons for proposing the Reverse/Forward Stock Split include the following:

Significant Cost Savings.  We expect to realize annual cost savings as a result of the termination of the registration of our Stock under the Exchange Act, including accounting, legal, printing and other miscellaneous direct costs associated with being a public reporting company, of approximately $850,000 per year, as illustrated in the following table.

Estimated Annual Savings
Audit and Audit Related Fees	$250,000
Legal	70,000
D&O Insurance	100,000
SEC Filing Software	55,000
Printing and Postage	30,000
Employee Costs	275,000
Miscellaneous	70,000
Totals	$850,000

Our external costs associated with our public reports and other filing obligations, as well as other external costs relating to public company status, comprise a significant operating expense.  As a non-SEC reporting company, our management and employees will no longer be required to spend time preparing the periodic and other reports required of SEC reporting companies under the Exchange Act and complying with the Sarbanes-Oxley Act, although the Company will continue to be subject to the general anti-fraud provisions of applicable federal and state securities laws.  We believe that this time could more effectively be devoted to other purposes, such as operating our business and undertaking new initiatives that may result in greater long-term growth.

Absence of Benefit to the Company and Its Shareholders of Public Reporting.  We enjoy little benefit from being a public reporting company.  The benefits of public reporting, and the reasons we believe they are currently not significant to our Company and shareholders, include:

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Liquidity.  Although our Common Stock is quoted in the NASDAQ Capital Market, there is not significant trading volume for our Stock, nor significant coverage by analysts or brokerage firms.  Based on information reported by Yahoo! at http://finance.yahoo.com on July 24, 2015 (the last trading day before the Board's approval of the Reverse/Forward Stock Split), the average daily trading volume (three month period) of our Common Stock was less than 12,500 shares.  Following the Reverse/Forward Stock Split, we anticipate that trading in our Stock may be made through the Over the Counter QX market.  Because our Stock is currently thinly traded, a situation which we expect will continue following the Reverse/Forward Stock Split, we do not anticipate that our ceasing to be a public reporting company, or the termination of the quotation of our Stock in the NASDAQ Capital Market, will have a significant effect on the liquidity of shares of our Stock, although such liquidity may be further reduced.

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Publicly Available Information.  We currently are required to file annual, quarterly and other reports with the SEC, and our shareholders receive annual reports and proxy statements as required under the Exchange Act.  If we cease to be a public reporting company we expect to continue to make available to our shareholders some quarterly and annual financial information concerning our business and operations, however this will not include all the information that is required to be included in filings with the SEC.  In particular, we expect to continue to make available to our shareholders:

o	On a quarterly basis, unaudited summary financial information derived from our consolidated balance sheets and related consolidated statements of comprehensive income and cash flows; and

o
On an annual basis, our audited consolidated financial statements, including our consolidated balance sheets and related consolidated statements of comprehensive income, shareholders' equity and cash flows, and the notes thereto.

Longer Term Focus.  Public reporting companies tend to be under pressure to focus on short-term results, although our Board of Directors has not perceived this to have been a significant issue in the case of the Company.  It is important that our management focus on long term growth and development of our business.

Liquidity for Small Stockholdings.  The Reverse/Forward Stock Split will permit our shareholders of record holding fewer than 250 shares of our Stock to liquidate their shares of Stock and receive a price for such shares that we believe is fair (for the reasons set forth below under "Special Factors – Fairness of the Reverse/Forward Stock Split – Substantive Fairness" beginning on page 19), without incurring brokerage commissions.  Given the current lack of significant market activity in our Stock, which we expect will continue and perhaps worsen following the Reverse/Forward Stock Split, this is an opportunity that might not otherwise be available to our shareholders.

Background of the Reverse/Forward Stock Split

In 1971, the Company became a public reporting company registered under the Exchange Act as a result of having registered the sale of shares of our Stock with the SEC in order to facilitate the resale of shares by some shareholders of the Company.

Chronology of Board Deliberations

In the ordinary course, management of the Company from time to time has reviewed the current and anticipated costs relating to SEC reporting and Sarbanes-Oxley Act compliance and discussed the relative costs and benefits of continuing our status as a public reporting company and the possibility of terminating our status as a public reporting company.  Informal discussions regarding deregistration of our Stock under the Exchange Act have taken place between individual directors and officers since as early as August 15, 2014, as the Risk Oversight Committee explored the implementation of the COSO 2013 framework for internal controls over financial reporting.

At a meeting of our Board of Directors held on October 27, 2014, the Board discussed increasing its authorization to repurchase shares of our Stock.  The Board also encouraged management to explore alternatives to listing our Stock on the NASDAQ Capital Market, including the consideration of other, potentially less expensive, markets for our Stock.

In January 2015, management began to assemble information as to the number and holdings of the shareholders of our Stock, determined in accordance with Rule 12g5-1 under the Exchange Act.  This information was assembled to enable management to better estimate the number of shares that would need to be cashed out in order to reduce the number of record holders of our Stock to less than 300 and thereby allow us to terminate the registration of our Stock under the Exchange Act.

In February 2015, members of management discussed with the Company's outside legal counsel, Stinson Leonard Street LLP some typical advantages and disadvantages of being a public reporting company as well as various alternative transaction structures for a "going private" transaction.  Counsel also discussed the necessary procedures under the federal securities laws and Missouri corporate law for effecting a "going private" transaction, the merits of forming a special committee of the Board to aid in evaluating such a transaction, and the timing that might reasonably be expected for consummating such a transaction.

The Board of Directors met on April 26, 2015.  The Company's outside legal counsel, Stinson Leonard Street LLP, reviewed with the Board the standards for the exercise of their fiduciary duties under Missouri law with respect to a possible "going private" transaction.  Management outlined some typical advantages and disadvantages of being a public reporting company, including those identified under "Special Factors – Fairness of the Reverse/Forward Stock Split – Substantive Fairness" beginning on page 19.  Among the disadvantages identified, the cost of being a public reporting company was highlighted.  Tracy Knapp, the Company's Senior Vice President, Finance and Chief Financial Officer, offered his preliminary view that the Company could save at least $850,000 per year by not having to publicly report.  See "Special Factors – Purposes of and Reasons for the Reverse/Forward Stock Split – Significant Cost Savings" on page 15.  Internal counsel discussed with the Board various alternative transaction structures for a "going private" transaction, the necessary procedures under the federal securities laws and Missouri corporate law for effecting such a transaction, the timing that might reasonably be expected for consummating such a transaction, and the merits of forming a special committee of the Board to consider one or more aspects of such a transaction, including the amount payable to shareholders whose shares are cashed out as a result of such transaction.  As a part of the discussions concerning one of the transaction structures – a reverse/forward stock split – management presented the potential application of reverse stock split ratios of 1-for-75 through 1-for-300 to the available shareholder information and the resulting effect on the number of shareholders of record of our Stock.

On April 27, 2015 the Board of Directors met again and, in addition to its regular business, began its consideration of a possible "going private" transaction, including each of the topics discussed in the previous day's meeting.  After discussion, the consensus of the Board was that the overhead burden of being a public reporting company is not justified by the advantages of being a public reporting company.  The Board gave its preliminary endorsement, subject to further analysis, for a reverse split of our Stock followed immediately by a forward stock split of each one share of Stock (and including each fractional share of Stock in excess of one share) as the structure intended to reduce the number of shareholders of record of our Stock to fewer than 300 and thereby allow the Company to deregister its Stock.  In determining to continue to pursue a possible program of deregistration, the Board took into account the costs of remaining a public reporting company and the absence of a perceived material benefit to the Company and its shareholders of remaining a publicly reporting company, in light of the limited trading volume and liquidity of its shares.  The Board's interest in a reverse stock split was premised on the requirement that the cash payable to shareholders whose fractional shares are cashed out as a result of the reverse stock split must be an amount that is fair to all shareholders.  A forward stock split of each one share of Stock (and including each fractional share of Stock in excess of one share) would not be required for the Company to cease being a public reporting company, however the Board tentatively endorsed it as a part of the transaction to avoid the need to cash out fractional shares of our Stock held by any shareholder owning at least one whole share of Stock after the reverse stock split (and who would, accordingly, remain a shareholder of the Company immediately following the transaction) and to avoid the necessity for such shareholders to exchange their stock certificates for new certificates representing their post-transaction shares.

The Board then considered the amount of the payment to shareholders whose shares would be cashed out as a result of the reverse stock split.  After discussion, the Board declined to determine such payment amount at the meeting.  Instead, the Board approved the establishment of the Independent Valuation Committee to evaluate and make a recommendation to the Board regarding the price to be paid to shareholders whose shares would be cashed out as a result of the reverse stock split.  William Blessing, Richard Finn and David Kimmel were appointed as the members of the Independent Valuation Committee, each of whom is independent of management and qualifies as independent as that term is defined in Rule 5605(a)(2) of the Nasdaq listing standards.  The Independent Valuation Committee was authorized to retain its own counsel and financial advisor.

On May 13, 2015, the Independent Valuation Committee retained Mayer Brown LLP as its independent legal advisor.

On May 15, 2015, Mr. Finn resigned from the Independent Valuation Committee, and on May 18, 2015, the Board by unanimous written consent appointed Michael Braude to replace Mr. Finn.  Mr. Braude is independent of management and qualifies as independent as that term is defined in Rule 5605(a)(2) of the Nasdaq listing standards.

At a meeting of the Independent Valuation Committee held on May 26, 2015, the Independent Valuation Committee formally retained Duff & Phelps to advise it on the financial aspects of a transaction designed to result in the Company ceasing to be a public reporting company.  Duff & Phelps was retained for this purpose, in consideration of its perceived expertise and experience in the provision of valuation and investment banking services and the proposed terms of its engagement.  Under the terms of the engagement, the Company agreed to pay a $250,000 fee to Duff & Phelps for its services, which fee was not contingent on any result.  There is no mutual understanding between the Company and Duff & Phelps as to any material relationship between them that is contemplated beyond this engagement.  The Board of Directors was informed of this engagement.

The Independent Valuation Committee met with its independent advisors on June 11, 2015 and June 17, 2015, and informally on additional dates, to receive updates on the progress of the Duff & Phelps financial analysis.

On June 24, 2015, the Independent Valuation Committee met again concerning the Reverse/Forward Stock Split and deregistration of the Company's Stock.  In advance of the meeting, there was circulated to the members of the Committee a written financial analysis prepared by Duff & Phelps.  At the meeting, representatives of Duff & Phelps reviewed their financial analysis with the Independent Valuation Committee.  After discussion, the Independent Valuation Committee concluded that, in light of the factors considered by the Independent Valuation Committee as described above, a $52.50 cash-out price was fair to the unaffiliated holders of our Common Stock, including those who would remain shareholders following the reverse stock split and those whose shares would be cashed out as a result of the reverse stock split, and to the Company and agreed to recommend to the Board that the shareholders being cashed out in the Reverse/Forward Stock Split be cashed out at $52.50 per share.  The Board of Directors was informed of the Independent Valuation Committee's conclusion.

On July 24, 2015, the Board held a special meeting to review the advantages and disadvantages of being a public reporting company, including those identified under "Special Factors – Fairness of the Reverse/Forward Stock Split – Substantive Fairness" beginning on page 19.  The Board received updated forecasts of the application of reverse stock split ratios of 1-for-250 through 1-for-350 to the available shareholder information and the resulting effect on the number of shareholders of record of our Stock.  At the meeting, representatives of Duff & Phelps reviewed their updated financial analysis with the Board of Directors, which analysis is summarized under "Special Factors – Opinion of Duff & Phelps, LLC" beginning on page 28.

Following the July 24, 2015 special meeting of the Board, the Independent Valuation Committee met to confirm the recommended per-share consideration to be paid for the shares that would be cashed out as a result of the Reverse Stock Split.

While the Independent Valuation Committee discussed and debated the matters described in this "Chronology of Board Deliberations" section, there were no other discussions and debates, particularly from outside experts and advisors, that the Independent Valuation Committee considered in making its decisions.

On July 27, 2015, the Board considered the recommendation of the Independent Valuation Committee, based on the analyses and factors described herein, including the valuation analysis, which were adopted by the Board.  The Board then discussed numerous reverse stock split ratios and the amount to be paid to shareholders whose fractional shares would be cashed out as a result of the reverse stock split.  Using shareholder information available to the Company as of July 23, 2015, reverse stock split ratios ranging from 1-for-250 through 1-for-350 were applied.  The reverse split ratios of 1-for-250 through 1-for-350 each would reduce the number of record holders of our Stock to below 300 and would provide a correspondingly higher "cushion" to help ensure that the number of record holders of our Stock would be below that level at the effective time of the reverse stock split (with the ratio of 1-for-250 providing the smallest cushion and the ratio of 1-for-350 providing the largest cushion).  As the "cushion" increases, so too would the number of shareholders being cashed out in the reverse stock split.  For example, a 1-for-250 reverse stock split ratio would result in fewer shareholders being cashed out in the reverse stock split than would be the case if a 1-for-350 reverse stock split ratio were to be applied.  The Board determined that it would be appropriate to provide for some "cushion" in light of the number of record holders as of the effective time of the reverse stock split not being presently determinable, but the Board also did not want to cause more shareholders to be cashed out in the reverse stock split than is reasonably necessary to achieve the "going private" objective.  The Board ultimately concluded that the 1-for-250 reverse stock split ratio would be consistent with the objective of reducing the number of shareholders of record to allow the Company to discontinue reporting under the federal securities laws while recognizing that the number of record holders as of the effective time of the reverse stock split is not presently determinable.  Accordingly, the Board did not purport to determine the Reverse Stock Split ratio with mathematical precision to provide for the minimal number of record holders being cashed out.  Thereupon the Board determined to proceed with a Reverse/Forward Stock Split in which the Company would effect a 1-for-250 Reverse Stock Split of the Company's Stock, with a payment of $52.50 per share to shareholders whose fractional shares would be cashed out as a result of the Reverse Stock Split, and then immediately followed by a 250-for-1 Forward Stock Split of each one share of the Company's Stock (and including each fractional share of Stock in excess of one share).  The 1-for-250 Reverse Stock Split was calculated so that following the Reverse/Forward Stock Split the number of holders of record of the Company's Stock would be less than 300, which would permit the Company to deregister its Stock under the Exchange Act.  The 250-for-1 Forward Stock Split of each one share of the Company's Stock (and including each fractional share of Stock in excess of one share) was approved as a part of the transaction to avoid the need to cash out fractional shares held by any shareholder who is the holder of record of 250 shares or more of our Stock immediately prior to the Reverse Stock Split (and who, accordingly, would remain a shareholder of the Company immediately following the transaction) and to avoid the necessity for such shareholders to exchange their stock certificates for new certificates representing their post-Reverse Stock Split shares.  The Board authorized the Company to proceed with the filing of this proxy statement and the Schedule 13E-3 of which this proxy statement forms a part.

For a further discussion of fairness of the Reverse/Forward Stock Split, see "Special Factors – Fairness of the Reverse/Forward Stock Split" beginning on page 19 and "Special Factors – Opinion of Duff & Phelps, LLC" beginning on page 28.

Fairness of the Reverse/Forward Stock Split

The Board of Directors believes that the Reverse/Forward Stock Split is fair to the unaffiliated holders of our Common Stock, including both unaffiliated shareholders who are cashed out in the Reverse/Forward Stock Split and those who continue to be shareholders of the Company after the Reverse/Forward Stock Split, and to the Company.  After consideration of numerous aspects of the Reverse/Forward Stock Split, as described below, the Board of Directors (other than R. Philip Bixby, Walter E. Bixby and Nancy Bixby Hudson, who abstained from voting) unanimously approved the Reverse/Forward Stock Split.  Except for such approval, we are not aware that any of our affiliates has made a recommendation, in their individual capacities, either in support of or opposed to the Reverse/Forward Stock Split.

Substantive Fairness

The Board of Directors considered, among other things, the factors listed below as well as the alternatives to the Reverse/Forward Stock Split noted below in "Special Factors – Alternatives Considered" in reaching its conclusion as to the substantive fairness of the Reverse/Forward Stock Split to the unaffiliated holders of our Common Stock, including both unaffiliated holders who are cashed-out in the Reverse Stock Split and those who continue as shareholders after the Reverse Stock Split.  The Board of Directors did not assign specific weight to any factors it considered, nor did it apply them in a formulaic fashion, although the Board of Directors particularly noted the significant cost and time savings for us resulting from the Reverse/Forward Stock Split which will benefit our continuing shareholders.  The discussion below is not meant to be exhaustive, but we believe includes all material factors considered by the Board of Directors in reaching its determinations.

●	Future Cost and Time Savings. The Board of Directors noted that, as a public reporting company, we are required to prepare and file with the SEC, among other items, the following:

o	Quarterly Reports on Form 10-Q;

o	Annual Reports on Form 10-K;

o	Proxy statements and annual shareholder reports as required by Regulation 14A under the Exchange Act; and

o	Current Reports on Form 8-K.

The Board of Directors noted that the external costs associated with our public reports and other filing obligations, as well as other internal costs relating to our status as a public reporting company, comprise a significant overhead expense, as described above.

The Board of Directors noted management's belief that the anticipated cost savings from deregistration would offset the cost of the Reverse/Forward Stock Split within 13 to 15 years based solely upon the estimated transaction cost.  The Board of Directors noted, based on current statutory and regulatory trends, there may be an increase in the level of governmental and market regulation of public companies in the future and the cost of compliance with such regulation may increase further.

Our Board of Directors attached considerable weight to this future cost and time savings factor in determining whether to proceed with the Reverse/Forward Stock Split.

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Opportunity to Liquidate Shares of Stock.  The Board of Directors considered the opportunity the Reverse/Forward Stock Split would present for shareholders owning fewer than 250 shares of Stock to liquidate their holdings of Stock at a price that we believe is fair, without incurring brokerage costs.  The Board recognized the fact that there has been, and the likelihood that for the foreseeable future there would continue to be, a limited market for the Company's shares, as discussed in this proxy statement.  Our Board of Directors attached little weight to this factor in determining whether to proceed with the Reverse/Forward Stock Split.

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Equal Treatment of Affiliated and Unaffiliated Holders of Our Shares.  The Reverse/Forward Stock Split will not affect holders of our shares differently on the basis of affiliate status.  The sole determining factor as to whether a shareholder will be a cashed-out holder or a continuing holder of our Stock as a result of the Reverse Stock Split is the number of shares of our Stock held by the shareholder immediately prior to the Reverse Stock Split.  Our Board of Directors attached modest weight to this factor in determining whether to proceed with the Reverse/Forward Stock Split.

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Potential Ability to Remain a Holder of or Liquidate Our Shares.  Current shareholders of fewer than 250 shares of our Stock can remain holders of Stock by acquiring additional shares so that they own at least 250 shares of Stock immediately before the Reverse Stock Split.  Conversely, shareholders that own 250 or more shares of our Stock and desire to liquidate their shares of Stock in connection with the Reverse Stock Split (at the price offered by us) can reduce their holdings to less than 250 shares by selling shares of Stock prior to the Reverse Stock Split.  Assuming that the proposals to effect the Reverse/Forward Stock Split are approved at the Special Meeting, there will be a period of approximately four weeks between the date of this proxy statement and the anticipated effective date of the Reverse Stock Split, during which shareholders may decide to acquire additional shares, or to dispose of their shares.  It should be noted that as there is limited trading in our Stock, a shareholder seeking to either increase or decrease holdings prior to the effective time of the Reverse Stock Split may not be able to do so.  As a result, there can be no assurance that a shareholder will be able to acquire or sell sufficient shares to control whether such shareholder remains a holder of shares following the effective date of the Reverse Stock Split.  Due to these concerns, the Board of Directors did not attach significant weight to this factor.

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Limited Liquidity for the Company's Stock.  The Board of Directors noted that the trading volume in our Stock has been, and continues to be, relatively limited.  Based on information reported by Yahoo! at http://finance.yahoo.com on July 24, 2015 (the last trading day before the Board's approval of the Reverse/Forward Stock Split), the average daily trading volume (three month period) of our Common Stock was less than 12,500 shares.  The Board of Directors attached modest weight to this factor.

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Advice of Financial Adviser.  The Board of Directors considered the July 24, 2015 presentation of Duff & Phelps, to the effect that, as of such date and based upon the assumptions made, matters considered and limits of review set forth in Duff & Phelps's written fairness opinion, the per-share consideration to be paid by the Company in connection with the proposed reverse/forward stock split was fair, from a financial point of view, to (i) the cashed-out shareholders, (ii) the Company (including its continuing shareholders), and (iii) the public shareholders of the Company (other than R. Philip Bixby, Walter E. Bixby, Nancy Bixby Hudson and their respective affiliates) who will remain shareholders after the proposed transaction (without giving effect to any impact of the proposed transaction on any particular shareholder other than in the capacity as a shareholder).  For more information about the fairness opinion, you should read the discussion below under "Special Factors – Opinion of Duff & Phelps, LLC" and the copy of the fairness opinion of Duff & Phelps dated July 27, 2015 attached as Annex B to this proxy statement.  The Board of Directors attached significant weight to this factor in determining whether to proceed with a "going private" transaction.

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Market Value Considerations.  The Board of Directors considered both the current market prices and historical market prices of our Stock, including the reported market price for the Common Stock of between $43.29 and $49.82 per share during the year ended July 22, 2015.  The Board of Directors attached significant weight to this factor in determining whether to proceed with a "going private" transaction and in determining the amount to be paid to shareholders whose shares are cashed out as a result of the Reverse/Forward Stock Split.

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No Change of Control.  The Board of Directors considered the effect of the Reverse/Forward Stock Split on the control of the Company.  Under the terms of a Voting Agreement, dated as of October 31, 2004, among certain beneficial and record shareholders of the Company collectively having beneficial ownership of approximately 66.3% of the issued and outstanding shares of the Common Stock, Mr. Lee M. Vogel holds a revocable proxy to vote all of such shares.  Upon the effectiveness of the Reverse/Forward Stock Split and as a result of the anticipated retirement of approximately 196,500 shares of our Common Stock in connection with the Reverse/Forward Stock Split, we estimate that (a) the percentage of the total outstanding shares of our Stock held by our current executive officers and directors will increase from approximately 63.0% to approximately 64.1%, and (b) the percentage of the total outstanding shares of our Stock subject to the Voting Agreement (including some shares held by held by our current executive officers and directors) will increase from approximately 66.3% to approximately 67.6%, in each case, based upon our share ownership information as of July 23, 2015.  Accordingly, the Board did not view the Reverse/Forward Stock Split as significantly impacting control of the Company.  The Board of Directors attached considerable weight to this factor in determining whether to proceed with a "going private" transaction.

In its determination of substantive fairness, the Board of Directors also considered the disadvantages of the Reverse/Forward Stock Split, including that:

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No Participation in Future Growth by Cashed-out Shareholders.  As a result of the Reverse/Forward Stock Split, holders of fewer than 250 shares of our Stock immediately prior to the effective time of the Reverse Stock Split will no longer have any ownership interest in us through our Stock and will no longer participate in our future earnings and growth through our Stock.

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Reduction in Information about the Company.  After completion of the Reverse/Forward Stock Split, we will cease to file annual, quarterly, current, and other reports and documents with the SEC.  We will not be providing periodic reports in the format currently required of us under the provisions of the Exchange Act and, as a result, continuing shareholders may have access to less information about us and our business, operations, and financial performance than is presently made available.

●
Limited Liquidity.  After the Reverse/Forward Stock Split, our Stock no longer will be quoted in the NASDAQ Capital Market.  It is anticipated that trades in our Stock may be made through the Over the Counter QX market, but there may be less liquidity for our Stock than presently is available in the NASDAQ Capital Market.  We cannot guarantee that quotations for our Stock will be reported through the Over the Counter QX market.  In addition, because of the potential deterioration in the liquidity of our Stock, the suspension of our obligation to publicly disclose financial and other information following the Reverse/Forward Stock Split, and the deregistration of our Stock under the Exchange Act, continuing shareholders may potentially experience a decrease in the value of their shares of our Stock.

●
Limited Oversight.  After completion of the Reverse/Forward Stock Split, we will no longer be subject to the provisions of the Sarbanes-Oxley Act and certain of the liability provisions of the Exchange Act.

●
Reporting Obligations of Certain Insiders.  Our executive officers and directors, as well as persons owning 10% or more of our outstanding Stock, will no longer be required to file reports relating to their transactions in our Stock with the SEC and will no longer be subject to the short-swing profits provisions of the Exchange Act.  In addition, persons acquiring more than 5% of our Stock will no longer be required to report their beneficial ownership under the Exchange Act.

●
Reduced Cash on Hand.  We estimate that the cost of payment to shareholders of record owning fewer than 250 shares of our Stock, professional fees and other expenses of the Reverse/Forward Stock Split will total approximately $10,953,000.  As a result of the Reverse/Forward Stock Split, the costs incurred in the Reverse/Forward Stock Split will be paid from cash on hand.  Accordingly, the amount of our cash on hand will be reduced.

●
No Appraisal Rights.  Under Missouri law, our Articles of Incorporation and our bylaws, no appraisal or dissenters' rights are available to our shareholders who dissent from the Reverse/Forward Stock Split.

●
Less Attractive Acquisition Currency.  Stock of companies registered with the SEC is generally regarded as being a more attractive acquisition currency than unregistered stock since, among other things, the acquirer of the public reporting company stock has constant access to important information about the public reporting company.  Our Board of Directors recognized that this may not be a significant disadvantage, however, because (i) the relative illiquidity of our Stock may make our Stock less attractive for investors than other publicly traded securities having more significant trading volume, and (ii) we have not utilized our Stock as currency for acquisitions.

●
Reduced Equity Capital Raising Opportunities.  One of the primary reasons many companies "go public" is to be able to more easily and efficiently access the public capital markets to raise cash.  Similar opportunities are generally less available (without significant expense) to companies that do not have a class of securities registered with the SEC.  Following the Reverse/Forward Stock Split, since we will no longer be registered with the SEC, it will likely be more costly and time consuming for us to raise equity capital from public or private sources.  Our Board of Directors has concluded that this may not be of great significance to us since this is not expected to be a course of action that we would expect to pursue for the foreseeable future.

●
Reduced Management Incentive.  The lack of a ready market for our Stock may result in fewer opportunities to utilize equity-based incentive compensation tools to recruit and retain executive talent.  Stock options and other equity-based incentives are typically less attractive if they cannot be turned into cash quickly and easily once earned.  Our Board of Directors believes that this is unlikely to have any significant adverse impact on us since stock options and other equity-based incentives have not been a significant part of our executives' compensation packages in the past and our Stock is only thinly traded irrespective of the Reverse/Forward Stock Split.

●
Loss of Prestige.  SEC reporting companies are often viewed by shareholders, employees, agents, investors, customers, vendors and others as more established, reliable and prestigious than privately held companies.  In addition, SEC reporting companies are often followed by analysts who publish reports on their operations and prospects.  Companies that lose status as an SEC reporting company may risk losing prestige in the eyes of the public, the investment community and key constituencies.  Our Board of Directors did not attach significant weight to this factor because we currently enjoy very little research analyst coverage or similar media attention that is considered as flowing from our public reporting company status.

Our Board of Directors believes that the benefits of the Reverse/Forward Stock Split to the Company outweigh the disadvantages.

Procedural Fairness

Our Board of Directors established an Independent Valuation Committee to evaluate and make a recommendation to the Board regarding the price to be paid to shareholders whose shares would be cashed out as a result of the Reverse/Forward Stock Split.  The Independent Valuation Committee was comprised of three directors who are independent of management and qualify as independent as that term is defined in Rule 5605(a)(2) of the Nasdaq listing standards.  Our Board itself is comprised of 14 directors, of whom nine are independent of management and qualify as independent as the term is defined in Rule 5605(a)(2) of the Nasdaq listing standards.  Of the 13 members of our Board of Directors who own shares of our Stock (based upon our share ownership information as of July 23, 2015), five directors do not own sufficient shares to avoid being cashed out as a result of the Reverse/Forward Stock Split.

The Independent Valuation Committee engaged Duff & Phelps as an independent financial advisor to assist the Independent Valuation Committee in assessing the fairness of the consideration to be paid to the cashed-out shareholders.  The Independent Valuation Committee requested and relied on a fairness opinion from Duff & Phelps that the $52.50 price to be paid in the Reverse/Forward Stock Split was fair to shareholders whose shares would be cashed out as a result of the Reverse/Forward Stock Split and to those shareholders who would remain shareholders of the Company following the Reverse/Forward Split.  The Independent Valuation Committee recommended and the Board approved the $52.50 price to be paid in the Reverse/Forward Stock Split.

We made no special provision for the review of our files by our unaffiliated shareholders, although subject to certain conditions, Missouri law provides shareholders with the right to review our books and records.  Our Board of Directors did not believe that these protections were necessary because our Board concluded that the interests of unaffiliated shareholders were sufficiently represented at the Board level by the Independent Valuation Committee.  All members of the Independent Valuation Committee as well as six other members of our Board are independent of management and qualify as independent as that term is defined in Rule 5605(a)(2) of the Nasdaq listing standards.  The interests of unaffiliated shareholders in the context of the Reverse/Forward Stock Split depend simply on whether they hold 250 shares or more of our Stock or fewer than 250 shares of our Stock.

The Board of Directors determined not to condition approval of the Reverse/Forward Stock Split on obtaining the separate approval by a majority of unaffiliated shareholders.  Such a vote of the majority of unaffiliated shareholders is not required under Missouri law.  Again, the Board of Directors concluded that the interests of unaffiliated shareholders were sufficiently represented at the Board level by the Independent Valuation Committee.  The Board also noted that affiliated and unaffiliated shareholders will be treated equally in the Reverse/Forward Stock Split, with such treatment depending simply on whether they hold at least 250 shares of our Stock.  If separate approval of unaffiliated shareholders were required, our affiliated shareholders would receive lesser voting rights than unaffiliated shareholders solely on the basis of their affiliate status even though they will receive no different treatment in the Reverse/Forward Stock Split.  Finally, shareholders potentially can increase, divide, or otherwise adjust their existing holdings at any time prior to the effective time of the Reverse Stock Split so as to retain some or all of their shares of our Stock, or to receive cash for some or all of their shares, as they see fit.

The Board of Directors recognized that this proxy statement, along with our other filings with the SEC, provide a great deal of information for unaffiliated shareholders to make an informed decision as to the Reverse/Forward Stock Split.

Recommendation of the Board of Directors

At meetings held on July 24, 2015 and July 27, 2015, our Board of Directors considered the advantages and disadvantages of the Reverse/Forward Stock Split.  At the meeting of July 27, 2015, the Board of Directors (other than R. Philip Bixby, Walter E. Bixby, Nancy Bixby Hudson, who abstained from voting) unanimously determined that the Reverse/Forward Stock Split is in the best interests of the Company and is procedurally and substantively fair to the unaffiliated holders of our Common Stock, including the unaffiliated shareholders who will be cashed out in the Reverse/Forward Stock Split and those who continue to be shareholders of the Company after the Reverse/Forward Stock Split, and approved the Reverse/Forward Stock Split and recommended that our shareholders vote:

●	"FOR" the proposed amendment to the Articles of Incorporation to effect the Reverse Stock Split of our Stock (see "Proposal No. 1" beginning on page 41); and

●	"FOR" the proposed amendment to the Articles of Incorporation to effect the Forward Stock Split of our Stock immediately following the Reverse Stock Split (see "Proposal No. 2" beginning on page 42).

Alternatives Considered

Our Board of Directors considered other methods of effecting a transaction to deregister our Stock, but ultimately rejected each of these alternatives and determined that the Reverse/Forward Stock Split was preferable to the other alternatives.  When considering the various alternatives to the Reverse/Forward Stock Split, the primary focus was the level of assurance that the selected alternative would result in us having fewer than 300 record owners of our Stock (thus allowing us to achieve our objective of terminating registration of our Stock under the Exchange Act and, among other things, reducing the associated compliance costs), the time frame within which such alternative could reasonably be expected to be achieved, again relative to the other alternatives under consideration, as well as the potential costs of the alternative transactions.

●
Purchase of Shares on the Open Market.  We have the ability to make periodic repurchases of our Stock in the open market, as we have done from time to time in the past.  However, this alternative would take an extended amount of time to complete, and, as it would be voluntary on the part shareholders, there would be no assurance of acquiring sufficient shares to reduce the number of record holders of our Stock to fewer than 300.  The cost of such a method would also be undeterminable.

●
Issuer Tender Offer.  Under this alternative, we would offer to purchase a set number of shares of our Stock according to a specific timetable and, in the case of an odd lot tender offer, only from shareholders owning a specified number (or fewer) shares of our Stock.  Because the tender of shares would be at the option of each shareholder, there could be no assurance that enough shareholders would participate so as to reduce the number of record holders of our Stock to fewer than 300.  In addition, because of the requirement in an issuer tender offer to treat tendering shareholders ratably, shares potentially would have to be repurchased on a pro rata basis and, as a result, there would be no assurance that enough shareholders would tender all of their shares of our Stock to reduce the number of record holders of our Stock to fewer than 300.  The cost of effecting an issuer tender offer would likely be greater than the cost of implementing a Reverse/Forward Stock Split since partial tenders by larger holders would require payment for tendered shares without reducing the number of record holders.  If the number of record holders of our Stock remained in excess of 300, we would have to resort to a reverse stock split or other transaction to eliminate additional record holders.  In light of the indeterminate number of shares necessary to accomplish the objective of a deregistration transaction under this alternative, the cost of doing so was determined to be too uncertain and most likely significantly in excess of the cost associated with the Reverse/Forward Stock Split.

For the reasons discussed above, our Board of Directors agreed that the Reverse/Forward Stock Split was the most expeditious and economical way of undertaking a deregistration transaction.

Effects of the Reverse/Forward Stock Split

Generally

The Board of Directors is soliciting shareholder approval for the Reverse/Forward Stock Split.  If approved by the shareholders and implemented by the Board of Directors, we anticipate that the Reverse/Forward Stock Split would occur soon after the date of the Special Meeting.  The Reverse/Forward Stock Split will become effective on the date the Company files Certificates of Amendment to our Articles of Incorporation with the Secretary of State of the State of Missouri, or on any later date that the Company may specify in such Certificates of Amendment.  Subject to shareholder approval and final action by the Board of Directors, we presently anticipate that the Reverse/Forward Stock Split would become effective on December 16, 2015.

At the Special Meeting, shareholders are being asked to consider and vote upon the proposals to amend our Articles of Incorporation to effect the Reverse/Forward Stock Split, including:

●	the proposed amendment to our Articles of Incorporation to effect the Reverse Stock Split; and

●	the proposed amendment to our Articles of Incorporation to effect the Forward Stock Split.

A copy of the proposed Certificates of Amendment to our Articles of Incorporation for the Reverse/Forward Stock Split are attached hereto as Annex A-1 (for the Reverse Stock Split) and Annex A-2 (for the Forward Stock Split).

If the Reverse/Forward Stock Split is completed, the following will occur:

●
Each holder of record of fewer than 250 shares of our Common Stock immediately before the effective time of the Reverse Stock Split will be eligible to receive a cash payment of $52.50 (subject to any applicable U.S. federal, state and local withholding tax) for each such pre-Reverse Stock Split share of Stock, without interest, and will no longer be a shareholder of the Company with respect to such shares of Stock.  The cash payment will remain at $52.50 regardless of the prices at which our Stock may trade prior to the effectiveness of the Reverse Stock Split.

●
Any shareholder who is the holder of record of 250 shares or more of our Stock immediately prior to the effective time of the Reverse Stock Split will not receive any cash payment with respect to Stock in connection with the Reverse Stock Split.  Assuming that both the Reverse Stock Split and the Forward Stock Split are approved by shareholders at the Special Meeting, the number of shares of Stock held by such shareholder will not change as a result of the Reverse/Forward Stock Split.  Such shareholder will not need to exchange or return any existing stock certificates representing shares of Stock, which certificates will continue to evidence ownership of the same number of shares of Stock as are set forth on the face of the certificates immediately prior to the Reverse/Forward Stock Split.  However, if the Reverse Stock Split is approved by shareholders at the Special Meeting but the Forward Stock Split is not approved by shareholders at the Special Meeting, the number of shares of Stock held by such shareholder will be reduced in accordance with the 1-for-250 Reverse Stock Split ratio and may include a fractional share to the extent required by that ratio.  Transmittal materials will be sent to such shareholder that describes how to surrender any existing stock certificates representing shares of Stock in exchange for certificates representing the appropriate number of post-Reverse Stock Split shares.  Shareholders should not turn in their stock certificates at this time.

●
We expect to have fewer than 300 shareholders of record of our Stock following the Reverse Stock Split and, therefore, to be eligible to terminate registration of our Stock under the Exchange Act.  This would terminate our obligation to continue filing annual and periodic reports and other filings required under the federal securities laws that are applicable to public reporting companies and eliminate expenses related to the disclosure, reporting and compliance requirements of the Sarbanes-Oxley Act.

●
Our Stock no longer will be quoted in the NASDAQ Capital Market.  We anticipate that trades in our Stock may be made through the Over the Counter QX market, but there may be less liquidity for our Stock than presently is available in the NASDAQ Capital Market.  The liquidity of our Stock has been limited in the past, and its liquidity could further contract because we will no longer be an SEC reporting company.

Effects on the Company

Upon completion of the Reverse/Forward Stock Split, we anticipate that we will have fewer than 300 shareholders of record of our Stock and will therefore be eligible to terminate the registration of our Stock under the Exchange Act.  In determining whether the number of shareholders of record of our Stock falls below 300 as a result of the Reverse Stock Split, we must count the holders of record of our Stock in accordance with Rule 12g5-1 under the Exchange Act.  Rule 12g5-1 provides, with certain exceptions, that in determining whether issuers, including the Company, are subject to the registration provisions of the Exchange Act, securities are considered to be "held of record" by each person who is identified as the owner of such securities on the respective records of security holders maintained by or on behalf of the issuers.  However, institutional custodians such as Cede & Co. and other commercial depositories are not considered a single holder of record for purposes of these provisions.  Rather, each direct participant in the depository holding the securities of the applicable issuer is considered a record holder of such securities.  Based on shareholder information available to us as of July 23, 2015, we estimate that as a result of the Reverse Stock Split we will have approximately 225 record holders of our Common Stock.

The registration of our Stock under the Exchange Act may be terminated upon application by us to the SEC if there are fewer than 300 shareholders of record of our Stock.  If the Reverse Stock Split is consummated and, as expected, we have fewer than 300 shareholders of record of our Stock, we intend to promptly file with the SEC a Form 15 making a certification to that effect.  Our obligation to file periodic and current reports as a result of our Stock's registration under the applicable provisions of the Exchange Act will be suspended immediately upon the filing of the Form 15.  Deregistration of our shares will be effective 90 days after filing of the Form 15, and thereupon:

●	our obligation to comply with the requirements of the proxy rules and to file proxy statements under Section 14 of the Exchange Act will terminate;

●
our executive officers and directors, as well as persons owning at 10% or more of our outstanding Stock, no longer will be subject to the reporting requirements of Section 16 of the Exchange Act and no longer will be subject to the prohibitions against retaining short-swing profits from the sale of shares of our Stock; and

●	persons acquiring more than 5% of our Stock will no longer be required to report their beneficial ownership under the Exchange Act.

We will continue to be subject to the general anti-fraud provisions of applicable federal and state securities laws.  After deregistering our shares, we once again will become subject to the reporting requirements of the Exchange Act if on the first day of any fiscal year we have more than 300 shareholders of record of our Stock or if we file a registration statement under the Securities Act of 1933, as amended.

We anticipate that following the Reverse/Forward Stock Split we will continue to operate our business as we have done prior to the Reverse/Forward Stock Split.

The Reverse/Forward Stock Split is estimated (based upon our share ownership information as of July 23, 2015) to result in the retirement of approximately 196,500 shares of our Common Stock at a price of $52.50 per share.  Including expenses for the Reverse/Forward Stock Split, particularly fees and expenses for the various legal, accounting and financial advisors, we estimate that the total cost of the Reverse/Forward Stock Split to us will be approximately $10,953,000.  Our cash balances will be reduced accordingly.  The consideration to be paid to shareholders of fewer than 250 shares of our Stock and the other costs of the Reverse/Forward Stock Split will be paid from cash on hand.  See "Special Factors – Source of Funds and Expenses" beginning on page 38.

Although our Common Stock presently is quoted in the NASDAQ Capital Market, following consummation of the Reverse/Forward Stock Split we anticipate that trades in our Stock may be made through the Over the Counter QX market.  The transition of our Common Stock from the NASDAQ Capital Market to the Over the Counter QX market may reduce the already limited liquidity of our Common Stock.

The Over the Counter QX marketplace is not a stock exchange or a regulated entity.  Price quotations are provided by over-the-counter market makers and company information is provided by the over-the-counter companies.  There is no assurance that there will be any Over the Counter QX marketplace quotations after the Reverse/Forward Stock Split or that they will continue for any length of time.

Effects on the Cashed-Out Shareholders

Shareholders holding fewer than 250 shares of our Common Stock immediately prior to the effective time of the Reverse Stock Split will cease to be shareholders of the Company with respect to such shares.  They will lose all rights associated with being our shareholder, such as the rights to attend and vote at shareholder meetings and receive dividends and distributions.  These shareholders will have the right to receive a cash payment of $52.50 (subject to any applicable U.S. federal, state and local withholding tax) per pre-Reverse Stock Split share of Stock, without interest.  These shareholders will be liable for any applicable taxes, but will not be required to pay brokerage fees or service charges.  Promptly after the effective date of the Reverse Stock Split, we will send a transmittal letter explaining to such shareholders how they can surrender their stock certificates in exchange for cash payment.  The length of time between the effective date of the Reverse Stock Split and the date on which a shareholder of fewer than 250 shares of our Stock will receive such shareholder's cash will depend, in part, on the amount of time taken by such shareholder to return his or her stock certificates for such shares accompanied by a properly completed letter of transmittal.  No cash payment will be made to any such shareholder until he or she has surrendered such outstanding stock certificate(s), together with the letter of transmittal, in accordance with the terms of the letter of transmittal.  Following the surrender of stock certificates for the shares being cashed out in accordance with the terms of the letter of transmittal, shareholders should receive cash payments promptly.  No interest will be paid on the cash payment at any time.

If a shareholder owns fewer than 250 shares of our Stock before the Reverse Stock Split, the only way the shareholder can continue to be our shareholder after the Reverse Stock Split is to acquire, prior to the effective time of the Reverse Stock Split, sufficient additional shares to cause such shareholder to own a minimum of 250 shares of Stock at the effective time of the Reverse Stock Split.  There will be a period of approximately four weeks between the date of this proxy statement and the anticipated effective date of the Reverse Stock Split, during which shareholders may decide to acquire additional shares.  However, given the historically limited liquidity of our Stock, we cannot assure you that any shares will be available for purchase and thus there can be no assurance that a shareholder will be able to acquire sufficient shares to meet or exceed the required 250 shares for our Stock.  In such an instance, the shareholder would no longer remain a shareholder of the Company with respect to Stock after the effective time of the Reverse Stock Split.

Shareholders who hold their shares in street name, through a broker, bank or other nominee, will be treated in accordance with the procedures of their nominee.  We intend that Stock held in street name will be treated in the same manner as Stock that is held of record.  However, we cannot assure that this will be the case, because a nominee holding shares for shareholders that individually own beneficially less than 250 shares of our Stock may collectively hold in excess of 250 shares of Stock, with the result that the shares of these shareholders will not be exchanged for cash.  Also, a shareholder owning 250 or more shares of our Stock may nevertheless have those shares cashed out if the shareholder holds the shares in a combination of street name accounts and record holder accounts, or holds the shares in separate accounts in several brokerage firms.  If you are in this situation and desire to remain one of our shareholders with respect to our Stock after the Reverse Stock Split, you may consolidate your holdings into one brokerage account or record holder account prior to the effective time of the Reverse Stock Split.  Conversely, if you hold an account with less than 250 shares of our Stock in street name and want to ensure that your shares are cashed out, you may want to change the manner in which your shares are held from street name into a record holder account in your own name so that you will be a record owner of the shares.

Effects on the Unaffiliated Remaining Shareholders

Any shareholder who is the holder of record of 250 shares or more of our Stock immediately prior to the effective time of the Reverse Stock Split will not receive any cash payment with respect to Stock in connection with the Reverse Stock Split.  Assuming that both the Reverse Stock Split and the Forward Stock Split are approved by shareholders at the Special Meeting, the number of shares of Stock held by such shareholder will not change as a result of the Reverse/Forward Stock Split.  However, if the Reverse Stock Split is approved by shareholders at the Special Meeting but the Forward Stock Split is not approved by shareholders at the Special Meeting, the number of shares of Stock held by such shareholder will be reduced in accordance with the 1-for-250 Reverse Stock Split ratio and may include a fractional share to the extent required by that ratio.

If a shareholder owns 250 or more shares of our Stock before the Reverse Stock Split and desires to liquidate their shares of Stock in connection with the Reverse Stock Split (at the price offered by us), the shareholder would need to reduce their holdings to less than 250 shares by selling or otherwise transferring shares of Stock prior to the Reverse Stock Split.  There will be a period of approximately four weeks between the date of this proxy statement and the anticipated effective date of the Reverse Stock Split, during which shareholders may attempt to reduce their holdings of our Stock.  However, given the historically limited liquidity of our Stock, there can be no assurance that any purchaser will be available or that a shareholder will be able to dispose of sufficient shares to reduce their holdings of our Stock to less than 250 shares.  In such an instance, the shareholder would be unable to take advantage of the opportunity to receive cash for their shares of Stock as a result of the Reverse Stock Split.

Shareholders who continue as shareholders of the Company after the Reverse/Forward Stock Split may experience reduced liquidity of their shares of our Stock.  We anticipate that trades in our Stock may be made through the Over the Counter QX market, but there can be no assurance of any quotation of, or market for, our Stock.

Shareholders who continue as our shareholders after the Reverse/Forward Stock Split will not receive or have access to the same financial and other business information about us that they would if we continued to make public disclosures pursuant to the Exchange Act.  We expect to continue to make available to our shareholders some quarterly and annual financial information concerning our business and operations, however this will not include all the information that is required to be included in filings with the SEC.  Also, shareholders will continue to have the right, upon written request, to receive certain information in appropriate circumstances, to the extent provided by the Missouri General and Business Corporations Law, including, for example, the right to view and copy our stock ledger, a list of our shareholders and other books and records, provided that the requesting party is a shareholder, makes the request in the form required by statute, and does so for a proper purpose.

Our Board of Directors also believes that, following the Reverse/Forward Stock Split, the remaining shareholders will benefit from the savings in direct and indirect operating costs to the Company resulting from our no longer being required to maintain our public reporting company status, as described above.  Our continuing shareholders, including our unaffiliated shareholders, will be the beneficiaries of these savings.  See "Special Factors—Purposes of and Reasons for the Reverse/Forward Stock Split" beginning on page 14.  Remaining shareholders will have the opportunity to participate in our future growth and earnings as we go forward without the costs of compliance with SEC reporting requirements.

Effects on the Affiliated Remaining Shareholders

Our directors and executive officers will participate in the Reverse/Forward Stock Split to the same extent as non-affiliates.

Upon the effectiveness of the Reverse/Forward Stock Split and as a result of the estimated retirement of approximately 196,500 shares of our Common Stock in connection with the Reverse/Forward Stock Split, we estimate that the percentage of the total outstanding shares of our Stock held by our current executive officers and directors will increase from approximately 63.0% to approximately 64.1% (based upon our share ownership information as of July 23, 2015).  With the possible exception of William R. Blessing, James T. Carr, John C. Cozad, Richard L. Finn and Cecil R. Miller (each of whom, based upon our share ownership information as of July 23, 2015, owns shares of our Stock that would be cashed out in the Reverse/Forward Stock Split), none of our directors and executive officers owning Stock owns fewer than 250 shares of our Stock and, therefore, the number of shares of our Stock that they own will not change as a result of the Reverse/Forward Stock Split.  The number of shares to be cashed out in the Reverse/Forward Stock Split may vary from the estimate above, and the ownership percentage of our shares of Stock held by our directors and executive officers and the ownership percentage of the continuing shareholders after the Reverse/Forward Stock Split will proportionally increase or decrease as a result of purchases, sales and other transfers of shares of Stock by our shareholders prior to the effective time of the Reverse Stock Split, and depending on the number of shares held in street name that are actually cashed out in the Reverse Stock Split.  Like all other remaining shareholders, our directors and executive officers may also experience reduced liquidity of their shares of our Stock.

As we noted above, we ultimately expect to realize recurring annual cost savings of approximately $850,000 as a result of the Reverse/Forward Stock Split, which does not include estimated executive and administrative time incurred in complying with public reporting company requirements.  Our continuing shareholders, including nearly all of our directors and executive officers, will be the beneficiaries of these savings.  See "Special Factors – Purposes of and Reasons for the Reverse/Forward Stock Split" beginning on page 14.  Remaining shareholders will have the opportunity to participate in our future growth and earnings as we go forward as a more streamlined entity without the costs of compliance with SEC reporting requirements.

Our current directors and executive officers may have interests in the Reverse/Forward Stock Split that are different from your interests as a shareholder, and have relationships that may present conflicts of interest.  See "Special Factors– Potential Conflicts of Interests of Officers, Directors and Certain Affiliated Persons" beginning on page 37.

Opinion of Duff & Phelps

The Independent Valuation Committee engaged Duff & Phelps to render an opinion as to the fairness, from a financial point of view, to: (i) the shareholders (the "Cashed Out Shareholders") owning fewer than 250 shares of Stock immediately prior to the effective time of the Reverse Stock Split of the $52.50 (subject to any applicable U.S. federal, state and local withholding tax) per pre-Reverse Stock Split share of Stock to be received by the Cashed Out Shareholders for shares that would be cashed out as a result of the Reverse/Forward Stock Split (the "Per Share Consideration"); (ii) the Company (including its continuing shareholders) of the Per Share Consideration to be paid by the Company to the Cashed-out Shareholders in the Reverse/Forward Stock Split; and (iii) the shareholders of the Company (other than R. Philip Bixby, Walter E. Bixby and Nancy Bixby Hudson and their respective affiliates) who will remain shareholders after the Reverse/Forward Stock Split of the Per Share Consideration to be paid by the Company to the Cashed-out Shareholders in the Reverse/Forward Stock Split (without giving effect to any impact of the Reverse/Forward Stock Split on any particular shareholder other than in its capacity as a shareholder).

As a leading global independent provider of financial advisory and investment banking services, Duff & Phelps is regularly engaged in the valuation of businesses and securities and the preparation of opinions in connection with mergers, acquisitions, spin-offs, financings, and other strategic transactions (including "going-private" transactions like the Reverse/Forward Stock Split).

On July 27, 2015, Duff & Phelps delivered its opinion to the Independent Valuation Committee and Board of Directors that, subject to the assumptions, qualifications, and limitations set forth in its presentation materials and subsequent written opinion: (i) the Per Share Consideration to be received by Cashed-out Shareholders in the Reverse/Forward Stock Split is fair from a financial point of view to the Cashed-out Shareholders; (ii) the Per Share Consideration to be paid by the Company to the Cashed-out Shareholders in the Reverse/Forward Stock Split is fair from a financial point of view to the Company (including its continuing shareholders); and (iii) the Per Share Consideration to be paid by the Company to the Cashed-out Shareholders in the Reverse/Forward Stock Split is fair from a financial point of view to the public shareholders of the Company (other than R. Philip Bixby, Walter E. Bixby, Nancy Bixby Hudson and their respective affiliates) who will remain shareholders after the Reverse/Forward Stock Split (without giving effect to any impact of the Reverse/Forward Stock Split on any particular shareholder other than in its capacity as a shareholder).

THE FULL TEXT OF THE WRITTEN OPINION OF DUFF & PHELPS, DATED JULY 27, 2015, WHICH SETS FORTH, AMONG OTHER THINGS, ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED, AND QUALIFICATIONS AND LIMITATIONS OF THE REVIEW UNDERTAKEN BY DUFF & PHELPS IN RENDERING ITS OPINION, IS ATTACHED AS ANNEX B TO THIS PROXY STATEMENT.  YOU ARE URGED TO READ THE DUFF & PHELPS OPINION CAREFULLY AND IN ITS ENTIRETY. THE SUMMARY OF THE DUFF & PHELPS OPINION SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

The following is a summary of the material analyses performed by Duff & Phelps in connection with rendering its opinion.  Duff & Phelps noted that the analyses have been designed specifically for the opinion and are not intended to apply to any other purposes.  While this summary describes the analyses and factors that Duff & Phelps deemed material in its opinion, it does not purport to be a comprehensive description of all analyses and factors considered by Duff & Phelps.  Duff & Phelps' opinion is based on its consideration of the various analyses performed.  This summary is qualified in its entirety by reference to the full text of the opinion attached as Annex B to this proxy statement.

In arriving at its opinion, Duff & Phelps did not attribute any particular weight to any particular analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor.  Several analytical methodologies were employed by Duff & Phelps in its analyses, and no one single method of analysis should be regarded as critical to the overall conclusion reached by Duff & Phelps, nor does the order of the analyses described herein represent relative importance or weight given to those analyses by Duff & Phelps.  Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques.  Accordingly, Duff & Phelps' analyses must be considered as a whole, and selecting portions of its analyses and the factors it considered, without considering all analyses and factors in their entirety, could create a misleading or incomplete view of the evaluation process underlying the Duff & Phelps opinion.  The conclusion reached by Duff & Phelps, therefore, is based on the application of Duff & Phelps' own experience and professional judgment to all analyses and factors considered by Duff & Phelps, taken as a whole.

Duff & Phelps has consented to the use of its opinion in this proxy statement and the Rule 13e-3 Transaction Statement on Schedule 13E-3 filed by the Company concurrently herewith.  In giving such consent, Duff & Phelps does not thereby admit that it is in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Scope of Duff & Phelps' Analysis

In connection with its opinion, Duff & Phelps made such reviews, analyses, and inquiries as it deemed necessary and appropriate under the circumstances.  Duff & Phelps also took into account its assessment of general economic, market, and financial conditions, as well as its experience in securities and business valuation, in general, and with respect to similar transactions, in particular.  Duff & Phelps' procedures, investigations, and financial analysis with respect to the preparation of its opinion included, but were not limited to, the items summarized below:

●	Reviewed the following documents:

●
The Company's Annual Reports on Form 10-K (including the audited financial statements of the Company included therein) filed with the SEC for the years ended December 31, 2013 and 2014 and the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 (including the unaudited interim financial statements of the Company included therein) filed with the SEC; and

●	Other internal documents relating to the history, current operations, and probable future outlook of the Company provided to Duff & Phelps by management of the Company;

●	Discussed the information referred to above and the background and other elements of the Reverse/Forward Stock Split with the management of the Company;

●
Reviewed the historical trading price and trading volume of the Company's Common Stock, and financial information and stock market information of certain other companies whose securities are publicly traded and that Duff & Phelps deemed relevant;

●
Performed certain valuation and comparative analyses using generally accepted valuation and analytical techniques, including an analysis of selected public companies that Duff & Phelps deemed relevant and an analysis of selected transactions that Duff & Phelps deemed relevant; and

●	Conducted such other analyses and considered such other factors as Duff & Phelps deemed appropriate.

Certain Assumptions made by Duff & Phelps

In its review and analysis, and in arriving at its opinion, Duff & Phelps made certain assumptions and relied on certain information that Duff & Phelps obtained from Company management.  In addition, Duff & Phelps also relied on certain representations made by Company management.  In each case, the Company gave its consent to Duff & Phelps that it was appropriate to make such assumptions and rely on such information and representations.  In particular, Duff & Phelps, with the Company's consent:

●
Relied upon the accuracy, completeness, and fair presentation of all information, data, advice, opinions, and representations obtained from public sources or provided to it from private sources, including Company management, and did not independently verify such information;

●	Assumed that all procedures required by law to be taken in connection with the Reverse/Forward Stock Split have been, or will be, duly, validly, and timely taken;

●
Assumed that any estimates, evaluations, and forecasts furnished to Duff & Phelps were reasonably prepared and based upon the best currently available information and good faith judgment of the person furnishing the same, and Duff & Phelps expressed no opinion with respect to such forecasts or the underlying assumptions.  Management of the Company does not prepare long-term financial projections;

●	Assumed that information supplied and representations made by Company management were substantially accurate regarding the Company and the Reverse/Forward Stock Split;

●	Assumed that the final versions of all documents reviewed by Duff & Phelps in draft form conform in all material respects to the drafts reviewed;

●
Assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business, or prospects of the Company since the date of the most recent financial statements and other information made available to Duff & Phelps, and that there were no information or facts that would make the information reviewed by Duff & Phelps incomplete or misleading;

●
Assumed that all of the conditions required to implement the Reverse/Forward Stock Split will be satisfied and that the Reverse/Forward Stock Split will be completed in accordance with the summary term sheet described in the Company's preliminary proxy statement filed with the SEC without any amendments thereto or any waivers of any terms or conditions thereof; and

●
Assumed that all governmental, regulatory, or other consents and approvals necessary for the consummation of the Reverse/Forward Stock Split will be obtained without any adverse effect on the Company or the contemplated benefits expected to be derived in the Reverse/Forward Stock Split.

Duff & Phelps advised the Company that to the extent that any of the foregoing assumptions or any of the facts on which the Duff & Phelps opinion is based proves to be untrue in any material respect, the Duff & Phelps opinion should not be relied upon.  Furthermore, in its analysis and in connection with the preparation of its opinion, Duff & Phelps noted that it made numerous assumptions with respect to industry performance, general business, market and economic conditions, and other matters, many of which are beyond the control of any party involved in the Reverse/Forward Stock Split.

Summary of Financial Analyses by Duff & Phelps

The following is a summary of the material financial analyses used by Duff & Phelps in connection with its opinion.  Duff & Phelps used generally accepted valuation analyses to estimate the equity value of the Company on a going-concern basis.  The financial analyses summarized below include information presented in tabular format.  In order to fully understand the financial analyses used by Duff & Phelps, the tables must be read together with the text of each summary.  The tables alone do not constitute a complete description of the financial analyses.  Rather, the analyses listed in the tables and described below must be considered as a whole.  Considering any portion of such analyses or factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Duff & Phelps' opinion.

Historical Trading Price and Volume

Because the Company's Common Stock is publicly traded, Duff & Phelps considered the per share value ascribed to it by the public markets.  Duff & Phelps analyzed the Company's historical stock prices, trading volume, level of institutional ownership, and historical valuation multiples.  On July 22, 2015, the Company's Common Stock closed at a price of $44.82 per share.  Over the year ended on that date, the Company's Stock traded in a range of $43.29 per share to $49.82 per share.  Daily trading volume averaged 8,948, 11,789, and 9,463 over the two-week, one-month and six-month periods, respectively, prior to July 22, 2015.  In performing its fundamental valuation, Duff & Phelps considered the Company's publicly traded price per share as one indication of value among several others analyzed and described in this proxy statement.

Share Repurchase Activity

The Company has been active over the past two years in repurchasing its Common Stock in the public markets.  Duff & Phelps analyzed the Company's historical share repurchase activity.  During the period January 1, 2013 through March 31, 2015, the Company repurchased 253,077 shares at an estimated aggregate cost of $11,476,467.  The monthly estimated average cost per share during this period ranged from $37.50 per share in January 2013 to $48.44 per share in November 2014.  In performing its fundamental valuation, Duff & Phelps considered the Company's repurchase activity as another indication of value.

Selected Public Companies Analysis

A selected public companies analysis compares a subject company to a group of publicly traded companies that investors may consider similar to the subject company, and applies valuation multiples to the subject company's financial performance metrics based on the qualitative and quantitative comparison.  Comparative factors include, but are not limited to, historical and projected growth and volatility in earnings and factors that affect the riskiness of future cash flows.  Duff & Phelps compared the Company to eight publicly traded companies:

American Equity Investment Life Holding Co.	American National Insurance Co.
FBL Financial Group Inc.	Fidelity & Guaranty Life
Lincoln National Corporation	National Western Life Insurance Company
Symetra Financial Corporation	Torchmark Corporation

Duff & Phelps noted that none of the public companies utilized in its analysis are identical to the Company, but these companies were selected because they are publicly traded companies with operations and businesses that, for purposes of Duff & Phelps' analyses, may be considered similar to that of the Company.  Accordingly, a complete valuation analysis cannot be limited to a quantitative review of the selected companies and involves complex considerations and judgments concerning differences in financial and operating characteristics of such companies, as well as other factors that could affect their value relative to that of the Company.

Duff & Phelps used publicly available historical financial data and equity research estimates as compiled by Capital IQ to calculate certain valuation ratios for the public companies listed in the table above.  Duff & Phelps analyzed historical and projected operating income ("OI"), earnings per share ("EPS"), and book value per share excluding accumulated other comprehensive income ("BVPS") for each of the publicly traded companies.  Duff & Phelps then analyzed such public companies' trading multiples of equity value to their respective reported and forecasted (as available) OI, EPS, and BVPS.  Duff & Phelps also analyzed such public companies' dividend yields and dividend payout ratios.  The tables below summarize such analysis.

	P / 3-yr Avg. OI	P / LTM OI	P / 2015P OI	P / 3-yr Avg. EPS	P / LTM EPS	P / 2015P EPS	P / BVPS	Dividend Yield
Low	10.4x	9.3x	9.6x	8.8x	8.2x	10.0x	0.57x	0.1%
Median	14.2x	13.5x	13.6x	12.7x	13.1x	13.9x	1.18x	1.1%
High	15.4x	14.9x	14.0x	15.8x	14.9x	14.4x	2.06x	2.9%

Source: SNL Financial, Capital IQ, SEC filings; "P" = Median equity analyst projection
Multiples calculated using stock prices as of July 22, 2015
LTM = Latest twelve months ended on or around March 31, 2015

Duff & Phelps selected valuation multiples of various financial metrics for the Company based on the historical and projected financial performance of the Company, as well as other factors, as compared to the selected public companies in order to estimate a range of equity values for the Company.  Duff & Phelps also performed regression analyses based on Price / BVPS vs 3-year average operating income return on average equity ("OI ROAE") and Price / BVPS vs LTM OI ROAE.

Duff & Phelps selected valuation multiples of 0.59x to 0.71x BVPS, implying a stock price of $39.82 per share to $48.00 per share; 13.5x to 16.9x LTM OI, implying a stock price of $35.79 per share to $44.82 per share; 14.2x to 17.0x 3-yr average OI, implying a stock price of $37.36 per share to $44.82 per share; and 13.1x to 16.2x LTM EPS, implying a stock price of $36.12 per share to $44.82 per share.

Summary of Valuation Analysis Conclusion

Based on the valuation indications derived from its valuation analyses, Duff & Phelps concluded that the share price of $44.82 per share as of July 22, 2015 was representative of fair value.  As a result, subject to the assumptions, qualifications, and limitations set forth in the Duff & Phelps' opinion, Duff & Phelps determined that the Per Share Consideration of $52.50 for fractional shares to be received by Cashed-Out Shareholders in the Reverse/Forward Stock Split is fair from a financial point of view to the Cashed-Out Shareholders.

Selected "Go-Dark" Transaction Analysis

Duff & Phelps also provided a selected "Go-Dark" transaction analysis to the Board of Directors and Independent Valuation Committee.  As part of the analysis, Duff & Phelps analyzed transactions that, for the purpose of its analysis, Duff & Phelps determined may be considered similar to the Reverse/Forward Stock Split to determine what dilution, if any, has been experienced by shareholders in similar transactions.  Duff & Phelps reviewed 48 "Go-Dark" transactions by means of a reverse / forward stock split or cash out merger announced since January 1, 2005.  None of the selected "Go-Dark" transactions resulted in a change of control of the subject company.  Duff & Phelps excluded transactions in which: (i) the subject company's market capitalization was less than $10 million at time of announcement; and (ii) the per share cash price paid for fractional shares was less than $1.00 per share.  Duff & Phelps relied on the reported share price paid by these companies in connection with the comparable transactions and compared that price to the most recently reported trading prices for the same shares to determine a difference in price (i.e., premium or discount).  Duff & Phelps did not consider the trading history or fundamental value of the stock for the 48 transactions reviewed other than the last recorded trading price (for purposes of comparison to the acquisition price paid to the selected transactions).  The analysis included premiums paid for fractional shares as well as the percentage dilution associated with the total dollar amount of premium paid for each of the transactions.  None of the selected "Go-Dark" transactions involves companies that are identical to the Company and Duff & Phelps did not have access to non-public information regarding these companies and transactions.

Duff & Phelps analyzed the premiums paid for fractional shares as well as the percentage dilution associated with the total dollar amount of premium paid for each of the transactions.  The tables below summarize such analysis.

	Market Capitalization at Announcement (in millions)	% Difference from Previous Day	% Dilution	Shares Purchased as a % of Shares Outstanding
Low	$10.1	2.4%	0.02%	0.2%
Median	$24.2	19.6%	0.64%	5.3%
High	$539.3	78.0%	27.88%	53.3%

Source: Capital IQ, SEC filings
% Dilution = [(Fractional Share Price - Common Stock Price Before Announcement) X Fractional Shares] / (Market Capitalization at Announcement - Transaction Value)

Of the 48 transactions reviewed, the list was further refined to nine transactions by excluding: (i) companies with market capitalizations under $20.0 million; (ii) the cash-out of greater than 5% of the company's total shares outstanding; and (iii) transaction values less than $1.0 million.  The following table is a summary of the resulting nine transactions including the percentage of shares cashed-out, percentage dilution associated with the total dollar amount of premium paid, and the percentage premium paid per share for the transactions.

	Market Capitalization at Announcement (in millions)	% Difference from Previous Day	% Dilution	Shares Purchased as a % of Shares Outstanding
Low	$35.8	2.4%	0.12%	1.5%
Median	$58.3	23.6%	0.55%	4.7%
High	$539.3	38.6%	1.57%	5.0%

Source: Capital IQ, SEC filings
% Dilution = [(Fractional Share Price - Common Stock Price Before Announcement) X Fractional Shares] / (Market Capitalization at Announcement - Transaction Value)

Based on its review of the selected "Go-Dark" transactions, Duff & Phelps observed that a reasonable range of the dilution was 0.12% to 1.57%.  Duff & Phelps then calculated the dilution that the Company's shareholders would experience as a result of the Reverse/Forward Stock Split.  The Company estimates that it will cancel approximately 196,538 shares, or approximately 1.84% of the shares of common stock outstanding, for an aggregate cost of approximately $10,318,245.  Based on these estimates, the expected dilution experienced by remaining shareholders is approximately 0.32%.  As a result, subject to the assumptions, qualifications, and limitations set forth in the Duff & Phelps' opinion, Duff & Phelps determined that: (i) the Per Share Consideration to be paid by the Company to the Cashed-out Shareholders in the Reverse/Forward Stock Split is fair from a financial point of view to the Company (including its continuing shareholders); and (ii) the Per Share Consideration to be paid by the Company to the Cashed-out Shareholders in the Reverse/Forward Stock Split is fair from a financial point of view the public shareholders of the Company (other than R. Philip Bixby, Walter E. Bixby, Nancy Bixby Hudson and their respective affiliates) who will remain shareholders after the Reverse/Forward Stock Split (without giving effect to any impact of the Reverse/Forward Stock Split on any particular shareholder other than in its capacity as a shareholder).

Certain Qualifications and Limitations of the Duff & Phelps Opinion

Duff & Phelps prepared its written opinion effective as of July 27, 2015.  The opinion is necessarily based upon market, economic, financial, and other conditions as they existed and could be evaluated as of the date of the opinion, and Duff & Phelps disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting its opinion which may come or be brought to the attention of Duff & Phelps after the effective date of the opinion.

Duff & Phelps did not evaluate the Company's solvency or conduct an independent appraisal or physical inspection of any specific assets or liabilities (contingent or otherwise).  Duff & Phelps is not an expert in the evaluation of reserves for future policy benefits and was not requested to, and did not, make any actuarial determinations or evaluations or attempt to evaluate actuarial assumptions. Duff & Phelps made no analysis of, and expressed no view with respect to, the adequacy of the Company's reserves for future policy benefits.  Duff & Phelps was not requested to, and did not: (i) initiate any discussions with, or solicit any indications of interest from, third parties with respect to the Reverse/Forward Stock Split, the assets, businesses, or operations of the Company, or any alternatives to the Reverse/Forward Stock Split; (ii) negotiate or determine the terms of the Reverse/Forward Stock Split; or (iii) advise the Independent Valuation Committee, the Board of Directors or any other party with respect to alternatives to the Reverse/Forward Stock Split.

Duff & Phelps is not expressing any opinion as to the market price or value of the Company's Common Stock (or anything else) after the announcement or the consummation of the Reverse/Forward Stock Split.  The Duff & Phelps opinion should not be construed as a valuation opinion, credit rating, solvency opinion, an analysis of the Company's credit worthiness, as tax advice, or as accounting advice.  Duff & Phelps has not made, and assumed no responsibility to make, any representation, or render any opinion, as to any legal matter.

The Duff & Phelps opinion was furnished solely for the use and benefit of the Independent Valuation Committee and the Board of Directors in connection with their consideration of the Reverse/Forward Stock Split and is not intended to, and does not, confer any rights or remedies upon any other person, and is not intended to be used, and may not be used, by any other person or for any other purpose, without Duff & Phelps' express consent.  The Duff & Phelps opinion: (i) does not address the merits of the underlying business decision to enter into the Reverse/Forward Stock Split versus any alternative strategy or transaction; (ii) does not address any transaction related to the Reverse/Forward Stock Split; (iii) is not a recommendation as to how the Independent Valuation Committee, the Board of Directors or any shareholder should vote or act with respect to any matters relating to the Reverse/Forward Stock Split, or whether to proceed with the Reverse/Forward Stock Split or any related transaction; and (iv) does not indicate that the Per Share Consideration paid or received is the best possibly attainable under any circumstances.  The decision as to whether to proceed with the Reverse/Forward Stock Split or any related transaction may depend on an assessment of factors unrelated to the financial analysis on which the Duff & Phelps opinion is based.  Duff & Phelps' opinion should not be construed as creating any fiduciary duty on the part of Duff & Phelps to any party.

Fees and Expenses, Prior Relationships

The Company's engagement letter with Duff & Phelps provides that, for the opinion, Duff & Phelps is entitled to receive $250,000.  In addition, the Company has agreed to reimburse Duff & Phelps for its out-of-pocket expenses and to indemnify Duff & Phelps and certain related persons against liabilities arising out of Duff & Phelps' service as a financial advisor to the Company's Board of Directors and Independent Valuation Committee.  The terms of the fee arrangement with Duff & Phelps, which the Company and Duff & Phelps believe are customary in transactions of this nature, were negotiated at arm's length between the Company and Duff & Phelps, and the Board of Directors is aware of these fee arrangements.  No portion of Duff & Phelps' fee was contingent on either the conclusions reached in its opinion or the consummation of the Reverse/Forward Stock Split or any other transaction.  During the two years preceding the date of the opinion, Duff & Phelps has not had any material relationship with any party to the Reverse/Forward Stock Split for which compensation has been received or is intended to be received, nor is any such material relationship or related compensation mutually understood to be contemplated.  Duff & Phelps may provide valuation and financial advisory services to the Company or the Company's Board of Directors (or any committee thereof) in the future.

Conduct of Our Business after the Reverse/Forward Stock Split

Except as described in this proxy statement, neither we nor our management have any current plans or proposals to effect any extraordinary corporate transaction, such as a merger, reorganization or liquidation, a sale or transfer of any material amount of our assets, a change in management, a material change in our indebtedness or capitalization, or any other material change in our corporate structure or business.

Except as described in this proxy statement with respect to the use of funds to finance the Reverse/Forward Stock Split and related costs and our plans to deregister our Stock under the Exchange Act, the Reverse/Forward Stock Split is not anticipated to have a material effect upon the conduct of our business.  Regardless of whether the Reverse/Forward Stock Split is approved by our shareholders, we expect to conduct our business and operations in substantially the same manner as currently conducted.  We intend, however, to continue to evaluate and review our business, properties, management and other personnel, corporate structure, capitalization and other aspects of our operations in the same manner as we historically have from time to time, and to make such changes as we consider appropriate.  We also intend to continue to explore from time to time acquisitions and other business opportunities to expand or strengthen our businesses, as we have done in the past.  In that regard, we may review proposals or may propose the acquisition or disposition of assets or other changes in our business, corporate structure, capitalization, management or other changes that we then consider to be in our best interests and in the best interests of continuing shareholders after the Reverse/Forward Stock Split.  There are currently no plans to enter into any proposals or agreements that require shareholder approval.

Material U.S. Federal Income Tax Consequences of the Reverse/Forward Stock Split

The following is a summary of the material U.S. federal income tax consequences of the Reverse/Forward Stock Split to the Company and its shareholders.  This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), existing Treasury Regulations promulgated thereunder, published rulings, administrative pronouncements and judicial decisions, any changes to which could affect the tax consequences described herein, possibly on a retroactive basis.  This summary only addresses shareholders who hold their shares of our Stock as a capital asset.  This section does not apply to a shareholder that is a member of a special class of holders subject to special rules, including, without limitation, financial institutions, regulated investment companies, real estate investment trusts, holders who are dealers in securities or foreign currency, traders in securities that elect to use a mark-to-market method of accounting for securities holdings, tax-exempt organizations, insurance companies, holders that received their shares of our Stock pursuant to the exercise of employee stock options or otherwise as compensation, persons liable for alternative minimum tax, holders who hold their shares of our Stock as part of a hedge, straddle, conversion, constructive sale or other integrated transaction, or holders whose functional currency is not the U.S. dollar.  This summary does not address tax considerations arising under any U.S. federal estate, gift or other non-income tax laws or under any state, local or foreign laws.  This summary is not binding on the Internal Revenue Service (the "IRS") or any court, and there is no assurance that the IRS or a court will not take a contrary position.

A "U.S. Holder" is a beneficial owner of any share of our Stock that, for U.S. federal income tax purposes, is: (1) an individual citizen or resident of the United States; (2) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (4) a trust if (a) the administration of the trust is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust, or (b) a valid election is in effect under applicable Treasury Regulations for the trust to be treated as a United States person.  A "Non-U.S. Holder" is a beneficial owner of any share of our Stock other than a U.S. Holder, a partnership or an entity treated as a partnership for U.S. federal income tax purposes.  If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) holds Stock, the tax treatment of a partner with respect to the Reverse/Forward Stock Split generally will depend upon the status of the partner and the activities of the partnership.  Such a partner or partnership is urged to consult its own tax advisor as to the U.S. federal income tax consequences of the Reverse/Forward Stock Split.

THE FOLLOWING DISCUSSION IS FOR GENERAL INFORMATION ONLY. NO RULING FROM THE IRS OR OPINION OF COUNSEL HAS BEEN OR WILL BE OBTAINED REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE/FORWARD STOCK SPLIT.  ACCORDINGLY, EACH SHAREHOLDER IS URGED TO CONSULT ITS OWN TAX ADVISOR AS TO THE U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE TRANSACTION TO SUCH HOLDER.

Tax Consequences of the Reverse/Forward Stock Split to U.S. Holders

Shareholders Not Receiving Cash in the Reverse/Forward Stock Split

A U.S. Holder that does not receive any cash in the Reverse/Forward Stock Split generally should not recognize any gain or loss with respect to the Reverse/Forward Stock Split for U.S. federal income tax purposes, and generally should have the same adjusted tax basis and holding period in its shares of our Stock as such holder had immediately prior to the Reverse/Forward Stock Split.

Shareholders Receiving Cash in Exchange for Shares in the Reverse/Forward Stock Split

A U.S. Holder's receipt of cash in exchange for our Stock in the Reverse/Forward Stock Split generally will be a taxable transaction to such holder for U.S. federal income tax purposes.  Under the stock redemption rules of Section 302 of the Code (referred to herein as the "Section 302 tests"), a U.S. Holder's exchange of Stock for cash in the Reverse/Forward Stock Split generally should be treated as a "sale or exchange" of such Stock if the exchange (1) results in a "complete termination" of such holder's interest in us, (2) is "substantially disproportionate" with respect to such holder or (3) is "not essentially equivalent to a dividend" with respect to such holder.  Each of the Section 302 tests is described in more detail below.

In determining whether any of the Section 302 tests is satisfied, a U.S. Holder must take into account both Stock actually owned by such holder and any Stock considered as owned by such holder by reason of certain constructive ownership rules in the Code.  Under these rules, a U.S. Holder generally will be considered to own Stock which such holder has the right to acquire pursuant to the exercise of an option or warrant or by conversion or exchange of a security.  A U.S. Holder generally will also be considered to own Stock that is owned (and, in some cases, constructively owned) by some members of such holder's family and by some entities (such as corporations, partnerships, trusts and estates) in which such holder, a member of such holder's family or a related entity has an interest.

If any of the Section 302 tests is satisfied with respect to a U.S. Holder, and the exchange of Stock for cash in the Reverse/Forward Stock Split is therefore treated as a sale or exchange for U.S. federal income tax purposes, such holder generally should recognize gain or loss equal to the difference between the amount of cash received by such holder and such holder's adjusted tax basis in the Stock exchanged in the Reverse/Forward Stock Split.  Gain or loss must be calculated separately with respect to each block of shares of Stock exchanged in the Reverse/Forward Stock Split.  Any gain or loss generally will be capital gain or loss and generally will be long-term capital gain or loss if the shares of Stock have been held for more than one year on the date of the Reverse/Forward Stock Split.  Currently, the maximum long-term capital gain rate for individual U.S. Holders is 20%; certain individual U.S. Holders may be subject to an additional 3.8% Medicare tax.  Certain limitations apply to the deductibility of capital losses.

Conversely, if none of the Section 302 tests is satisfied with respect to a U.S. Holder, such holder generally should be treated as having received a distribution from us in an amount equal to the cash received by such holder in the Reverse/Forward Stock Split, in which case the distribution may be taxable as a dividend to the extent of such holder's share of our earnings and profits.  We cannot determine prior to the consummation of the Reverse/Forward Stock Split the extent to which we will have sufficient current and accumulated earnings and profits to cause any distribution to be treated as a dividend for U.S. federal income tax purposes.  To the extent that the amount of a distribution received by a U.S. Holder with respect to the Reverse/Forward Stock Split exceeds such holder's share of our current and accumulated earnings and profits, the excess generally should be treated as a tax-free return of capital to the extent of such holder's adjusted tax basis in the Stock exchanged in the Reverse/Forward Stock Split and any remainder generally should be treated as capital gain from the sale or exchange of the Stock.  If certain holding period and other requirements are satisfied, dividends are currently taxable at a maximum rate of 20% for individual U.S. Holders; certain individual U.S. Holders may be subject to an additional 3.8% Medicare tax.  To the extent that a U.S. Holder's exchange of Stock for cash in the Reverse/Forward Stock Split is treated as a dividend, such holder's adjusted tax basis in the Stock exchanged therefore may be added to the tax basis of any Stock treated as retained by such holder.

A corporate U.S. Holder that does not satisfy any of the Section 302 tests and is treated for U.S. federal income tax purposes as receiving a dividend in the Reverse/Forward Stock Split may be eligible for the dividends received deduction, subject to certain limitations.  In addition, any amount received by a corporate U.S. Holder that is treated as a dividend for U.S. federal income tax purposes generally will constitute an "extraordinary dividend" under Section 1059 of the Code, and result in the reduction of tax basis in such holder's Stock or in gain recognition to such holder in an amount equal to the non-taxed portion of the dividend.  Each corporate shareholder is urged to consult its own tax advisor as to the tax consequences of dividend treatment to such holder with respect to its receipt of cash in the Reverse/Forward Stock Split.

Section 302 Tests

A U.S. Holder's exchange of Stock for cash in the Reverse/Forward Stock Split must satisfy one of the following tests to be treated as a sale or exchange for U.S. federal income tax purposes:

●
Complete Termination.  A U.S. Holder's exchange of Stock for cash in the Reverse/Forward Stock Split generally will result in a "complete termination" of such holder's interest in us if, in connection with the Reverse/Forward Stock Split, either (i) all of the Stock actually and constructively owned by such holder is exchanged for cash, or (ii) all of the shares of Stock actually owned by such holder is exchanged for cash, and, with respect to constructively-owned shares of Stock, such holder is eligible to waive (and effectively waives) constructive ownership of all such Stock under procedures described in Section 302(c) of the Code.

●
Substantially Disproportionate Redemption.  A U.S. Holder's exchange of Stock for cash in the Reverse/Forward Stock Split generally will be "substantially disproportionate" with respect to such holder if, among other things, immediately after the exchange (i.e., treating all Stock exchanged for cash in the Reverse/Forward Stock Split as no longer outstanding), (i) such holder's percentage ownership of our voting stock is less than 80% of such holder's percentage ownership of our voting stock immediately before the exchange (i.e., treating all Stock exchanged for cash in the Reverse/Forward Stock Split as outstanding), and (ii) such holder owns less than 50% of the total voting power of all Stock entitled to vote.  For purposes of these percentage ownership tests, a holder will be considered as owning Stock owned directly as well as indirectly through application of the constructive ownership rules described above.

●
Not Essentially Equivalent to a Dividend.  In order for a U.S. Holder's exchange of Stock for cash in the Reverse/Forward Stock Split to qualify as "not essentially equivalent to a dividend," such holder must experience a "meaningful reduction" in its proportionate interest in us as a result of the exchange, taking into account the constructive ownership rules described above.  Whether a U.S. Holder's exchange of Stock pursuant to the Reverse/Forward Stock Split will result in a "meaningful reduction" of such holder's proportionate interest in us will depend on such holder's particular facts and circumstances.  The IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder (for example, less than 1%) in a publicly-held corporation who exercises no control over corporate affairs may constitute a "meaningful reduction."

Each shareholder is urged to consult its own tax advisor as to the application of the Section 302 tests to such shareholder under its particular circumstances.

Tax Consequences of the Reverse/Forward Stock Split to Non-U.S. Holders

The U.S. federal income tax rules applicable to Non-U.S. Holders are complex, and the following is a limited summary of some general rules applicable to certain Non-U.S. Holders with respect to the Reverse/Forward Stock Split.  Each Non-U.S. Holder is urged to consult its own tax advisor regarding the U.S. federal, state, local and foreign tax consequences to such holder of the Reverse/Forward Stock Split.

A Non-U.S. Holder that does not receive any cash in the Reverse/Forward Stock Split generally should not recognize any gain or loss with respect to the Reverse/Forward Stock Split for U.S. federal income tax purposes.

A payment to a Non-U.S. Holder in the Reverse/Forward Stock Split that is treated as a distribution to such holder with respect to its Stock generally will be subject to U.S. federal income tax withholding at a 30% rate.  Accordingly, as described below, we may withhold 30% of any gross payments made to a Non-U.S. Holder with respect to the Reverse/Forward Stock Split, unless such holder properly demonstrates that a reduced rate of U.S. federal income tax withholding or an exemption from such withholding is applicable.

If a Non-U.S. Holder's exchange of Stock for cash in the Reverse/Forward Stock Split is treated as a sale or exchange, rather than as a dividend, for U.S. federal income tax purposes, such holder generally should not be subject to U.S. federal income tax on the exchange, unless (1) in the case of a nonresident alien individual, the individual is present in the United States for 183 days or more in the taxable year of the exchange and certain other conditions are satisfied, (2) the gain is effectively connected with a U.S. trade or business of such holder, and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment maintained by such holder in the United States, or (3) we are or have been a United States real property holding corporation (a "USRPHC") and certain other requirements are satisfied.  A Non-U.S. Holder that is a corporation and whose gain is effectively connected with the conduct of a trade or business within the United States also may be subject to a branch profits tax at a 30% rate (or such lower rate specified by an applicable income tax treaty).  We do not believe that we are (or have been) a USRPHC within the last five years.

U.S. Federal Income Tax Withholding Requirements for All Shareholders

As stated above, we may withhold U.S. federal income taxes equal to 30% of any gross payments made to a Non-U.S. Holder with respect to the Reverse/Forward Stock Split, unless such holder properly demonstrates that a reduced rate of U.S. federal income tax withholding or an exemption from such withholding is applicable.  For example, an applicable income tax treaty may reduce or eliminate U.S. federal income tax withholding, in which case a Non-U.S. Holder claiming a reduction in (or exemption from) such tax must provide us with a properly completed IRS Form W-8BEN claiming the applicable treaty benefit.  Alternatively, an exemption generally should apply if the Non-U.S. Holder's gain is effectively connected with a U.S. trade or business of such holder, and such holder provides us with an appropriate statement to that effect on a properly completed IRS Form W-8ECI.

In addition, to prevent backup U.S. federal income tax withholding equal to 28% of the gross payments made to a shareholder in the Reverse/Forward Stock Split, each U.S. Holder who does not otherwise establish an exemption from backup withholding must provide us with such holder's correct taxpayer identification number ("TIN") or certify that such holder is awaiting a TIN, and provide certain other information by completing, under penalties of perjury, the Substitute Form W-9 included in the letter of transmittal.  Non-U.S. Holders should complete and sign the appropriate IRS Form W-8, a copy of which may be obtained from us, in order to avoid backup withholding with respect to payments made to such holders in the Reverse/Forward Stock Split.

Tax Consequences of the Reverse/Forward Stock Split to the Company

The Reverse/Forward Stock Split generally should be treated as a tax-free "recapitalization" for U.S. federal income tax purposes, in which case the Company should not recognize any gain or loss for such purposes.  Under the Code, an "ownership change" with respect to a corporation can significantly limit the amount of pre-ownership change net operating losses and certain other tax assets that the corporation may utilize after the ownership change to offset future taxable income.  For this purpose, an ownership change generally occurs when there is a cumulative change of greater than 50% in a corporation's stock ownership within a three-year period.  Similar limitations also apply for state and local income tax purposes.  The Reverse/Forward Stock Split, together with all other changes in the Company's Stock ownership during the current testing period, will count towards determining whether the Company experiences an ownership change.

Potential Conflicts of Interests of Officers, Directors and Certain Affiliated Persons

Our executive officers and directors may have interests in the Reverse/Forward Stock Split that are different from your interests as a shareholder, and have relationships that may present conflicts of interest.  While our Board of Directors recommends a vote "FOR" the Reverse/Forward Stock Split, to the Company's knowledge, none of the Company's affiliates has made a recommendation, in their individual capacities, either in support of or opposed to the Reverse/Forward Stock Split.  Our executive officers and directors, as well as Mr. Lee M. Vogel (who holds a revocable proxy to vote all shares held by members of a family voting group), have indicated they will vote "FOR" the Reverse/Forward Stock Split with respect to all shares for which they hold or share voting power.

Upon the effectiveness of the Reverse/Forward Stock Split and as a result of the estimated retirement of approximately 196,500 shares of our Common Stock, we estimate that the percentage of the total outstanding shares of our Stock held by our current executive officers and directors will increase from approximately 63.0% to approximately 64.1% (based upon our share ownership information as of July 23, 2015).  With the possible exception of William R. Blessing, James T. Carr, John C. Cozad, Richard L. Finn and Cecil R. Miller (each of whom, based upon our share ownership information as of July 23, 2015, owns shares of our Stock that would be cashed out in the Reverse/Forward Stock Split), none of our directors and executive officers owning Stock owns fewer than 250 shares of our Stock and, therefore, the number of shares of our Stock that they own will not change as a result of the Reverse/Forward Stock Split.  The number of shares to be cashed out and retired in the Reverse/Forward Stock Split may vary from the estimate above, and the ownership percentage of our shares of Stock held by our directors and executive officers and the ownership percentage of the continuing shareholders after the Reverse/Forward Stock Split will proportionally increase or decrease as a result of purchases, sales and other transfers of our shares of Stock by our shareholders prior to the effective time of the Reverse/Forward Stock Split, and depending on the number of shares held in street name that are actually cashed out in the Reverse/Forward Stock Split.  See "Special Factors – Effects of the Reverse/Forward Stock Split – Effects on the Affiliated Remaining Shareholders" beginning on page 27.

Directors and executive officers, as well as persons owning 10% or more of our outstanding Stock, will experience certain advantages after the Reverse/Forward Stock Split in that they will be relieved of certain SEC reporting requirements and "short-swing profit" trading provisions under Section 16 of the Exchange Act and information regarding their compensation and stock ownership will no longer be publicly available.  In addition, by deregistering our Stock under the Exchange Act subsequent to the consummation of the Reverse/Forward Stock Split, we will no longer be prohibited, pursuant to Section 402 of the Sarbanes-Oxley Act, from making personal loans to our directors or executive officers.  However, we do not have a present intention of making personal loans to our directors or executive officers, and the ability to make such loans was not a reason considered by the Board of Directors in evaluating the benefits of the Reverse/Forward Stock Split.

Except as described above in this section, none of our affiliates has any interest, direct or indirect, in the Reverse/Forward Stock Split other than interests arising from the ownership of securities where those affiliates receive no extra or special benefit not shared on a pro rata basis by all other holders of our Stock.  In particular, there are no agreements with affiliates to purchase Stock upon consummation of or subsequent to the Reverse/Forward Stock Split or otherwise with respect to the Reverse/Forward Stock Split.  However, with the possible exception of William R. Blessing, James T. Carr, John C. Cozad, Richard L. Finn and Cecil R. Miller (each of whom, based upon our share ownership information as of July 23, 2015, owns shares of our Stock that would be cashed out in the Reverse/Forward Stock Split), none of our directors and executive officers owning Stock owns fewer than 250 shares of our Stock and, therefore, the number of shares of our Stock that they own will not change as a result of the Reverse/Forward Stock Split.

Sources of Funds and Expenses

Because we do not know how many shares of our Stock will be cashed out in the Reverse Stock Split, we do not know the exact cost of the Reverse/Forward Stock Split.  However, based on information that we have received as of July 23, 2015 as to our record holders, and information we have received regarding the holdings of beneficial owners of our Stock held in street name, as well as our estimates of other Reverse/Forward Stock Split expenses, we believe that the total cash requirement of the Reverse/Forward Stock Split to us will be approximately $10,953,000.  This amount includes approximately $10,318,000 needed to cash out fractional shares of any shareholder who is the holder of record of fewer than 250 shares of our Stock immediately prior to the effective time of the Reverse Stock Split, approximately $605,000 of legal, accounting and financial advisory fees, and approximately $30,000 of other costs, including costs of printing and mailing, to effect the Reverse/Forward Stock Split, as follows:

Payment for Fractional Shares	$10,318,000
Legal and Accounting Fees	275,000
Financial Advisory Fees and Expenses	330,000
Printing and Miscellaneous Costs	30,000
Total Expenses	$10,953,000

It is anticipated that the consideration to be paid to shareholders of fewer than 250 shares of our Stock in the Reverse/Forward Stock Split and the other costs of the Reverse/Forward Stock Split will be paid from cash on hand.  Although the Company has the ability to borrow a portion of the funds needed to provide such consideration, management does not anticipate that such borrowings will be needed.  It is not anticipated that there will be any conditions to the availability of the funds for the Reverse/Forward Stock Split and, aside from the Company's ability to borrow from the Federal Home Loan Bank of Des Moines (FHLB) or its revolving creditor lenders, we do not have any alternative financing arrangements or alternative financing plans with respect to the Reverse/Forward Stock Split.

Shareholder Approval

A majority of the shares of our Common Stock entitled to vote at the Special Meeting must be present or represented by proxy in order to constitute a quorum for the purpose of approving the amendments to our Articles of Incorporation to effect the Reverse/Forward Stock Split.  Assuming the presence of a quorum, we cannot complete the Reverse/Forward Stock Split unless at least a majority of the votes eligible to be cast by shareholders at the Special Meeting and at least two-thirds (2/3) of the votes actually cast by shareholders at the Special Meeting, in each case, are cast to approve the amendments to our Articles of Incorporation to effect the Reverse/Forward Stock Split.  The proposed amendments to the Articles of Incorporation to accomplish the Reverse/Forward Stock Split are contained in the forms of the Certificates of Amendment attached to this proxy statement as Annex A-1 (for the Reverse Stock Split) and Annex A-2 (for the Forward Stock Split).  While our Board of Directors recommends a vote "FOR" the Reverse/Forward Stock Split, to the Company's knowledge, none of the Company's affiliates has made a recommendation, in their individual capacities, either in support of or opposed to the Reverse/Forward Stock Split.  Our directors and executive officers, as well as Mr. Lee M. Vogel (who holds a revocable proxy to vote all shares held by members of a family voting group), have indicated that they intend to vote the shares of our Stock for which they have or share voting power and which are outstanding on the record date and eligible to vote at the Special Meeting (believed to be 7,079,499 shares or approximately 66.7% of our outstanding Stock eligible to vote at the Special Meeting) in favor of the Reverse/Forward Stock Split.

Effective Date

The Reverse/Forward Stock Split will become effective as of the date that we amend our Articles of Incorporation through the filing of Certificates of Amendment to our Articles of Incorporation with the Secretary of State of the State of Missouri to effect the Reverse/Forward Stock Split or on any later date that the Company may specify in such Certificates of Amendment.

We intend to effect the Reverse/Forward Stock Split soon after the Reverse/Forward Stock Split is approved by our shareholders, subject to final authorization by our Board of Directors, and presently anticipate that the Reverse/Forward Stock Split will become effective on December 16, 2015.  Within five business days after the effective date of the Reverse/Forward Stock Split, the Company intends to send to each shareholder of record of fewer than 250 shares of our Stock, and to brokers, banks and other nominees, based on information we receive from them in response to our inquiries, for each owner of fewer than 250 shares of our Stock held in street name, instructions, including letters of transmittal, asking them to surrender their shares of Stock.  Upon proper completion, execution and return to us of the letter of transmittal, and the return of the letter of transmittal and accompanying stock certificate(s) for such shares, we will send the payments to these shareholders within five business days of receipt.  Therefore, the timing of receipt of payment for these shareholders is dependent upon their proper surrender of their stock certificates and the delivery of properly prepared and executed letters of transmittal.  Payment to holders of fewer than 250 shares of our Stock who hold their shares in street name will be made in accordance with the procedures of their broker, bank or other nominee.  Any shares of our Stock acquired in connection with the Reverse/Forward Stock Split will be restored to the status of authorized but unissued shares.

The suspension of our obligation to file periodic reports and other documents under the Exchange Act will become effective after the filing with the SEC of a certification and notice of termination of registration on Form 15.  The deregistration of our Stock under Section 12(g) of the Exchange Act will take effect 90 days after the filing of the Form 15.  See "Special Factors – Effects of the Reverse/Forward Stock Split" beginning on page 24.

Termination of the Reverse/Forward Stock Split

Under applicable Missouri law, the Board of Directors has a duty to act in the best interests of our shareholders.  Accordingly, the Board of Directors reserves the right to abandon the Reverse/Forward Stock Split if, for any reason, the Board of Directors determines that, in the best interests of our Company, it is not advisable to proceed with the Reverse/Forward Stock Split, even assuming the shareholders approve the Reverse/Forward Stock Split by vote at the Special Meeting.  Although the Board of Directors presently believes that the Reverse/Forward Stock Split is in our best interests and has recommended a vote "FOR" each of the Reverse/Forward Stock Split proposals, the Board of Directors nonetheless believes that it is prudent to recognize that circumstances could possibly change prior to the Special Meeting (or after the Special Meeting and prior to the effective time of the Reverse/Forward Stock Split) such that it might not be appropriate or desirable to effect the Reverse/Forward Stock Split at that time.  Such reasons include, but are not limited to:

●
Any change in the nature of our stockholdings prior to the effective date of the Reverse/Forward Stock Split, which would result in us being unable to reduce the number of record holders of our Stock to below 300 as a result of the Reverse/Forward Stock Split;

●	Any change in the number of our record holders of our Stock that would enable us to deregister our Stock under the Exchange Act without effecting the Reverse/Forward Stock Split;

●
Any change in the number of shares of our Stock that will be exchanged for cash in connection with the Reverse/Forward Stock Split that would increase the cost and expense of the Reverse/Forward Stock Split from that which is currently anticipated; or

●	Any adverse change in our financial condition that would render the Reverse/Forward Stock Split inadvisable.

If the Board of Directors decides to withdraw the Reverse/Forward Stock Split, whether before or after the time the Special Meeting is held, the Board of Directors will promptly notify our shareholders of the decision by public announcement.

Process for Payment for Fractional Shares

The Company serves as transfer agent for its Stock, and will handle the payment for fractional shares in connection with the Reverse/Forward Stock Split.

No service charge, brokerage commission, or transfer tax will be payable by a shareholder of record of fewer than 250 shares of our Stock in connection with the cash out of shares in the Reverse/Forward Stock Split.

If any certificate evidencing shares of our Stock has been lost or destroyed, we may in our sole discretion accept in lieu thereof a duly executed affidavit and indemnity agreement in a form satisfactory to us.  The holder of any shares of our Stock evidenced by any certificate that has been lost or destroyed must submit:

●	the letter of transmittal sent by us;

●	the above-referenced affidavit;

●	the above-referenced indemnity agreement; and

●
any other document required by us, which may include a bond or other security satisfactory to us indemnifying us against any losses incurred as a consequence of paying cash in lieu of issuing fractional shares of our Stock in exchange for the existing shares of our Stock evidenced or purported to be evidenced by such lost or destroyed certificate.

Additional instructions with respect to lost or destroyed certificates will be included with the letter of transmittal that we will send to shareholders after the effective date of the Reverse/Forward Stock Split.  In the event that the Company is unable to locate certain shareholders or if a shareholder fails to properly complete, execute, and return the letter of transmittal and accompanying stock certificate(s) to us, we will continue to hold any funds payable to such holders pursuant to the Reverse/Forward Stock Split until a proper claim is made, subject to applicable unclaimed property and escheat laws.

Shareholders owning fewer than 250 shares of our Stock at the effective time of the Reverse Stock Split will be eligible to receive a cash payment of $52.50 (subject to any applicable U.S. federal, state and local withholding tax) for each such pre-Reverse Stock Split share of Stock, without interest.  Following the effective date of the Reverse Stock Split, transmittal materials will be sent to those shareholders entitled to a cash payment that will describe how to turn in their stock certificates and receive the cash payments.  Shareholders should not turn in their stock certificates at this time.

Any shareholder who is the holder of record of 250 shares or more of our Stock immediately prior to the effective time of the Reverse Stock Split will not receive any cash payment with respect to Stock in connection with the Reverse Stock Split.  Assuming that both the Reverse Stock Split and the Forward Stock Split are approved by shareholders at the Special Meeting, the number of shares of Stock held by such shareholder will not change as a result of the Reverse/Forward Stock Split.  Such shareholder will not need to exchange or return any existing stock certificates representing shares of Stock, which certificates will continue to evidence ownership of the same number of shares of Stock as are set forth on the face of the certificates immediately prior to the Reverse/Forward Stock Split.  However, if the Reverse Stock Split is approved by shareholders at the Special Meeting but the Forward Stock Split is not approved by shareholders at the Special Meeting, the number of shares of Stock held by such shareholder will be reduced in accordance with the 1-for-250 Reverse Stock Split ratio and may include a fractional share to the extent required by that ratio.  Transmittal materials will be sent to such shareholder that will describe how to surrender any existing stock certificates representing shares of Stock in exchange for certificates representing the appropriate number of post-Reverse Stock Split shares.  Shareholders should not turn in their stock certificates at this time.

For purposes of determining ownership of shares of our Stock at the effective time of the Reverse/Forward Stock Split, such shares will be considered held by the person in whose name such shares are registered on our records.  We intend that shareholders holding shares of our Stock in street name will be treated in the same manner as shareholders whose shares are registered in their names.  However, we cannot assure that this will be the case, because a nominee holding shares for shareholders that individually own beneficially less than 250 shares of our Stock may collectively hold in excess of 250 shares of Stock, with the result that the shares of these shareholders will not be exchanged for cash.

We will rely on all brokers, banks and other nominees that hold shares of our Stock in street name to provide us with information on how many fractional shares will be cashed out.  However, these brokers, banks and other nominees may have different procedures than those of the Company for processing the Reverse/Forward Stock Split.  If you hold your shares in street name with a bank, broker or other nominee, and if you have any questions in this regard, we encourage you to contact your bank, broker or nominee.

Within five business days after the effective date of the Reverse/Forward Stock Split, we intend to send to each holder of record of 250 or fewer shares of our Stock immediately prior to the Reverse Stock Split, instructions for surrendering any stock certificates held thereby representing the shares that will be converted to a right to receive cash as a result of the Reverse Stock Split.  The instructions will include a letter of transmittal to be completed and returned to us by the holder of such certificates, together with such certificates.  Within five business days after we receive from a holder of fewer than 250 shares of our Stock a surrendered certificate, together with a duly completed and executed letter of transmittal with respect thereto and such other documents as we may require, we will deliver to the person payment in an amount equal to $52.50 (subject to any applicable U.S. federal, state and local withholding tax) per pre-Reverse Stock Split share of Stock, without interest.

We will also send the transmittal materials to brokers, banks and other nominees, based on information we receive from them, for each owner of fewer than 250 shares of our Stock immediately prior to the Reverse Stock Split held in street name.  Payment to holders of fewer than 250 shares of our Stock who hold their shares in street name will made in accordance with the procedures of their broker, bank or other nominee.

DO NOT SEND STOCK CERTIFICATES TO US UNTIL AFTER YOU HAVE RECEIVED A LETTER OF TRANSMITTAL AND ANY ACCOMPANYING INSTRUCTIONS.

There will be no differences between the respective rights, such as dividend, voting, liquidation or other rights, preferences or limitations of our Stock prior to the Reverse/Forward Stock Split and of our Stock after the Reverse/Forward Stock Split.

No Appraisal or Dissenters' Rights

Under Missouri law, our Articles of Incorporation and our bylaws, no appraisal or dissenters' rights are available to shareholders of the Company who dissent from the Reverse/Forward Stock Split.

Escheat Laws

The unclaimed property and escheat laws of each state provide that under circumstances defined in that state's statutes, holders of unclaimed or abandoned property must surrender that property to the state.  Persons whose shares are cashed out and whose addresses are unknown to us, or who do not return their stock certificates and request payment for their cashed out shares, may have a limited period of time from the effective date of the Reverse Stock Split in which to claim the cash payment payable to them.  For example, with respect to shareholders whose last known addresses are in New York, as shown by our records, the period is three years.  Following the expiration of that period, the applicable State unclaimed property authority would likely cause the cash payments to escheat to the State.  For shareholders who reside in some states, as shown by our records, state abandoned property laws may call for such state to obtain either (i) custodial possession of property that has been unclaimed until the owner reclaims it or (ii) escheat of such property to the state.  If we do not have an address for the holder of record of the shares, then unclaimed cash-out payments will be turned over to our state of incorporation, the State of Missouri, in accordance with its unclaimed property laws.

Regulatory Approvals

The Company is not aware of any material governmental or regulatory approval required for completion of the Reverse/Forward Stock Split, other than compliance with the relevant federal and state securities laws and the Missouri General and Business Corporation Law.

Litigation

There is no ongoing litigation related to the Reverse/Forward Stock Split.

PROPOSAL NO. 1
-- APPROVAL OF AMENDMENT TO THE ARTICLES OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT OF THE COMPANY'S OUTSTANDING SHARES

What am I voting on?

Shareholders are being asked to approve, subject to final action by the Board of Directors, a proposed amendment to Article 4 of our Articles of Incorporation under which the Company will effect a 1-for-250 Reverse Stock Split of the issued and outstanding shares of Common Stock of the Company, such that shareholders of record who hold fewer than 250 shares of our Stock will have such shares cancelled and converted into the right to receive $52.50 for each share of Stock held of record prior to the Reverse Stock Split.  The text of the proposed amendment to effect the Reverse Stock Split is set forth in the form of the proposed Certificate of Amendment to the Articles of Incorporation attached to this proxy statement as Annex A-1.  Shareholder approval of the Reverse Stock Split will not be conditioned on shareholder approval of the Forward Stock Split contemplated by proposal 2 below.

The Reverse Stock Split is intended to take effect, subject to shareholder approval and subsequent final action by our Board of Directors, on the date the Company files the proposed Certificate of Amendment with the Secretary of State of the State of Missouri, or on any later date that the Company may specify in such Certificate of Amendment.  Our Board of Directors has retained the authority to determine whether and when to file the proposed Certificate of Amendment to effect the Reverse Stock Split, notwithstanding the authorization of the Reverse Stock Split by our shareholders.  We presently anticipate that the effective time of the Reverse Stock Split will occur on December 16, 2015, subject to shareholder approval and final action by the Board of Directors.

Following the effective date of the Reverse Stock Split, transmittal materials will be sent to those shareholders entitled to a cash payment that will describe how to turn in their stock certificates and receive the cash payments.  Those shareholders entitled to a cash payment should not turn in their stock certificates at this time.

See "Special Factors – Purposes of and Reasons for the Reverse/Forward Stock Split" beginning on page 14 and "Special Factors – Effects of the Reverse/Forward Stock Split" on page 24.

What are the purposes and effects of the proposed amendment?

As more fully described elsewhere in this proxy statement, the purposes and effects of the Reverse Stock Split and of the related Forward Stock Split are to enable the Company to terminate the registration of our Stock under the Exchange Act, if, after the Reverse/Forward Stock Split, there are fewer than 300 record holders of our Stock and we make the necessary filings with the SEC.  The Board of Directors has decided that the costs of being an SEC reporting company outweigh the benefits and, thus, it is no longer in the best interests of the Company or of our shareholders, including our unaffiliated shareholders, for us to remain an SEC reporting company.  As a result of the Reverse Stock Split, shareholders of record holding fewer than 250 shares of our Stock prior to the Reverse Stock Split will cease to own any shares of Stock but will be eligible to receive a cash payment of $52.50 (subject to any applicable U.S. federal, state and local withholding tax) for each such pre-Reverse Stock Split share of Stock, without interest.

See "Special Factors – Purposes of and Reasons for the Reverse/Forward Stock Split" beginning on page 14, "Special Factors – Effects of the Reverse/Forward Stock Split" beginning on page 24, "Special Factors – Alternatives Considered" beginning on page 23, and "Special Factors – Conduct of Our Business after the Reverse/Forward Stock Split" beginning on page 33.

How does our Board of Directors recommend that I vote?

Our Board of Directors recommends that you vote "FOR" approval of the proposed amendment to our Articles of Incorporation to effect the Reverse Stock Split.

PROPOSAL NO. 2
-- APPROVAL OF AMENDMENT TO THE ARTICLES OF INCORPORATION TO EFFECT THE FORWARD STOCK SPLIT OF THE COMPANY'S OUTSTANDING SHARES IMMEDIATELY FOLLOWING THE REVERSE STOCK SPLIT OF THE COMPANY'S OUTSTANDING SHARES

What am I voting on?

Shareholders are being asked to approve, subject to shareholder approval of the Reverse Stock Split contemplated by Proposal No. 1 above and final action by our Board of Directors, a proposed amendment to Article 4 of our Articles of Incorporation under which the Company, immediately following the Reverse Stock Split of our Stock, will effect a 250-for-1 Forward Stock Split of each one issued and outstanding share of Stock (and including each fractional share of Stock in excess of one share).  The text of the proposed amendment to effect the Forward Stock Split is set forth in the form of the proposed Certificate of Amendment to the Articles of Incorporation attached to this proxy statement as Annex A-2.

The Forward Stock Split is intended to take effect, subject to shareholder approval of both the Forward Stock Split and the Reverse Stock Split contemplated by Proposal No. 1 above and final action by our Board of Directors, on the date the Company files the proposed Certificate of Amendment with the Secretary of State of the State of Missouri, or on any later date that the Company may specify in such Certificate of Amendment.  The Certificate of Amendment would be filed with the Secretary of State of the State of Missouri immediately following the filing of the Certificate of Amendment to effect the Reverse Stock Split contemplated by Proposal No. 1 above.  Our Board of Directors has retained the authority to determine whether and when to file the proposed Certificate of Amendment to effect the Forward Stock Split, notwithstanding the authorization of the Forward Stock Split by our shareholders.  We anticipate that the effective time of the Forward Stock Split will occur immediately following effectiveness of the Reverse Stock Split on December 16, 2015, subject to shareholder approval and final action by the Board of Directors.

See "Special Factors – Purposes of and Reasons for the Reverse/Forward Stock Split" beginning on page 14 and "Special Factors – Effects of the Reverse/Forward Stock Split" on page 24.

What are the purposes and effects of the proposed amendment?

As more fully described elsewhere in this proxy statement, the purposes and effects of the Forward Stock Split and of the related Reverse Stock Split are to enable the Company to terminate the registration of our Stock under the Exchange Act, if, after the Reverse/Forward Stock Split, there are fewer than 300 record holders of our Stock and we make the necessary filings with the SEC.  The Board of Directors has decided that the costs of being an SEC reporting company outweigh the benefits and, thus, it is no longer in our best interests or the best interests of our shareholders, including our unaffiliated shareholders, for us to remain an SEC reporting company.  As a result of the Forward Stock Split (which would occur, subject to shareholder approval and final action by the Board of Directors, immediately following the consummation of the Reverse Stock Split), if any shareholder is the holder of record of 250 shares or more of our Stock immediately prior to the effective time of the Reverse Stock Split, the number of shares of Stock held by such shareholder will not change as a result of the Reverse/Forward Stock Split, and such shareholder will not receive any cash payment with respect to Stock in connection with the Reverse/Forward Stock Split.  Such shareholder will not need to exchange or return any existing stock certificates representing shares of Stock, which certificates will continue to evidence ownership of the same number of shares of Stock as are set forth on the face of the certificates immediately prior to the Reverse/Forward Stock Split.  The Forward Stock Split therefore would have the effect of eliminating any fractional shares of our Stock resulting from the Reverse Stock Split, and allowing the Company to avoid having to make any cash payment with respect to such fractional shares, in each case, if such fractional shares are held by any shareholder who is the holder of record of 250 shares or more of Stock immediately prior to the effective time of the Reverse Stock Split.

See "Special Factors – Purposes of and Reasons for the Reverse/Forward Stock Split" beginning on page 14, "Special Factors – Effects of the Reverse/Forward Stock Split" beginning on page 24, "Special Factors – Alternatives Considered" beginning on page 23, and "Special Factors – Conduct of Our Business after the Reverse/Forward Stock Split" beginning on page 33.

How does our Board of Directors recommend that I vote?

Our Board of Directors recommends that you vote "FOR" approval of the proposed amendment to our Articles of Incorporation to effect the Forward Stock Split.

INFORMATION ABOUT THE COMPANY

Name and Address

The name of the Company is Kansas City Life Insurance Company, a Missouri corporation.  Our principal executive offices are located at 3520 Broadway, Kansas City, MO 64111, and our telephone number is (816) 753-7000.

Market Price of Common Stock; Dividends

The only shares that the Company has the authority to issue under its Articles of Incorporation are 36,000,000 shares of the Company's common stock, $1.25 par value per share, of which 10,608,834 shares were outstanding as of the record date for the Special Meeting.

Our Common Stock is quoted in the NASDAQ Capital Market under the trading symbol "KCLI".  The following table sets forth the range of the low and high sales prices for our Common Stock and of the dividends declared on our Stock, for each period presented.  The quotations below do not reflect the retail mark-up, markdown or commissions and may not represent actual transactions.

	Price		Dividends Declared
Period	Low	High	Per Share
2015
First Quarter	$44.68	$48.66	$0.27
Second Quarter	$43.78	$46.25	$0.27
Third Quarter (through July 24, 2015)	$42.53	$46.20	--
2014
First Quarter	$43.60	$50.62	$0.27
Second Quarter	$40.62	$48.68	$0.27
Third Quarter	$43.29	$46.99	$0.27
Fourth Quarter	$43.90	$49.82	$0.27
2013
First Quarter	$36.35	$39.93	$0.27
Second Quarter	$34.01	$39.06	$0.27
Third Quarter	$38.10	$45.31	$0.27
Fourth Quarter	$43.15	$49.95	$0.27

Our Board of Directors is responsible for determining the amount and timing of dividend payments.  All dividends are discretionary and are based on past financial performance and availability of funds.

Shareholder dividends may not exceed statutory unassigned surplus.  Additionally, under Missouri law, the Company must have the prior approval of the Missouri Director of Insurance in order to pay dividends in any consecutive twelve-month period exceeding the greater of statutory net gain from operations for the preceding year or 10% of statutory shareholders' equity at the end of the preceding year.  The Company, as the parent company of Old American Insurance Company and Sunset Life Insurance Company of America, believes it has sufficient cash resources, independent of dividends paid by its affiliates, to satisfy its own shareholder dividend payments.  In addition, the Company believes that individually each of the insurance enterprises has sufficient cash flows to satisfy the anticipated cash dividends that are expected to be declared.

The maximum shareholder dividends payable by the Company without prior approval in 2015 is $33.9 million, 10% of December 31, 2014 capital and surplus.  The maximum shareholder dividends payable by Old American Insurance Company without prior approval in 2015 is $2.3 million, which is 10% of December 31, 2014 capital and surplus.  The maximum shareholder dividends payable by Sunset Life Insurance Company of America without prior approval in 2015 is $5.4 million, the statutory net gain from operations for the preceding year.  The Company believes that the statutory limitations impose no practical restrictions on any of its dividend payment plans.

The Company has access to borrowing capacity through its membership affiliation with the Federal Home Loan Bank of Des Moines (FHLB).  There were no outstanding balances with the FHLB at June 30, 2015.  The Company has access to unsecured revolving lines of credit of $70.0 million with two major commercial banks with no balances outstanding at June 30, 2015.  These lines of credit will mature in June 2016.

Shareholders

As of July 23, 2015, there were approximately 490 holders of record of our Common Stock.  The Company is the transfer agent for its Stock.

Prior Public Offerings

We have not made an underwritten public offering of our Common Stock for cash during the three years preceding the date of this proxy statement.

Stock Purchases

Consistent with the repurchase authorization provided by the Company's Board of Directors for 2013 and 2014, on January 26, 2015 the Board authorized the repurchase, through open market or private transactions, of up to 1,000,000 shares of Common Stock through January 25, 2016.  Management was given discretion to determine the number and pricing of the shares to be purchased, as well as, the timing of any such purchases.  As of July 23, 2015, the Company continued to be authorized by the Board, exercisable in management's discretion, to purchase up to 784,452 shares of our Stock, however, the Company has suspended purchasing shares on the open market until the completion, withdrawal or termination of the proposed Reverse/Forward Stock Split.

The following table summarizes the purchases of shares of our Stock made by or on behalf of our Company during the quarterly periods indicated, including, for each such quarterly period, the number of shares purchased, the range of prices paid and the average purchase price paid:

Quarter Ended	Number of Shares Purchased	Range of Prices Paid	Average Purchase Price
September 30, 2013	37,924	$42.30 - $44.55	$43.80
December 31, 2013	15,670	$43.38 - $45.00	$44.44
March 31, 2014	--	--	--
June 30, 2014	--	--	--
September 30, 2014	78,908	$42.91 - $46.85	$45.65
December 31, 2014	63,830	$43.97 - $48.97	$46.53
March 31, 2015	44,967	$45.01 - $48.51	$46.41
June 30, 2015	145,414	$44.08 - $46.25	$45.33
September 30, 2015 (through July 23, 2015)	25,167	$45.39 - $46.19	$45.82
Total	411,880	$42.30 - $48.97	$45.55

Except as described in this "Stock Purchases" section, the Company has not purchased any shares of Stock during the 60 days preceding the date of this proxy statement.  The following tables summarize the purchases of shares of our Stock made by the Company, and by its 401(k) plan, during the 60 days preceding the date of this proxy statement, including the purchase dates, the number of shares purchased and the prices paid:

Purchases by the Company:

Purchase Dates	Number of Shares Purchased	Prices Paid
June 4, 2015	72	$44.40
June 4, 2015	100	$44.45
June 4, 2015	100	$44.48
June 4, 2015	100	$44.50
June 4, 2015	300	$44.51
June 4, 2015	300	$44.52
June 4, 2015	35	$44.53
June 4, 2015	300	$44.54
June 4, 2015	200	$44.56
June 4, 2015	100	$44.57
June 4, 2015	100	$44.60
June 4, 2015	1	$44.61
June 4, 2015	200	$44.62
June 4, 2015	132	$44.63
June 4, 2015	67	$44.64
June 5, 2015	98	$44.39
June 5, 2015	100	$44.44
June 5, 2015	1	$44.45
June 5, 2015	100	$44.46
June 5, 2015	200	$44.48
June 5, 2015	385	$44.49
June 5, 2015	300	$44.50
June 5, 2015	100	$44.52
June 5, 2015	200	$44.53
June 5, 2015	400	$44.58
June 5, 2015	223	$44.62
June 8, 2015	100	$44.64
June 8, 2015	100	$44.65
June 8, 2015	1	$44.73
June 8, 2015	116	$44.77
June 8, 2015	88	$44.78
June 8, 2015	200	$44.83
June 8, 2015	100	$44.84

June 8, 2015	100	$44.85
June 8, 2015	100	$44.87
June 8, 2015	602	$44.88
June 8, 2015	200	$44.89
June 8, 2015	400	$44.98
June 9, 2015	172	$44.70
June 9, 2015	99	$44.71
June 9, 2015	47	$44.72
June 9, 2015	100	$44.74
June 9, 2015	2	$44.76
June 9, 2015	288	$44.77
June 9, 2015	300	$44.79
June 9, 2015	100	$44.83
June 9, 2015	99	$44.84
June 9, 2015	200	$44.85
June 9, 2015	100	$44.87
June 9, 2015	100	$44.88
June 10, 2015	535	$44.76
June 10, 2015	1,022	$44.77
June 10, 2015	100	$44.79
June 10, 2015	100	$44.80
June 10, 2015	200	$44.81
June 11, 2015	113	$44.70
June 11, 2015	200	$44.71
June 11, 2015	187	$44.72
June 11, 2015	100	$44.78
June 11, 2015	300	$44.79
June 11, 2015	550	$44.80
June 11, 2015	1	$44.81
June 11, 2015	100	$44.89
June 11, 2015	300	$44.91
June 11, 2015	100	$44.94
June 11, 2015	100	$44.98
June 12, 2015	3	$44.67
June 12, 2015	98	$44.68
June 12, 2015	200	$44.73
June 12, 2015	19	$44.74
June 12, 2015	101	$44.77
June 12, 2015	299	$44.78
June 12, 2015	300	$44.79
June 12, 2015	50	$44.80
June 12, 2015	200	$44.81
June 12, 2015	100	$44.84
June 12, 2015	100	$44.86
June 12, 2015	281	$44.87
June 12, 2015	100	$44.88
June 12, 2015	100	$44.89
June 12, 2015	100	$44.91

June 15, 2015	100	$44.75
June 15, 2015	1	$44.76
June 15, 2015	101	$44.79
June 15, 2015	200	$44.79
June 15, 2015	100	$44.85
June 15, 2015	100	$44.91
June 15, 2015	200	$44.94
June 15, 2015	300	$44.99
June 15, 2015	400	$45.00
June 15, 2015	100	$45.14
June 15, 2015	200	$45.21
June 15, 2015	149	$45.26
June 15, 2015	100	$45.35
June 16, 2015	200	$45.14
June 16, 2015	100	$45.17
June 16, 2015	300	$45.18
June 16, 2015	100	$45.19
June 16, 2015	516	$45.20
June 16, 2015	200	$45.21
June 16, 2015	100	$45.22
June 16, 2015	300	$45.23
June 16, 2015	35	$45.24
June 16, 2015	200	$45.25
June 17, 2015	80	$45.10
June 17, 2015	100	$45.11
June 17, 2015	198	$45.15
June 17, 2015	100	$45.21
June 17, 2015	559	$45.24
June 17, 2015	814	$45.25
June 17, 2015	200	$45.29
June 18, 2015	99	$44.91
June 18, 2015	100	$44.96
June 18, 2015	100	$45.06
June 18, 2015	139	$45.08
June 18, 2015	601	$45.09
June 18, 2015	100	$45.10
June 18, 2015	200	$45.16
June 18, 2015	400	$45.18
June 18, 2015	200	$45.19
June 18, 2015	67	$45.20
June 18, 2015	200	$45.21
June 19, 2015	100	$45.08
June 19, 2015	200	$45.12
June 19, 2015	484	$45.13
June 19, 2015	100	$45.14
June 19, 2015	100	$45.15
June 19, 2015	200	$45.19
June 19, 2015	200	$45.21

June 19, 2015	100	$45.22
June 19, 2015	100	$45.23
June 19, 2015	322	$45.24
June 19, 2015	200	$45.25
June 19, 2015	100	$45.29
June 22, 2015	118	$45.23
June 22, 2015	100	$45.26
June 22, 2015	87	$45.27
June 22, 2015	300	$45.29
June 22, 2015	193	$45.30
June 22, 2015	195	$45.31
June 22, 2015	100	$45.33
June 22, 2015	300	$45.35
June 22, 2015	100	$45.37
June 22, 2015	100	$45.38
June 22, 2015	200	$45.39
June 22, 2015	100	$45.39
June 22, 2015	200	$45.40
June 22, 2015	13	$45.44
June 22, 2015	100	$45.69
June 23, 2015	200	$45.27
June 23, 2015	1	$45.28
June 23, 2015	110	$45.33
June 23, 2015	30	$45.41
June 23, 2015	70	$45.43
June 23, 2015	100	$45.44
June 23, 2015	100	$45.45
June 23, 2015	400	$45.47
June 23, 2015	199	$45.51
June 23, 2015	100	$45.52
June 23, 2015	200	$45.53
June 23, 2015	300	$45.55
June 23, 2015	300	$45.60
June 23, 2015	96	$45.63
June 24, 2015	100	$45.39
June 24, 2015	400	$45.40
June 24, 2015	200	$45.41
June 24, 2015	199	$45.42
June 24, 2015	200	$45.44
June 24, 2015	300	$45.45
June 24, 2015	400	$45.47
June 24, 2015	300	$45.50
June 24, 2015	7	$45.52
June 24, 2015	100	$45.70
June 25, 2015	100	$45.60
June 25, 2015	173	$45.61
June 25, 2015	270	$45.62
June 25, 2015	100	$45.63

June 25, 2015	400	$45.64
June 25, 2015	100	$45.66
June 25, 2015	51	$45.67
June 25, 2015	200	$45.68
June 25, 2015	86	$45.70
June 25, 2015	100	$45.72
June 25, 2015	200	$45.73
June 25, 2015	100	$45.75
June 25, 2015	398	$45.77
June 25, 2015	200	$45.78
June 25, 2015	100	$45.79
June 26, 2015	100	$45.72
June 26, 2015	100	$45.74
June 26, 2015	300	$45.75
June 26, 2015	400	$45.76
June 26, 2015	1,100	$45.79
June 26, 2015	200	$45.81
June 26, 2015	100	$45.82
June 26, 2015	200	$45.83
June 26, 2015	78	$45.95
June 29, 2015	101	$45.84
June 29, 2015	100	$45.85
June 29, 2015	235	$45.88
June 29, 2015	216	$45.89
June 29, 2015	524	$45.90
June 29, 2015	502	$45.91
June 29, 2015	100	$45.95
June 29, 2015	600	$45.97
June 29, 2015	100	$45.98
June 29, 2015	100	$46.00
June 30, 2015	100	$45.65
June 30, 2015	100	$45.71
June 30, 2015	100	$45.72
June 30, 2015	400	$45.75
June 30, 2015	200	$45.77
June 30, 2015	100	$45.78
June 30, 2015	400	$45.79
June 30, 2015	400	$45.80
June 30, 2015	100	$45.82
June 30, 2015	100	$45.84
June 30, 2015	414	$45.86
June 30, 2015	100	$45.90
June 30, 2015	64	$45.93
July 1, 2015	2	$45.76
July 1, 2015	161	$45.88
July 1, 2015	3	$45.89
July 1, 2015	1,637	$45.90
July 1, 2015	100	$45.91

July 1, 2015	185	$45.91
July 1, 2015	190	$45.93
July 2, 2015	100	$45.94
July 2, 2015	200	$45.96
July 2, 2015	1	$45.74
July 2, 2015	100	$45.75
July 2, 2015	100	$45.78
July 2, 2015	100	$45.79
July 2, 2015	200	$45.80
July 2, 2015	37	$45.81
July 2, 2015	69	$45.83
July 2, 2015	98	$45.85
July 2, 2015	300	$45.85
July 2, 2015	76	$45.87
July 2, 2015	233	$45.88
July 2, 2015	58	$45.90
July 2, 2015	200	$45.91
July 2, 2015	934	$45.93
July 6, 2015	409	$45.96
July 6, 2015	491	$45.98
July 6, 2015	792	$45.80
July 6, 2015	800	$45.82
July 6, 2015	14	$45.83
July 6, 2015	1,000	$45.85
July 6, 2015	400	$45.86
July 6, 2015	100	$45.87
July 7, 2015	100	$45.88
July 7, 2015	200	$45.89
July 7, 2015	300	$45.71
July 7, 2015	100	$45.73
July 7, 2015	18	$45.74
July 7, 2015	555	$45.75
July 7, 2015	100	$45.77
July 7, 2015	127	$45.79
July 7, 2015	173	$45.80
July 7, 2015	221	$45.84
July 7, 2015	371	$45.85
July 7, 2015	100	$45.86
July 7, 2015	100	$45.92
July 7, 2015	136	$45.95
July 7, 2015	400	$45.96
July 7, 2015	200	$45.98
July 7, 2015	100	$45.99
July 7, 2015	100	$46.00
July 7, 2015	5	$46.02
July 7, 2015	100	$46.17
July 8, 2015	100	$46.18
July 8, 2015	100	$46.19

July 8, 2015	200	$45.50
July 8, 2015	100	$45.55
July 8, 2015	400	$45.57
July 8, 2015	100	$45.58
July 8, 2015	200	$45.63
July 8, 2015	100	$45.72
July 8, 2015	41	$45.73
July 8, 2015	200	$45.74
July 8, 2015	459	$45.75
July 8, 2015	100	$45.76
July 8, 2015	100	$45.77
July 8, 2015	100	$45.78
July 8, 2015	300	$45.79
July 8, 2015	300	$45.80
July 8, 2015	100	$45.84
July 8, 2015	106	$45.87
July 9, 2015	400	$45.88
July 9, 2015	100	$46.00
July 9, 2015	200	$45.46
July 9, 2015	100	$45.54
July 9, 2015	100	$45.55
July 9, 2015	2	$45.55
July 9, 2015	428	$45.56
July 9, 2015	200	$45.57
July 9, 2015	1,400	$45.60
July 9, 2015	200	$45.61
July 9, 2015	183	$45.63
July 9, 2015	200	$45.65
July 9, 2015	10	$45.66
July 9, 2015	400	$45.67
July 9, 2015	54	$45.72
July 10, 2015	200	$45.73
July 10, 2015	100	$45.74
July 10, 2015	41	$45.43
July 10, 2015	200	$45.54
July 10, 2015	1,237	$45.55
July 10, 2015	100	$45.57
July 10, 2015	25	$45.59
July 10, 2015	400	$45.60
July 10, 2015	512	$45.63
July 10, 2015	550	$45.65
July 10, 2015	10	$45.66
July 10, 2015	100	$45.67
July 10, 2015	200	$45.69
July 10, 2015	176	$45.72
July 10, 2015	122	$45.74
July 13, 2015	78	$45.75
July 13, 2015	26	$45.76

July 13, 2015	90	$45.39
July 13, 2015	89	$45.42
July 13, 2015	10	$45.56
July 13, 2015	499	$45.60
July 13, 2015	100	$45.63
July 13, 2015	100	$45.64
July 13, 2015	100	$45.65
July 13, 2015	100	$45.65
July 13, 2015	3	$45.66
July 13, 2015	86	$45.68
July 13, 2015	600	$45.70
July 13, 2015	100	$45.72
July 13, 2015	300	$45.74
July 13, 2015	200	$45.75
July 13, 2015	300	$45.79
July 13, 2015	200	$45.80
July 13, 2015	400	$45.85
July 14, 2015	400	$45.87
July 14, 2015	100	$45.90
July 14, 2015	100	$45.64
July 14, 2015	75	$45.66
July 14, 2015	40	$45.71
July 14, 2015	101	$45.75
July 14, 2015	100	$45.76
July 14, 2015	300	$45.80
July 14, 2015	700	$45.81
July 14, 2015	100	$45.82
July 14, 2015	300	$45.83
July 14, 2015	97	$45.84
July 14, 2015	270	$45.89
July 14, 2015	269	$45.90
July 14, 2015	300	$45.94
July 14, 2015	300	$45.95
July 14, 2015	61	$45.97
July 14, 2015	103	$45.97
July 14, 2015	252	$46.00
July 14, 2015	100	$46.01
July 14, 2015	9	$46.03
July 15, 2015	100	$46.04
July 15, 2015	100	$46.12
July 15, 2015	100	$45.81
July 15, 2015	100	$45.84
July 15, 2015	100	$45.93
July 15, 2015	100	$45.94
July 15, 2015	100	$45.95
July 15, 2015	100	$45.96
July 15, 2015	600	$45.98
July 15, 2015	799	$45.99

July 15, 2015	300	$46.00
July 15, 2015	101	$46.03
July 15, 2015	446	$46.08
July 15, 2015	100	$46.09
July 15, 2015	200	$46.12

Purchases by the 401(k) Plan:

Purchase Dates	Number of Shares Purchased	Prices Paid
June 3, 2015	202	$44.49
June 3, 2015	20	$44.53
June 3, 2015	3	$44.43
June 8, 2015	1	$44.90
June 9, 2015	1	$44.89
June 16, 2015	9	$45.25
June 18, 2015	202	$45.28
June 18, 2015	20	$45.30
June 18, 2015	3	$45.30
June 23, 2015	34	$45.57
June 23, 2015	4	$45.57
July 6, 2015	200	$45.81
July 6, 2015	20	$45.83
July 6, 2015	3	$45.83
July 20, 2015	199	$45.64
July 20, 2015	20	$45.70
July 20, 2015	3	$45.74
July 23, 2015	1	$45.82
July 28, 2015	16	$44.47

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of July 23, 2015 and pro forma for the Reverse/Forward Stock Split (based on approximately 196,500 shares of our Common Stock anticipated to be retired), certain information regarding the beneficial ownership of our Stock by:

●	each person who has reported being a "beneficial owner" of more than five percent of the outstanding shares of our Stock;

●	each director;

●	each executive officer; and

●	all directors and executive officers as a group.

Persons and groups that beneficially own in excess of 5% of our Stock are required to file certain reports with the Company and with the SEC regarding such beneficial ownership.  For purposes of the table immediately below and the table set forth under "Beneficial Stock Ownership of Management," a person is deemed to be the beneficial owner of any shares of our Stock (1) over which the person has or shares, directly or indirectly, voting or investment power, or (2) of which the person has a right to acquire beneficial ownership at any time within 60 days after July 23, 2015.  Beneficial ownership information is presented as of July 23, 2015, except that, where beneficial ownership information is as of earlier dates derived from SEC filings, that fact is indicated in the footnotes to the table.  "Voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares.  Persons and groups identified in the table have sole voting power and sole investment power over the shares, except as otherwise stated in footnotes to the table.  We obtained the information provided in the following table from filings with the SEC and from representations made by the persons listed below.  Except as otherwise noted in the footnotes below, each person or entity identified in the tables would have had sole voting and investment power with respect to the securities indicated in the table.  Percentages have been calculated based on 10,608,834 shares of our Common Stock outstanding, actual, at July 23, 2015 and based on an estimated 10,412,334 shares of our Common Stock outstanding, pro forma, at July 23, 2015.

Beneficial Ownership of Principal Shareholders, Actual and Pro Forma

	Actual				Pro Forma, assumes completion of the Reverse/Forward Stock Split as of July 23, 2015
Name and Address of Beneficial Owner	Common Stock Beneficially Owned			Percentage of Common Stock Beneficially Owned	Common Stock Beneficially Owned			Percentage of Common Stock Beneficially Owned
WEB Interests, Ltd. 3520 Broadway Kansas City, MO 64111	2,358,340	(1	)(2)	22.2%	2,358,340	(1	)(2)	22.6%
JRB Interests, LLC 3520 Broadway Kansas City, MO 64111	2,966,312	(2	)(3)	28.0%	2,966,312	(2	)(3)	28.5%
Lee M. Vogel 3810 N. Mulberry Dr. #202 Kansas City, MO 64116	7,033,908	(2	)(3)(4)	66.3%	7,033,908	(2	)(3)(4)	67.6%
Angeline I. Bixby 141 Triple Creek Pass Pine Mountain, GA 31822	3,053,843	(2	)(5)(6)	28.8%	3,053,843	(2	)(5)(6)	29.3%
Nancy Bixby Hudson 425 Baldwin Creek Rd. Lander, WY 82520	3,190,008	(2	)(3)(7)	30.1%	3,190,008	(2	)(3)(7)	30.6%
R. Philip Bixby 3520 Broadway Kansas City, MO 64111	3,056,709	(2	)(6)(8)	28.8%	3,056,709	(2	)(6)(8)	29.4%
Walter E. Bixby 3520 Broadway Kansas City, MO 64111	3,087,723	(2	)(6)(9)	29.1%	3,087,723	(2	)(6)(9)	29.7%
The Midwest Trust Company of Missouri 4520 Main St. Ste. 175 Kansas City, MO 64111	3,396,821	(2	)(10)	32.0%	3,396,821	(2	)(10)	32.6%
Mark A. Milton, Donald E. Krebs, and Stephen E. Ropp Trustees of the Kansas City Life Insurance Company Savings and Profit Sharing Plan and the Kansas City Life Employee Stock Plan 3520 Broadway Kansas City, MO 64111	524,250	(11)		4.9%	524,250	(11)		5.0%
__________________
(1)
WEB Interests, Ltd. is a Texas limited partnership (the "WEB Partnership"). Each partner of the WEB Partnership has the power to dispose of that number of shares of Common Stock owned by the WEB Partnership which equals such partner's proportionate interest in the WEB Partnership.

(2)
Lee M. Vogel ("Mr. Vogel") has the sole voting power for 7,033,908 shares, including all shares described herein, pursuant to a Voting Agreement dated October 31, 2004, among certain members of the Bixby family.

(3)
JRB Interests, LLC is a Missouri limited company ("JRB"). Each member of JRB has the power to dispose of that number of shares of Common Stock owned by JRB corresponding to such member's proportionate interest in JRB.

(4)
Includes 2,966,312 shares for which Mr. Vogel, as a member of JRB, shares the power of disposition. Of these shares, Mr. Vogel: (a) as a member of JRB, in his individual capacity, has an indirect pecuniary interest in 169 shares; (b) as a co-trustee (with The Midwest Trust Company of Missouri) of the Issue Trust for Lee M. Vogel, a member of JRB, shares the power to dispose of 946,475 shares, and (c) as a co-trustee (with The Midwest Trust Company of Missouri) of the Lee M. Vogel GST Exempt Issue Trust, a member of JRB, shares the power to dispose of 82,754 shares. Mr. Vogel disclaims pecuniary interest in all but 1,029,402 shares owned by JRB. Also includes 7,098 shares beneficially owned by Mr. Vogel as sole trustee of the Lee M. Vogel Revocable Trust dated March 15, 2005.

(5)
Includes (a) 4,770 shares for which Ms. Bixby, as an individual general partner of the WEB Partnership, has the sole power of disposition, (b) 781,342 shares for which Ms. Bixby, an individual limited partner, as the sole trustee of the Angeline I. Bixby GST Trust, and as the sole trustee of the Issue Trust for Angeline I. Bixby, which is a limited partner of the WEB Partnership, has the power of disposition, and (c) 353,688 shares owned by Angeline I. Bixby directly and as to which she has the sole power of disposition.

(6)
Includes 2,358,340 shares owned by WEB Partnership, as to which Walter E. Bixby, R. Philip Bixby and Angeline I. Bixby, as general partners of the WEB Partnership, in their capacities as co-trustees of the WEB Trust, share the power of disposition. Also includes 341,816 shares held in the Walter E. Bixby Descendants Trust and as to which R. Philip Bixby, Walter E. Bixby and Angeline I. Bixby, the co-trustees of this trust, share the power of disposition. The terms of the trust restrict the transfer of these shares.

(7)
Includes 223,696 shares for which Nancy Bixby Hudson, as sole trustee of the Nancy Bixby Hudson Trust dated December 11, 1997, has the sole power of disposition.  Also includes 2,966,312 shares for which Nancy Bixby Hudson, as a member of JRB, shares with the other members of JRB, the power of disposition of these shares, which are owned by JRB. Ms. Hudson (a) as a member of JRB, has sole power to dispose of 169 of these shares; and (b) as a co-trustee (with The Midwest Trust Company of Missouri) of the Nancy Bixby Hudson GST Trust, the Nancy Bixby Hudson GST Non-Exempt Trust and the Issue Trust for Nancy Bixby Hudson, which trusts are members of JRB, shares the power to dispose of 1,936,741 of these shares. Ms. Hudson disclaims pecuniary interest in 1,029,402 shares owned by JRB.

(8)
Includes (a) 4,770 shares for which R. Philip Bixby, as an individual general partner of the WEB Partnership, has the power of disposition; and (b) 458,366 shares for which Mr. Bixby, as sole trustee of the Robert Philip Bixby Revocable Trust, and 322,977 shares for which Mr. Bixby, as co-trustee of the Robert Philip Bixby 2012 GST Trust, which trusts are limited partners of the WEB Partnership, has the power of disposition.  Also includes 320,854 shares owned by R. Philip Bixby directly and as to which he has the sole power of disposition, and a beneficial interest in 35,700 shares held by the trustees of the Company's employee benefit plans as to which participants have the power to vote the shares held in their account.

(9)
Includes (a) 4,770 shares for which Walter E. Bixby, as an individual general partner of the WEB Partnership, has the sole power of disposition; and (b) 592,676 shares for which Mr. Bixby, as the sole trustee of the Walter E. Bixby, III GST Trust, which is a limited partner of the WEB Partnership, has the power of disposition.  Also includes (a) 341,745 shares which Walter E. Bixby owns directly and has the sole power of disposition; (b) 22,856 shares for which Mr. Bixby, as custodian for certain of his minor nieces and nephews, has the sole power of disposition; and (c) and a beneficial interest in 22,967 shares held by the trustees of the Company's employee benefit plans as to which participants have the power to vote the shares held in their account.

(10)
The Midwest Trust Company of Missouri shares the power to dispose of (a) 1,936,741 shares with Nancy Bixby Hudson, as co-trustees of the Nancy Bixby Hudson GST Trust, the Nancy Bixby Hudson GST Non-Exempt Trust and the Issue Trust for Nancy Bixby Hudson, which trusts are member of JRB; (b) 1,029,233 shares with Lee M. Vogel, as co-trustees of the Issue Trust for Lee M. Vogel and the Lee M. Vogel GST Exempt Issue Trust, each a member of JRB; (c) 322,977 shares with R. Philip Bixby as co-trustees of the Robert P. Bixby 2012 GST Trust; and (d) 107,870 shares as sole trustee of the Nancy Bixby Hudson 2012 Irrevocable Trust.

(11)	Trustees have the power to sell Plan assets. Participants may instruct the Trustees how to vote their shares.

Beneficial Ownership of Directors and Management, Actual and Pro Forma (1)

	Actual			Pro Forma, assumes completion of the Reverse/Forward Stock Split as of July 23, 2015
Name of Beneficial Owner	Common Stock Beneficially Owned		Percentage of Common Stock Beneficially Owned	Common Stock Beneficially Owned		Percentage of Common Stock Beneficially Owned
Kevin G. Barth	--		--	--		--
William R. Blessing	100		*	--		--
Michael Braude	1,100		*	1,100		*
James T. Carr	100		*	--		--
John C. Cozad	100		*	--		--
Richard L. Finn	24		*	--		--
David S. Kimmel	500		*	500		*
Tracy W. Knapp	15,747	(2)	*	15,747	(2)	*
Donald E. Krebs	--		--	--		--
A. Craig Mason, Jr.	1,159	(2)	*	1,159	(2)	*
Cecil R. Miller	100		*	--		--
Mark A. Milton	11,328	(2)	*	11,328	(2)	*
Stephen E. Ropp	--		--	--		--
William A. Schalekamp	10,719	(2)	*	10,719	(2)	*
All directors and executive officers as a group (17 persons)	6,679,877		63.0%	6,679,453		64.1%
__________________
*	Less than 1%

(1)
Beneficial ownership information for the following directors appears in the "Beneficial Ownership of Principal Shareholders, Actual and Pro Forma" table above: Nancy Bixby Hudson, R. Philip Bixby and Walter E. Bixby.

(2)	Includes a beneficial interest in shares held by the trustees of the Company's employee benefit plans as to which participants have the power to vote the shares held in their account.

Certain Information Concerning the Company, the Company's Directors and Executive Officers

Directors.

The members of the Company's Board of Directors as well as a description of their respective business experience for at least the last five years is provided below.

Kevin G. Barth.  Mr. Barth has served as President, COO and Senior Lender for Commerce Bank, Kansas City, since April 2000. He is a member of the Executive Committee and is Executive Vice President of Commerce Bancshares, NA.  He serves on the Boards of The Economic Development Corporation of Kansas City, Hodgdon Powder Company, Cereal Food Processors Inc., and the Center For Practical Bio-Ethics.

R. Philip Bixby.  Mr. Bixby is President, CEO and Chairman of the Board. He was elected Assistant Secretary in 1979; Assistant Vice President in 1982; Vice President in 1984; Senior Vice President, Operations in 1990; Executive Vice President in 1996; President and CEO in April 1998, Vice Chairman of the Board in January 2000 and Chairman of the Board in 2005.  He serves as Chairman and President of Sunset Life Insurance Company of America, Chairman of Old American Insurance Company and Chairman of Sunset Financial Services, Inc. (all subsidiaries).  Mr. Bixby is the brother of Walter E. Bixby and the cousin of Nancy Bixby Hudson and is part of the current voting group for which Mr. Lee M. Vogel holds a revocable proxy to vote all shares held by that group's members.

Walter E. Bixby.  Mr. Bixby is Executive Vice President and Vice Chairman of the Board. He was elected Assistant Vice President of the Company in 1985; Vice President, Marketing in 1990; Vice President Marketing Operations in 1992 and President of Old American Insurance Company, a subsidiary, in 1996.  He serves on the Boards of Sunset Life Insurance Company of America, Old American Insurance Company and Sunset Financial Services, Inc. (all subsidiaries).  Mr. Bixby is the brother of R. Philip Bixby and the cousin of Nancy Bixby Hudson.  Mr. Bixby is a member of the current voting group for which Mr. Lee M. Vogel holds a revocable proxy to vote all shares held by that group's members.

William R. Blessing.  Mr. Blessing retired as Senior Vice President, Corporate Strategy and Development of Embarq, a position he held since the company became independent in 2006. He had held similar duties with Sprint and related entities in various capacities since 1981.

Michael Braude.  From 1984 to 2000, Mr. Braude was President and CEO of the Kansas City Board of Trade. He is a past chairman of the National Grain Trade Council. He is a former Trustee of the Kansas Public Employees Retirement Fund, and a Trustee of Midwest Research Institute. He is a former weekly, and now contributing columnist for the Kansas City Business Journal.  Mr. Braude was employed by the Company in the early 1960's as a sales trainee.  He serves on the Boards of Kansas City Board of Trade, Midwest Trust Co., M.G.P. Ingredients, Inc., and Hodgson Company.

James T. Carr.  Mr. Carr is the President and Chief Executive Officer of the National Association of Intercollegiate Athletics, and has served in that position since September 2006. Mr. Carr joined the NAIA in 1998 as managing director and general counsel and became chief operating officer and general counsel in 2000.  He serves on the Boards of The Champions of Character Foundation, Missouri Bank and Trust, USA Basketball, Baptist-Trinity Lutheran Legacy Foundation and the Police Athletic League.

John C. Cozad.  Mr. Cozad is President of Cozad Company, LLC, a government relations company in Platte City, Missouri.  He was previously a partner at Stinson Morrison Hecker, a Kansas City law firm. He appears as an on-air commentator on Kansas City Public Television, has previously served on the Missouri Highways and Transportation Commission as Chairman and as a curator on the University of Missouri Board of Curators.  He serves on the Boards of Heartland Christian College and United For Missouri.

Richard L. Finn.  Mr. Finn was elected Vice President of the Company in 1976, Financial Vice President in 1983, and Senior Vice President, Finance in 1984, a position he held until he retired in January 2002. He previously served as a Director of the Company from 1983 to 2002.

Nancy Bixby Hudson.  Ms. Hudson is a rancher and investor.  She serves on the Boards of Sunset Life Insurance Company of America and Old American Insurance Company (both subsidiaries).  Ms. Hudson is a member of the current voting group for which Mr. Lee M. Vogel holds a revocable proxy to vote all shares held by that group's members, and is the cousin of R. Philip Bixby and Walter E. Bixby.

David S. Kimmel.  Mr. Kimmel is CEO and Board Member of CyberRiskPartners, LLC, a privately held cyber risk analytics and risk management company. Prior to CyberRiskPartners, he was the Founder and Managing Partner of Summit Capital LLC, providing strategic, financial and capital raising advisory services for senior management and boards of directors. Mr. Kimmel previously worked in investment banking for the insurance industry with Deutsche Bank Securities and J.P. Morgan Securities, where he held various senior positions, including Managing Director and Insurance Investment Banking Group Head at both firms.

Tracy W. Knapp.  Mr. Knapp is Senior Vice President, Finance and Chief Financial Officer. He joined the Company in 1998 and was responsible for developing a banking subsidiary. Mr. Knapp was elected President and CEO of Generations Bank when it was chartered in July 2000. From 1991 to 1998, he held several positions with U.S. Credit Union including Vice President, Finance and Controller.  He serves on the Boards of Sunset Life Insurance Company of America, Old American Insurance Company and Sunset Financial Services, Inc. (all subsidiaries).

Cecil R. Miller.  Mr. Miller is a retired former partner of KPMG LLP (formerly Peat, Marwick, Mitchell & Co.) He joined KPMG LLP in 1957 and became an audit partner in 1967 specializing in insurance and agribusiness. He retired in 1990.

Mark A. Milton.  Mr. Milton is Senior Vice President and Actuary of the Company. He was elected Assistant Actuary in 1984; Assistant Vice President Associate Actuary in 1987; Vice President Associate Actuary in 1989; Vice President and Actuary in 2000 and to his present position in 2001.  He serves as Director of Sunset Life Insurance Company of America, Old American Insurance Company, and Sunset Financial Services, Inc. (all subsidiaries).

William A. Schalekamp.  Mr. Schalekamp retired from his position as Senior Vice President, General Counsel and Secretary of the Company on October 31, 2010. He was elected Assistant Counsel in 1973; Associate Counsel in 1975; Assistant General Counsel in 1980; Associate General Counsel in 1984; Vice President and Chief Compliance Officer/Associate General Counsel in January 2002, and to his last position in April 2002.

Executive Officers.

The Company's executive officers as well as a description of their respective business experience for at least the last five years is provided below.

R. Philip Bixby.  Mr. Bixby serves as our President, CEO and Chairman of the Board.  See above discussion concerning him under "Security Ownership of Certain Beneficial Owners and Management – Certain Information Concerning the Company, the Company's Directors and Executive Officers – Directors."

Walter E. Bixby.  Mr. Bixby serves as our Executive Vice President and Vice Chairman of the Board.  See above discussion concerning him under "Security Ownership of Certain Beneficial Owners and Management – Certain Information Concerning the Company, the Company's Directors and Executive Officers – Directors."

Tracy W. Knapp.  Mr. Knapp serves as our Senior Vice President, Finance.  See above discussion concerning him under "Security Ownership of Certain Beneficial Owners and Management – Certain Information Concerning the Company, the Company's Directors and Executive Officers – Directors."

Donald E. Krebs.  Mr. Krebs serves as our Senior Vice President, Sales and Marketing.  He was appointed to that position in April 2004.  He served as Vice President, Agency Marketing from 2001 until 2004, and as Regional Vice President from 1996 until 2001. He is responsible for our individual sales and marketing efforts.  He serves as Director and Vice President of Sales and Marketing for our subsidiary Sunset Life Insurance Company of America, and as Director of our subsidiary Sunset Financial Services, Inc.

David A. Laird.  Mr. Laird serves as our Vice President and Controller.  He was appointed to that position in December 2007.  Mr. Laird serves as Chief Accounting Officer responsible for all corporate accounting and financial reports.  Mr. Laird has been with the Company in various positions since 1982, most recently as Assistant Vice President and Assistant Controller.

A. Craig Mason, Jr.  Mr. Mason serves as our Senior Vice President, General Counsel and Secretary.  He was appointed Vice President, General Counsel and Secretary effective November 1, 2010, and Senior Vice President, General Counsel and Secretary on February 1, 2013.  As General Counsel, Mr. Mason is responsible for all legal matters involving the Company.  Mr. Mason has been with the Company since 2006 and has extensive experience in the insurance industry.  He serves as Secretary and Director of Sunset Financial Services, Inc. (a subsidiary).

Mark A. Milton.  Mr. Milton serves as our Senior Vice President and Actuary.  See above discussion concerning him under "Security Ownership of Certain Beneficial Owners and Management – Certain Information Concerning the Company, the Company's Directors and Executive Officers – Directors."

Stephen E. Ropp.  Mr. Ropp serves as our Senior Vice President, Operations.  He was appointed Vice President, Operations Services in 2005; Vice President, Insurance Services in 2011; and to present position in 2013.  He is responsible for our Computer Operations, Customer Services, Claims, Agency Administration, New Business, Underwriting, Facility Services, Distribution Services, Printing and Office Services.  He serves as Director of Old American Insurance Company (a subsidiary).

Additional Information.

The Company is the "filing person" for purposes of Schedule 13E-3.  The address of each director and executive officer of the Company is c/o Kansas City Life Insurance Company, 3520 Broadway, Kansas City, MO 64111 and the telephone number at that address is (816) 753-7000.  Neither the Company nor any of the Company's directors or executive officers has been convicted in a criminal proceeding during the past five years (excluding traffic violations or similar misdemeanors) or has been a party to any judicial or administrative proceeding during the past five years (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.  Each of the Company's directors and executive officers is a citizen of the United States.

Transactions between the Company and Executive Officers and Directors of the Company

The Audit Committee of our Board of Directors has a written policy guiding procedures for the review, approval and ratification of transactions involving our Company and "related persons" (directors and executive officers or their immediate family members, or shareholders beneficially owning more than 5% of our common stock).  The policy covers all transactions, arrangements or relationships (or any series of similar transactions, arrangements or relationships) in which we or any of our subsidiaries was, is or will be a participant, in which the amount involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest.

The Audit Committee reviews all related person transactions and, as appropriate, approves or ratifies such transactions, or if time is of the essence, the Chair of the Audit Committee has the authority to authorize the transactions.  Any director involved in such a transaction may not participate in any review, approval or ratification.  The Audit Committee will only approve a related person transaction if, based on all of the facts and circumstances, the transaction is in, or is not inconsistent with, the best interests of our Company and our shareholders.  The Audit Committee takes into account, among other factors it deems appropriate, whether the transaction is on terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person's interest in the transaction.  The Audit Committee may also impose such conditions as it deems necessary and appropriate on the Company or the related person in connection with the transaction.

In the case of a transaction presented to the Audit Committee for ratification, the Audit Committee may ratify the transaction or determine whether rescission of the transaction is appropriate.

There were no related person transactions occurring during the two years immediately preceding the date of this proxy statement that are required by SEC rules to be disclosed herein.

FINANCIAL INFORMATION

Summary Historical Financial Information

The following summary of consolidated financial information was derived from our audited consolidated financial statements as of and for the years ended December 31, 2014 and December 31, 2013 and from unaudited consolidated interim financial statements as of and for the three and six months ended June 30, 2015 and June 30, 2014.  All adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the financial condition and results of operations of the Company, have been included.  Results for the three and six months ended June 30, 2015 may not be indicative of results to be realized for the entire year.  This financial information is only a summary and should be read in conjunction with our historical financial statements and the accompanying footnotes contained in our Annual Report on Form 10-K for the year ended December 31, 2014, as amended, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, which reports are incorporated herein by reference.  Please see the information under the captions "Where You Can Find More Information" beginning on page 60, and "Incorporation of Certain Documents by Reference" beginning on page 61.

Consolidated Balance Sheets Information (dollar amounts in thousands)

	June 30,	December 31,
	2015	2014	2013
ASSETS
Investments:
Fixed Maturity securities available for sale, at fair value	$2,703,822	$2,726,731	$2,618,620
Equity Securities available for sale, at fair value	24,804	24,881	23,116
Mortgage Loans	550,724	541,180	629,256
Real Estate	179,403	181,082	137,630
Policy Loans	82,537	83,553	83,518
Short-term Investments	23,508	39,107	40,712
Other Investments	318	462	12,517
Total Investments	3,565,116	3,596,996	3,545,369

Cash	9,238	11,011	8,197
Accrued Investment Income	34,213	33,078	33,795
Deferred Acquisition Costs	261,836	249,195	256,386
Reinsurance Receivables	189,598	194,425	191,055
Property and Equipment, net	16,997	17,527	17,524
Other Assets	57,923	63,134	64,018
Separate Account Assets	403,406	406,501	393,416
Total Assets	4,538,327	4,571,867	4,509,760

LIABILITIES
Future Policy Benefits	930,257	930,761	910,228
Policyholder Account Balances	2,063,783	2,072,041	2,096,212
Policy and Contract Claims	31,585	37,452	36,783
Other Policyholder Funds	171,174	165,062	160,421
Other Liabilities	208,037	217,291	190,377
Separate Account Liabilities	403,406	406,501	393,416
Total Liabilities	3,808,242	3,829,108	3,787,437

SHAREHOLDERS' EQUITY
Common Stock, par value $1.25 per share	23,121	23,121	23,121
Additional Paid in Capital	41,021	41,007	40,989
Retained Earnings	850,369	838,508	820,327
Accumulated Other Comprehensive Income	7,181	23,040	14,170
Treasury Stock, at cost	(191,607)	(182,917)	(176,284)
Total Shareholders' Equity	730,085	742,759	722,323

Total Liabilities and Shareholders' Equity	4,538,327	4,571,867	4,509,760

Consolidated Statements of Comprehensive Income (dollar amounts in thousands except per share data)

	Three Months Ended 6/30/2015	Three Months Ended 6/30/2014	Six Months Ended 6/30/2015	Six Months Ended 6/30/2014	Year Ended 12/31/2014	Year Ended 12/31/2013
REVENUES
Total Insurance Revenues	66,285	72,168	135,653	142,753	284,197	299,984
Total Investment Revenues	40,558	42,028	80,215	84,222	168,337	173,612
Other Revenues	2,030	2,343	3,810	4,676	12,485	9,997
Total Revenues	108,873	116,539	219,678	231,651	465,019	483,593

BENEFITS AND EXPENSES
Policyholder Benefits	47,804	50,153	98,146	102,907	202,946	211,994
Interest Credited to policyholder account balances	18,590	19,260	37,029	38,206	76,463	79,294
Amortization of deferred acquisition costs	1,958	12,529	10,342	21,357	40,888	37,228
Operating Expenses	24,965	22,113	49,083	48,733	101,738	110,622
Total Benefits and Expenses	93,317	104,055	194,600	211,203	422,035	439,138

Income before income tax expense	15,556	12,484	25,078	20,448	42,984	44,455

Income tax expense	4,657	3,859	7,401	6,151	12,994	14,392

NET INCOME	10,899	8,625	17,677	14,297	29,990	30,063

COMPREHENSIVE INCOME (LOSS)	(17,893)	24,491	1,818	45,764	38,860	(9,861)

Basic and diluted earnings per share:
Net income	1.01	0.78	1.64	1.30	2.74	2.73

Book Value Per Share.  The Company's book value per share of Stock as of June 30, 2015, December 31, 2014 and December 31, 2013 was $68.66, $68.61 and $65.85, respectively.

Pro Forma Consolidated Financial Information

The Company considered the pro forma effect of the Reverse/Forward Stock Split on:

●	The Company's unaudited consolidated balance sheet as of June 30, 2015;

●	The Company's unaudited consolidated statements of comprehensive income and basic and diluted earnings per share for the year ended December 31, 2014 and for the six months ended June 30, 2015; and

●	The Company's book value per share of Stock as of June 30, 2015.

Such pro forma effect was determined by the Company to not be material.

WHERE YOU CAN FIND MORE INFORMATION

The Reverse/Forward Stock Split is a "going private" transaction subject to Rule 13e-3 of the Exchange Act.  The Company has filed a Rule 13e-3 Transaction Statement on Schedule 13E-3 under the Exchange Act with respect to the Reverse/Forward Stock Split.  The Schedule 13E-3 contains additional information about the Company.  Copies of the Schedule 13E-3 are available for inspection and copying at the principal executive offices of the Company during regular business hours by any interested shareholder of the Company, or a representative who has been so designated in writing, and may be inspected and copied, or obtained by mail, by written request directed to Janice Poe, Kansas City Life Insurance Company, 3520 Broadway, Kansas City, MO, 64111.

The Company is currently subject to the information requirements of the Exchange Act and files periodic reports, proxy statements and other information with the SEC relating to its business, financial condition and other matters.

Pursuant to the Exchange Act, we currently file annual and quarterly reports with the SEC.  Our Annual Report on Form 10-K for the year ended December 31, 2014, as amended, filed pursuant to Section 13 of the Exchange Act, includes financial statements and schedules.  Our most recent Quarterly Report on Form 10-Q for the period ended June 30, 2015, filed pursuant to Section 13 of the Exchange Act, also includes financial statements and schedules.  The Company's Form 10-K for the fiscal year ended December 31, 2014 was filed with the SEC on February 27, 2015 and amended by a March 6, 2015 filing with the SEC, and its report on Form 10-Q for the quarter ended June 30, 2015 was filed with the SEC on July 28, 2015.

You may read and copy any document we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.  Our SEC filings are also available to the public electronically on the SEC's Website at http://www.sec.gov.

PROXY MATERIALS DELIVERED TO A SHARED ADDRESS

The Company, upon written or oral request, will deliver without charge a separate copy of this proxy statement, as may be requested, to any shareholder at a shared address to which only a single copy of such materials was delivered, as permitted by the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

In our filings with the SEC, information is sometimes incorporated by reference.  This means that we are referring you to information that we have filed separately with the SEC.  The information incorporated by reference should be considered part of this proxy statement, except for any information superseded by information contained directly in this proxy statement.

This proxy statement incorporates by reference the following documents into this proxy statement:

●	Annual Report on Form 10-K for the year ended December 31, 2014, as amended; and

●	Quarterly Report on Form 10-Q for the quarter ended June 30, 2015.

Any shareholder of record as of the record date for the Special Meeting may obtain by mail a copy of any document incorporated by reference into this proxy statement, by written request directed to Janice Poe, Kansas City Life Insurance Company, 3520 Broadway, Kansas City, MO, 64111.  Such documents also are available to the public electronically on the SEC's Website at http://www.sec.gov.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains certain forward-looking statements concerning, among other things, our anticipated results, and future plans and objectives that are or may be considered to be "forward-looking statements."  The words "believe", "expect", "anticipate", "should", "could" and other expressions that indicate future events and trends identify forward-looking statements.  These expectations are based upon many assumptions that we believe to be reasonable, but such assumptions ultimately may prove to be materially inaccurate or incomplete, in whole or in part and, therefore, undue reliance should not be placed on them.  Several factors which could cause actual results to differ materially from those discussed in such forward-looking statements include, but are not limited to: the reactions of our customers, agents, suppliers, rating agencies, regulators and other persons with whom we do business; the effects of the Reverse/Forward Stock Split on the market for our Stock; general global and economic conditions; and other factors recited from time to time in our filings with the SEC.  In light of the uncertainty inherent in our forward-looking statements, you should not consider their inclusion to be a representation that the forward-looking statements will be achieved.  In evaluating forward-looking statements, you should consider all these risks and uncertainties, together with any other risks described in our other reports and documents furnished or filed with the SEC, and you should not place undue reliance on those statements.  We assume no obligation for updating any forward-looking statements, whether as a result of new information, future events, or otherwise.  However, to the extent that there are any material changes in the information contained in this proxy statement, the Company will promptly disclose the changes as and to the extent required by applicable law and the rules and regulations of the SEC.

OTHER BUSINESS

The Board of Directors does not intend to bring any other business before the Special Meeting, and, so far as is known to the Board of Directors, no matters are to be brought before the Special Meeting except as specified in the Notice of Special Meeting of the Shareholders.  As to any business that may properly come before the Special Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

We have not authorized anyone to give any information or make any representation about the Reverse/Forward Stock Split or the Company that differs from, or adds to, the information in this proxy statement or in our documents that are publicly filed with the SEC.  If anyone does give you different or additional information, you should not rely on it.

WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE PROMPTLY VOTE BY DATING, SIGNING AND MAILING THE ENCLOSED PROXY CARD IN THE RETURN ENVELOPE PROVIDED TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED AT THE SPECIAL MEETING.

BY ORDER OF THE BOARD OF
DIRECTORS

A. Craig Mason, Jr.
Senior Vice President, General Counsel
and Secretary

November 15, 2015

ANNEX A-1 (Certificate of Amendment – Reverse Stock Split)

CERTIFICATE OF AMENDMENT OF
ARTICLES OF INCORPORATION
OF
KANSAS CITY LIFE INSURANCE COMPANY

The undersigned, Kansas City Life Insurance Company, a Missouri corporation (the "Corporation"), for the purposes of amending the Articles of Incorporation of the Corporation, in accordance with The General and Business Corporation Law of Missouri, does hereby make and execute this Certificate of Amendment of Articles of Incorporation and does hereby certify that:

I.           The name of the Corporation is Kansas City Life Insurance Company, and the name under which it was originally organized was Bankers Life Association of Kansas City.

II.           The amendment set forth below was adopted by the shareholders of the Corporation on December 15, 2015.

III.           The following resolution of the shareholders sets forth the amendment adopted:

RESOLVED, that Article 4 of the Articles of Incorporation of Kansas City Life Insurance Company be amended by adding the following paragraph immediately following paragraph (b) of said Article 4:

(c)           Effective as of the time of effectiveness of the amendment to these Articles of Incorporation providing for the addition of this paragraph (c) of Article 4 in accordance with the General and Business Corporation Law of Missouri (the "Effective Time") and without regard to any other provision of these Articles of Incorporation, the Company shall and hereby does effect a 1-for-250 reverse stock split of its common stock such that each one (1) share of common stock, either issued or outstanding or held by the Company as treasury stock, immediately prior to the Effective Time shall be and hereby is automatically reclassified, converted and changed (without any further act) into one-two hundred and fiftieth (1/250th) of a fully paid and nonassessable share of common stock without increasing or decreasing the amount of stated capital or paid-in surplus of the Company, provided that no fractional shares of common stock shall be issued to any holder of record of fewer than two hundred fifty (250) shares of common stock immediately prior to the Effective Time, and instead of issuing fractional shares of common stock to such holders, each share of common stock held by any such holder immediately prior to the Effective Time shall be canceled and converted into the right to receive a cash payment of $52.50 (subject to any applicable U.S. federal, state and local withholding tax) on a pre-split basis, without interest.

IV.           The number of shares of stock of the Corporation outstanding was 10,608,834 shares of common stock and the number of shares entitled to be voted on the amendment was 10,608,834 shares of common stock.

V.           The number of shares of the Corporation voted for the amendment was                       and the number of shares voted against the amendment was                  .

VI.           The amendment to the Articles of Incorporation of the Corporation herein contained shall be effective as of 6:00 p.m. Central Time on December 16, 2015.

This Certificate of Amendment has been executed on behalf of the Corporation by its President as of December 15, 2015.

KANSAS CITY LIFE INSURANCE COMPANY

By:	/s/
Name: R. Philip Bixby
Title: President

Annex A-1

ANNEX A-2 (Certificate of Amendment – Forward Stock Split)

CERTIFICATE OF AMENDMENT OF
ARTICLES OF INCORPORATION
OF

KANSAS CITY LIFE INSURANCE COMPANY

The undersigned, Kansas City Life Insurance Company, a Missouri corporation (the "Corporation"), for the purposes of amending the Articles of Incorporation of the Corporation, in accordance with The General and Business Corporation Law of Missouri, does hereby make and execute this Certificate of Amendment of Articles of Incorporation and does hereby certify that:

I.           The name of the Corporation is Kansas City Life Insurance Company, and the name under which it was originally organized was Bankers Life Association of Kansas City.

II.           The amendment set forth below was adopted by the shareholders of the Corporation on December 15, 2015.

III.           The following resolution of the shareholders sets forth the amendment adopted:

RESOLVED, that Article 4 of the Articles of Incorporation of Kansas City Life Insurance Company be amended by deleting paragraph (c) of said Article 4 in its entirety and substituting in lieu thereof the following new paragraph:

(c)           Effective as of the time of effectiveness of the amendment to these Articles of Incorporation providing for the addition of this paragraph (c) of Article 4 in accordance with the General and Business Corporation Law of Missouri (the "Effective Time") and without regard to any other provision of these Articles of Incorporation, the Company shall and hereby does effect a 250-for-1 forward stock split of its common stock such that each one (1) share of common stock (and including any fraction of a share in excess of one (1) share), either issued or outstanding or held by the Company as treasury stock immediately prior to the Effective Time, shall be and hereby is automatically reclassified, converted and changed (without any further act) into two hundred fifty (250) fully paid and nonassessable shares of common stock (or, with respect to any such fraction of a share, such lesser number of shares of common stock as may be applicable based on such 250-for-1 ratio and determined by multiplying two hundred fifty (250) by such fraction of a share), without increasing or decreasing the amount of stated capital or paid-in surplus of the Company.

IV.           The number of shares of stock of the Corporation outstanding was 10,608,834 shares of common stock and the number of shares entitled to be voted on the amendment was 10,608,834 shares of common stock.

V.           The number of shares of the Corporation voted for the amendment was                               and the number of shares voted against the amendment was                    .

VI.           The amendment to the Articles of Incorporation of the Corporation herein contained shall be effective as of 6:01 p.m. Central Time on December 16, 2015.

This Certificate of Amendment has been executed on behalf of the Corporation by its President as of December 15, 2015.

KANSAS CITY LIFE INSURANCE COMPANY

By:	/s/
Name: R. Philip Bixby
Title: President

Annex A-2

ANNEX B (Fairness Opinion)

Letterhead of Duff & Phelps, LLC

Confidential	July 27, 2015

Board of Directors and Independent Valuation
Committee of the Board of Directors
of Kansas City Life Insurance Company
3520 Broadway
Kansas City, MO 64111

Ladies and Gentlemen:

Kansas City Life Insurance Company (the "Company") and the independent valuation committee (the "Independent Valuation Committee") of the board of directors (the "Board of Directors") of the Company have engaged Duff & Phelps, LLC ("Duff & Phelps") to serve as an independent valuation advisor to the Independent Valuation Committee and to provide an opinion (the "Opinion", as described below) as of the date hereof with respect to the contemplated transaction described below (the "Proposed Transaction").

Description of the Proposed Transaction

Duff & Phelps' understanding of the "Proposed Transaction" is as follows: The Company intends, subject to approval of its shareholders, to affect a 1-for-250 reverse stock split of its common stock. Shareholders that would otherwise receive less than one full share of common stock would in lieu of receiving a fractional share would receive $52.50 in cash (the "Per Share Consideration"). Following the reverse stock split, the Company would affect a 250-for-1 forward stock split, returning its outstanding shares to their original pre-split state. The Company estimates that it will cancel approximately 196,538 shares of its common stock in the Proposed Transaction, or approximately 1.84% of the shares of common stock outstanding as of the date hereof, for an aggregate cost of approximately $10,318,245. Following the Proposed Transaction, the Company would suspend the registration of its common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended, and would terminate the listing of its common stock on the NASDAQ Capital Market LLC. The ratios to be used for the reverse and forward stock splits were determined by the Board of Directors and the amount of the Per Share Consideration was determined by the Board of Directors based upon the recommendation of the Independent Valuation Committee. Shareholders whose shares are cancelled and converted into the right to receive the Per Share Consideration are referred to herein as the "Cashed-out Shareholders".

Annex B-1

Independent Valuation Committee and Board of Directors
of Kansas City Life Insurance Company

July 27, 2015

Opinion

Duff & Phelps has been asked to opine as to the fairness, from a financial point of view, to: (i) the Cashed-out Shareholders of the Per Share Consideration to be received by such holders in the Proposed Transaction; (ii) the Company (including its continuing shareholders) of the Per Share Consideration to be paid by the Company to the Cashed-out Shareholders in the Proposed Transaction; and (iii) the public shareholders of the Company (other than R. Philip Bixby, Walter E. Bixby, Nancy B. Hudson and their respective affiliates) who will remain shareholders after the Proposed Transaction of the Per Share Consideration to be paid by the Company to the Cashed-out Shareholders in the Proposed Transaction (without giving effect to any impact of the Proposed Transaction on any particular shareholder other than in its capacity as a shareholder).

Scope of Analysis

In connection with this Opinion, Duff & Phelps has made such reviews, analyses and inquiries as it has deemed necessary and appropriate under the circumstances. Duff & Phelps also took into account its assessment of general economic, market and financial conditions, as well as its experience in securities and business valuation, in general, and with respect to similar transactions, in particular. Duff & Phelps' procedures, investigations, and financial analysis with respect to the preparation of its Opinion included, but were not limited to, the items summarized below:

1.	Reviewed the following documents:

a.
The Company's Annual Reports on Form 10-K (including the audited financial statements of the Company included therein) filed with the Securities and Exchange Commission ("SEC") for the years ended December 31, 2013 and 2014 and the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 (including the unaudited interim financial statements of the Company included therein) filed with the SEC; and

b.	Other internal documents relating to the history, current operations, and probable future outlook of the Company provided to us by management of the Company

2.	Discussed the information referred to above and the background and other elements of the Proposed Transaction with the management of the Company;

3.
Reviewed the historical trading price and trading volume of the Company's common stock, and financial information and stock market information of certain other companies whose securities are publicly traded and that Duff & Phelps deemed relevant;

4.
Performed certain valuation and comparative analyses using generally accepted valuation and analytical techniques including an analysis of selected public companies that Duff & Phelps deemed relevant and an analysis of selected transactions that Duff & Phelps deemed relevant; and

Annex B-2

Independent Valuation Committee and Board of Directors
of Kansas City Life Insurance Company

July 27, 2015

5.	Conducted such other analyses and considered such other factors as Duff & Phelps deemed appropriate.

Assumptions, Qualifications and Limiting Conditions

In performing its analyses and rendering this Opinion with respect to the Proposed Transaction, Duff & Phelps, with the Company's consent:

1.
Relied upon the accuracy, completeness, and fair presentation of all information, data, advice, opinions and representations obtained from public sources or provided to it from private sources, including Company management, and did not independently verify such information;

2.	Assumed that all procedures required by law to be taken in connection with the Proposed Transaction have been, or will be, duly, validly and timely taken;

3.
Assumed that any estimates, evaluations and forecasts furnished to Duff & Phelps were reasonably prepared and based upon the best currently available information and good faith judgment of the person furnishing the same, and Duff & Phelps expresses no opinion with respect to such forecasts or the underlying assumptions. Management of the Company does not prepare long-term financial projections;

4.	Assumed that information supplied and representations made by Company management are substantially accurate regarding the Company and the Proposed Transaction;

5.	Assumed that the final versions of all documents reviewed by Duff & Phelps in draft form conform in all material respects to the drafts reviewed;

6.
Assumed that there has been no material change in the assets, liabilities, financial condition, results of operations, business, or prospects of the Company since the date of the most recent financial statements and other information made available to Duff & Phelps, and that there is no information or facts that would make the information reviewed by Duff & Phelps incomplete or misleading;

7.
Assumed that all of the conditions required to implement the Proposed Transaction will be satisfied and that the Proposed Transaction will be completed in accordance with the summary term sheet described in the Company's preliminary proxy statement filed with the SEC without any amendments thereto or any waivers of any terms or conditions thereof; and

Annex B-3

Independent Valuation Committee and Board of Directors
of Kansas City Life Insurance Company

July 27, 2015

8.
Assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Proposed Transaction will be obtained without any adverse effect on the Company or the contemplated benefits expected to be derived in the Proposed Transaction.

To the extent that any of the foregoing assumptions or any of the facts on which this Opinion is based prove to be untrue in any material respect, this Opinion cannot and should not be relied upon. Furthermore, in Duff & Phelps' analysis and in connection with the preparation of this Opinion, Duff & Phelps has made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of any party involved in the Proposed Transaction.

Duff & Phelps has prepared this Opinion effective as of the date hereof. This Opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated as of the date hereof, and Duff & Phelps disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting this Opinion which may come or be brought to the attention of Duff & Phelps after the date hereof.

Duff & Phelps did not evaluate the Company's solvency or conduct an independent appraisal or physical inspection of any specific assets or liabilities (contingent or otherwise). Duff & Phelps is not an expert in the evaluation of reserves for future policy benefits and was not requested to, and did not, make any actuarial determinations or evaluations or attempt to evaluate actuarial assumptions. Duff & Phelps made no analysis of, and expresses no view with respect to, the adequacy of the Company's reserves for future policy benefits. Duff & Phelps has not been requested to, and did not, (i) initiate any discussions with, or solicit any indications of interest from, third parties with respect to the Proposed Transaction, the assets, businesses or operations of the Company, or any alternatives to the Proposed Transaction, (ii) negotiate or determine the terms of the Proposed Transaction, or (iii) advise the Independent Valuation Committee, the Board of Directors or any other party with respect to alternatives to the Proposed Transaction.

Duff & Phelps is not expressing any opinion as to the market price or value of the Company's common stock (or anything else) after the announcement or the consummation of the Proposed Transaction. This Opinion should not be construed as a valuation opinion, credit rating, solvency opinion, an analysis of the Company's credit worthiness, as tax advice, or as accounting advice. Duff & Phelps has not made, and assumes no responsibility to make, any representation, or render any opinion, as to any legal matter.

This Opinion is furnished solely for the use and benefit of the Independent Valuation Committee and the Board of Directors in connection with their consideration of the Proposed Transaction and is not intended to, and does not, confer any rights or remedies upon any other person, and is not intended to be used, and may not be used, by any other person or for any other purpose, without Duff & Phelps' express consent. This Opinion (i) does not address the merits of the underlying business decision to enter into the Proposed Transaction versus any alternative strategy or transaction; (ii) does not address any transaction related to the Proposed Transaction; (iii) is not a recommendation as to how the Independent Valuation Committee, the Board of Directors or any shareholder should vote or act with respect to any matters relating to the Proposed Transaction, or whether to proceed with the Proposed Transaction or any related transaction, and (iv) does not indicate that the Per Share Consideration paid or received is the best possibly attainable under any circumstances; instead, it merely states whether the Per Share Consideration in the Proposed Transaction is within a range suggested by certain financial analyses. The decision as to whether to proceed with the Proposed Transaction or any related transaction may depend on an assessment of factors unrelated to the financial analysis on which this Opinion is based. This letter should not be construed as creating any fiduciary duty on the part of Duff & Phelps to any party.

Annex B-4

Independent Valuation Committee and Board of Directors
of Kansas City Life Insurance Company

July 27, 2015

This Opinion is solely that of Duff & Phelps, and Duff & Phelps' liability in connection with this letter shall be limited in accordance with the terms set forth in the engagement letter among Duff & Phelps, the Company and the Independent Valuation Committee dated May 27, 2015 (the "Engagement Letter"). This letter is confidential, and its use and disclosure is strictly limited in accordance with the terms set forth in the Engagement Letter.

Disclosure of Prior Relationships

Duff & Phelps has acted as financial advisor to the Independent Valuation Committee and will receive a fee for its services. No portion of Duff & Phelps' fee is contingent upon either the conclusion expressed in this Opinion or whether or not the Proposed Transaction is successfully consummated. Pursuant to the terms of the Engagement Letter, a portion of Duff & Phelps' fee is payable upon Duff & Phelps' delivery of its Opinion. Other than this engagement, during the two years preceding the date of this Opinion, Duff & Phelps has not had any material relationship with any party to the Proposed Transaction for which compensation has been received or is intended to be received, nor is any such material relationship or related compensation mutually understood to be contemplated.

Conclusion

Based upon and subject to the foregoing, Duff & Phelps is of the opinion that as of the date hereof: (i) the Per Share Consideration to be received by Cashed-out Shareholders in the Proposed Transaction is fair from a financial point of view to the Cashed-out Shareholders; (ii) the Per Share Consideration to be paid by the Company to the Cashed-out Shareholders in the Proposed Transaction is fair from a financial point of view to the Company (including its continuing shareholders); and (iii) the Per Share Consideration to be paid by the Company to the Cashed-out Shareholders in the Proposed Transaction is fair from a financial point of view the public shareholders of the Company (other than R. Philip Bixby, Walter E. Bixby, Nancy B. Hudson and their respective affiliates) who will remain shareholders after the Proposed Transaction (without giving effect to any impact of the Proposed Transaction on any particular shareholder other than in its capacity as a shareholder).

Annex B-5

Independent Valuation Committee and Board of Directors
of Kansas City Life Insurance Company

July 27, 2015
This Opinion has been approved by the Opinion Review Committee of Duff & Phelps.
Respectfully submitted,

Duff & Phelps, LLC

Annex B-6

KANSAS CITY LIFE INSURANCE COMPANY

[Missing Graphic Reference]

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints R. Philip Bixby and A. Craig Mason, Jr. as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote all of the shares of common stock of Kansas City Life Insurance Company held of record by the undersigned on October 30, 2015 at a special meeting of shareholders to be held on December 15, 2015, or any adjournment or adjournments thereof, as fully and with the same effect as the undersigned might or could do if personally present, with respect to the following business proposed by the Company to be conducted at the meeting:

1.	Proposed amendment to our articles of incorporation, subject to final action by our board of directors, to effect a 1-for-250 reverse stock split of our Common stock:

FOR	[ ]	AGAINST	[ ]	ABSTAIN	[ ]

2.
Proposed amendment to our articles of incorporation, subject to shareholder approval of proposal 1 above and final action by our board of directors, to effect a 250-for-1 forward stock split of each one share (and including each fractional share in excess of one share) of our Common stock:

FOR	[ ]	AGAINST	[ ]	ABSTAIN	[ ]

3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof by or at the direction of the Board of Directors.

A majority of said Proxies, or their substitutes, present and acting at said meeting, or any adjournment thereof (or if only one be present and acting, that one) shall have and may exercise all of the powers of all of said Proxies.  This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.  This proxy confers discretionary authority of said Proxies, or any of them or their substitutes, to vote the shares in accordance with their judgment with respect to any other matters that may properly come before said meeting or any adjournment thereof, which are not known to the Company a reasonable time before the solicitation relating to the meeting.  The undersigned hereby ratifies and confirms all that said Proxies, or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof and acknowledges receipt of the notice of said meeting and the Proxy Statement accompanying it.

PLEASE SIGN EXACTLY AS NAME APPEARS.
When shares are held by joint tenants, both should sign.  When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by president or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

________________________________________
Signature

Dated ___________________________, 2015.                              ________________________________________
Signature if held jointly

Please mark, sign, date and return this proxy promptly using the enclosed envelope.